                                                                   EXHIBIT 10.54

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                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                           THE TOP-FLITE GOLF COMPANY
                     (f/k/a SPALDING SPORTS WORLDWIDE, INC.)

                                       AND

                              CALLAWAY GOLF COMPANY

                            -------------------------

                            DATED AS OF JUNE 30, 2003

                            ------------------------

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

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
1.       Purchase and Sale..............................................................................          1
         1.1      Assets to Be Transferred..............................................................          1
         1.2      Excluded Assets.......................................................................          2
         1.3      Assumed Liabilities...................................................................          4
         1.4      Excluded Liabilities..................................................................          4
         1.5      Purchase Price; Allocation of Purchase Price..........................................          4
         1.6      Assigned Inventory Adjustment.........................................................          6
         1.7      Accounts Receivable...................................................................          8
         1.8      Closing...............................................................................         12
         1.9      Closing Deliveries by the Seller......................................................         12
         1.10     Closing Deliveries by the Purchaser...................................................         13

2.       Representations and Warranties of the Seller...................................................         13
         2.1      Due Incorporation and Authority.......................................................         13
         2.2      Subsidiaries..........................................................................         14
         2.3      No Conflicts..........................................................................         15
         2.4      Organizational Documents..............................................................         16
         2.5      Financial Statements..................................................................         16
         2.6      No Material Adverse Change............................................................         17
         2.7      Tax Matters...........................................................................         17
         2.8      Compliance with Laws..................................................................         17
         2.9      Permits...............................................................................         18
         2.10     Environmental Laws....................................................................         18
         2.11     Contracts.............................................................................         19
         2.12     Property..............................................................................         21
         2.13     Real Property.........................................................................         22
         2.14     Intellectual Property.................................................................         24
         2.15     Litigation............................................................................         25
         2.16     Brokers...............................................................................         25
         2.17     Employee Benefit Plans................................................................         25
         2.18     Labor Matters.........................................................................         27
         2.19     Insurance.............................................................................         28
         2.20     Suppliers and Customers...............................................................         28
         2.21     Interested Party Transactions.........................................................         28
         2.22     Off Balance Sheet Liabilities.........................................................         28
         2.23     All Assets............................................................................         29
         2.24     Inventory.............................................................................         29
         2.25     Receivables...........................................................................         29
         2.26     DISCLAIMER............................................................................         29

3.       Representations and Warranties of the Purchaser................................................         30
         3.1      Due Incorporation and Authority.......................................................         30

         3.2      No Conflicts..........................................................................         30
         3.3      Brokers...............................................................................         31
         3.4      Financing.............................................................................         31
         3.5      Litigation............................................................................         31
         3.6      Independent Investigation.............................................................         31

4.       Covenants and Agreements.......................................................................         31
         4.1      Conduct of Business...................................................................         31
         4.2      Confidentiality.......................................................................         34
         4.3      Expenses..............................................................................         35
         4.4      Public Announcements..................................................................         35
         4.5      Access to Information.................................................................         35
         4.6      Regulatory and Other Authorizations; Consents.........................................         36
         4.7      Further Action; Additional Assignments of Intellectual Property.......................         36
         4.8      Employee Matters......................................................................         37
         4.9      Bankruptcy Court Approval.............................................................         39
         4.10     Subsidiary Compliance.................................................................         41
         4.11     Books and Records.....................................................................         41
         4.12     Directors, Officers and Affiliates....................................................         41
         4.13     Tax Matters...........................................................................         42
         4.14     Cure Costs............................................................................         43
         4.15     Notification of Certain Matters.......................................................         43
         4.16     Title Insurance.......................................................................         43
         4.17     Name Change...........................................................................         44
         4.18     Performance by the Foreign Subsidiaries...............................................         44

5.       Conditions Precedent to the Obligation of the Purchaser........................................         44
         5.1      Representations and Warranties; Covenants.............................................         44
         5.2      No Order..............................................................................         45
         5.3      HSR Act Filing........................................................................         45
         5.4      Bankruptcy Filing.....................................................................         45
         5.5      Consents..............................................................................         45
         5.6      Closing Documents.....................................................................         45
         5.7      Releases..............................................................................         45

6.       Conditions Precedent to the Obligation of the Seller to Close..................................         45
         6.1      Representations and Warranties; Covenants.............................................         45
         6.2      No Order..............................................................................         46
         6.3      HSR Act Filing........................................................................         46
         6.4      Sale Approval Order...................................................................         46
         6.5      Closing Documents.....................................................................         46

7.       Termination of Agreement.......................................................................         46
         7.1      Termination Prior to Closing; Break-Up Fee............................................         46
         7.2      Termination Payments..................................................................         47
         7.3      Survival After Termination............................................................         48
         7.4      Waiver................................................................................         48

8.       Indemnification................................................................................         49
         8.1      Indemnification by the Seller.........................................................         49
         8.2      Seller Limitations....................................................................         49
         8.3      Indemnification by the Purchaser......................................................         50
         8.4      Purchaser's Limitations...............................................................         50
         8.5      Notice and Procedure..................................................................         51
         8.6      Remedies..............................................................................         53
         8.7      Survival of Representations; Indemnity Periods........................................         54

9.       Miscellaneous..................................................................................         54
         9.1      Certain Definitions...................................................................         54
         9.2      Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.....................         64
         9.3      Notices...............................................................................         65
         9.4      Entire Agreement......................................................................         66
         9.5      Waivers and Amendments................................................................         66
         9.6      Governing Law.........................................................................         66
         9.7      Binding Effect; Assignment............................................................         66
         9.8      Usage.................................................................................         66
         9.9      Articles and Sections.................................................................         66
         9.10     Interpretation........................................................................         66
         9.11     Severability of Provisions............................................................         67
         9.12     Counterparts..........................................................................         67
         9.13     No Third Party Beneficiaries..........................................................         67
         9.14     Bulk Transfer Law.....................................................................         67

SCHEDULES

1                 Foreign Jurisdiction Disclosure
1.1(a)            Subsidiary Assets
1.1(b)            Assumed Contracts
1.2(b)            Excluded Inventory
1.2(c)            Excluded Equipment
1.2(d)            Excluded Permits
1.2(e)            Excluded Contracts
1.2(f)            Excluded Intellectual Property
1.2(g)            Excluded Information
1.2(h)            Excluded Securities
1.5(e)            Tour Contracts
1.5(f)            Signing Bonuses
1.6(a)            Assigned Inventory
1.7(a)            Prioritization of Current Receivables
2.2               Subsidiaries
2.2(d)            Ownership Interests in Subsidiaries
2.3(b)            Seller Consents and Notices
2.5               Sporting Goods Financials
2.7               Tax Matters
2.10              Environmental Matters
2.11(a)           Material Contracts

2.11(b)           Material Contract Defaults
2.12              Liens
2.13(a)           Owned Real Property
2.13(b)           Leased Real Property
2.13(c)           Entire Premises
2.13(d)           Space Leases
2.13(e)           Improvements
2.13(f)           Certificates of Occupancy
2.13(j)           Formerly Owned and Leased Real Property
2.14              Intellectual Property
2.15              Litigation
2.17(a)           Benefit Plans
2.17(b)           Title IV Plan
2.17(d)           Welfare Benefit Coverage
2.17(i)           Severance and Bonus
2.18              Labor Matters
2.19              Insurance Policies
2.20              Suppliers and Customers
2.21              Interested Party Transactions
2.22              Off Balance Sheet Liabilities
2.23              Asset Sufficiency
4.1(b)            Conduct of Business
4.9(a)            Bidding Procedures
4.16              Title Insurance
5.5               Consents Required for Closing

EXHIBITS

Exhibit A         Form of Assignment and Assumption Agreement
Exhibit B         Form of Bill of Sale
Exhibit C         Form of Bidding Procedures Order
Exhibit D         Form of Sale Approval Order
Exhibit E         Form of Indemnity Escrow Agreement
Exhibit F         Form of Current Receivables Escrow Agreement
Exhibit G         Forms of Assignment and Assumption for Intangible Property
Exhibit H         Forms of Deed

                  ASSET PURCHASE AGREEMENT, dated as of June 30, 2003 (the "Agreement"), by and among The Top-Flite Golf Company (f/k/a Spalding Sports Worldwide, Inc.), a Delaware corporation (the "Seller"), and Callaway Golf Company or its permitted assign (the "Purchaser"). Other capitalized terms used herein shall have the respective meanings ascribed to them in Section 9.1(a).

                              W I T N E S S E T H:

                  WHEREAS, the Seller and its Subsidiaries, among other things, engage in the business of manufacturing, marketing, distributing, and selling golf balls and golf related goods, as more specifically set forth herein;

                  WHEREAS, the Purchaser desires to purchase certain assets of the Seller and to assume certain liabilities of the Seller, and the Seller desires to sell such assets to the Purchaser and to assign such liabilities to the Purchaser, all on the terms and conditions set forth in this Agreement and in accordance with Sections 105, 363 and 365 of Title 11 of the United States Code (as in effect for cases filed on the Petition Date, the "Bankruptcy Code") and other applicable provisions of the Bankruptcy Code (the "Acquisition");

                  WHEREAS, on the date hereof (the "Petition Date"), immediately prior to the execution and delivery of this Agreement, the Seller and Lisco Sports, Inc. have filed a voluntary bankruptcy petition (the "Bankruptcy Case") with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court");

                  WHEREAS, it is contemplated that the Assets will be sold pursuant to an order of the Bankruptcy Court approving such sale under Section 363 of the Bankruptcy Code, and such sale will include the assumption by the Purchaser of the Assumed Contracts under Section 365 of the Bankruptcy Code, and the terms and conditions of this Agreement; and

                  WHEREAS, the Seller desires to sell the Assets and to assign the Assumed Contracts to further its reorganization efforts and to enable it to consummate a plan of reorganization in the Bankruptcy Case.

                  NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties hereto agree as follows:

         1.       Purchase and Sale.

         1.1 Assets to Be Transferred. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Seller shall sell, assign, transfer, convey and deliver (or cause to be transferred, sold, assigned, conveyed and delivered) to the Purchaser or its designated permitted assigns, and the Purchaser or its designated permitted assigns shall purchase and assume from the Seller, all of the Seller's right, title and interest in and to all of the Seller's properties, assets, and rights of every nature, kind and description, tangible and intangible (including goodwill) used by the Seller in the conduct of the Business, wherever such properties, assets and rights are located, whether real, personal or mixed, whether accrued, contingent or otherwise, other than the Excluded Assets (such rights, title and interests in and to all such assets, properties and claims being collectively referred to herein as the "Assets"), in accordance with, and with all of the protections afforded by, Sections 363 and 365 of the Bankruptcy Code. Subject to, and only as expressly limited by, Section 1.2, the Assets shall include all of the Seller's right, title, and interest in and to the assets, properties, rights and claims described in clauses (a) through (m) below:

                  (a)      the Subsidiary Assets;

                  (b)      all Assumed Contracts;

                  (c)      all Intellectual Property;

                  (d)      all Assigned Current Receivables;

                  (e)      all Assigned Inventory;

                  (f)      all Equipment;

                  (g)      all Prepaid Expenses;

                  (h)      all Books and Records;

                  (i)      all Permits;

                  (j)      all of the Assigned Sporting Goods Rights;

                  (k) all telephone numbers, addresses (including electronic mail addresses) used by the Seller or the Subsidiaries primarily in connection with the operation or conduct of the Business;

                  (l) all goodwill arising primarily in connection with the ownership, operation or conduct of the Assets and the Business; and

                  (m) all other property and assets of the Business, moveable and immoveable, real and personal, tangible or intangible, of every kind and description and wheresoever situated, including the full benefit of all representations, warranties, guarantees, indemnities, undertakings, certificates, covenants, agreements and all security therefor received by the Seller on the purchase or other acquisition of any part of the Assets.

         1.2 Excluded Assets. Notwithstanding anything to the contrary contained in this Agreement, the following assets, properties and rights (collectively, the "Excluded Assets") shall not be included in the Assets and shall be retained by the Seller:

                  (a)      any cash, bank deposits and cash equivalents;

                  (b)      all Excluded Inventory;

                  (c)      all Excluded Equipment;

                  (d)      all Excluded Permits;

                  (e)      all Excluded Contracts;

                  (f)      all Excluded Intellectual Property;

                  (g)      the Excluded Information;

                  (h)      the Excluded Securities;

                  (i) all Retained Receivables and all causes of action relating or pertaining to such Retained Receivables;

                  (j) any insurance proceeds or other rights of the Seller under insurance policies of the Seller with respect to Claims made in respect of, and to the extent attributable to, the Business;

                  (k) all rights under all warranties, representations, and guarantees made by suppliers, manufacturers and contractors primarily in connection with the ownership, operation or conduct of the Excluded Operations;

                  (l) all telephone numbers, addresses (including electronic mail addresses) used primarily in connection with the operation or conduct of the Excluded Operations;

                  (m) all goodwill arising primarily in connection with the ownership, operation or conduct of the Excluded Operations;

                  (n) all of the Excluded ETONIC Rights and Excluded Sporting Goods Rights;

                  (o) any rights to refunds, rebates, abatements or other refunds of any Taxes with respect to any Subsidiary, the Assets or the Business;

                  (p)      the Subsidiary Stock; and

                  (q) all of the rights and claims of the Seller for avoidance actions available to the Seller under the Bankruptcy Code, of whatever kind or nature, as set forth in Sections 544 through 551 and any other applicable provisions of the Bankruptcy Code, and any related claims and actions arising under such sections by operation of law or otherwise, including any and all proceeds of the foregoing.

         1.3 Assumed Liabilities. At the Closing, the Purchaser shall assume no liability or obligation of the Seller except with respect to the Liabilities expressly set forth in this Section 1.3 (the "Assumed Liabilities"), which the Purchaser shall pay, perform and discharge in accordance with their terms (whether fixed or contingent, matured or unmatured, arising by law or by Contract or otherwise), subject to any defenses or claimed offsets asserted in good faith against the obligee to whom such liabilities or obligations are owed:

                  (a) all Liabilities resulting from the ownership, use, operation or maintenance of the Assets or the conduct of the Business by the Purchaser after the Closing;

                  (b) all Liabilities under the Assumed Contracts arising after the Closing Date;

                  (c) all Liabilities related to the Purchaser's employment of the Transferred Employees after the Closing Date;

                  (d) all Liabilities associated with the Intellectual Property arising after the Closing Date; and

                  (e)      all of the Assumed Sporting Goods Obligations.

         1.4 Excluded Liabilities. Notwithstanding anything to the contrary contained in this Agreement, the parties expressly acknowledge and agree that the Purchaser shall not assume or in any manner whatsoever be liable or responsible for any Liability of the Seller, or any predecessors or Affiliates of the Seller, or any of their Representatives or any Claim against any and all of the foregoing, whether matured or unmatured, known or unknown, contingent or absolute, direct or indirect, whensoever incurred, whether or not related to the Business, other than Assumed Liabilities. All such Liabilities other than Assumed Liabilities are collectively referred to as the "Excluded Liabilities."

         1.5      Purchase Price; Allocation of Purchase Price.

                  (a) Subject to the terms and conditions hereof, in reliance upon the representations and warranties of the Seller and the covenants of the Seller herein set forth, and as consideration for the sale and purchase of the Assets, at the Closing, the Purchaser shall assume the Assumed Liabilities and shall tender the Purchase Price. On the Closing Date, the "Purchase Price" shall be the sum of: (i) the Closing Cash Payment (defined in subparagraph (b) below); plus (ii) the Indemnity Deposit; plus (iii) the Current Receivables Deposit; plus (iv) the aggregate Straddle Period Accruals; plus (v) the Signing Bonuses. The Purchase Price shall be adjusted after the Closing Date if, and to the extent, that (x) the Purchaser is required to remit to the Seller an amount in cash pursuant to Section 1.6(d) or (y) the Purchaser is entitled to an amount in cash from the Current Receivables Deposit pursuant to Section 1.6(d).

                  (b) The Closing Cash Payment shall be paid by the Purchaser to the Seller at the Closing as provided in Section 1.10(a). The "Closing Cash Payment" shall initially be ONE HUNDRED TWENTY FIVE MILLION DOLLARS ($125,000,000) minus the sum of: (i) the Indemnity Deposit; plus (ii) the Current Receivables Deposit; plus (iii) the aggregate Straddle Period Accruals; plus (iv) the Signing Bonuses. The amount of the Closing Cash Payment required to be paid by the Purchaser to the Seller at the Closing shall be reduced, if necessary, in accordance with Section 1.6(a).

                  (c) The Indemnity Deposit shall be delivered by the Purchaser to the Escrow Agent as provided in Section 1.10(b) and shall be held and disbursed by the Escrow Agent in accordance with the terms and conditions of the Indemnity Escrow Agreement.

                  (d) The Current Receivables Deposit shall be delivered by the Purchaser to the Escrow Agent as provided in Section 1.10(c) and shall be held and disbursed by the Escrow Agent in accordance with the terms and conditions of the Current Receivables Escrow Agreement.

                  (e) The parties acknowledge that certain payments are required to be made pursuant to the Assumed Contracts listed on Schedule 1.5(e) hereto (the "Tour Contracts"). All required payments earned under the Tour Contracts prior to the Closing Date and not yet paid by the Seller, including, without limitation, win bonuses and the pro rata portion of any base compensation (the "Straddle Period Accruals") shall be (i) treated as an offset against the Purchase Price and (ii) included in the calculation of the Purchase Price and the Closing Cash Payment in the manner set forth above. Any Straddle Period Accruals earned as of the Closing Date shall be paid by the Purchaser. Any year end bonuses, including bonuses based on money list standings (the "Year End Bonuses"), shall be prorated based on the period of time prior to and after the Closing. The Seller shall be responsible for the portion of Year End Bonuses earned prior to the Closing and the Purchaser shall be responsible for the portion of Year End Bonuses earned after the Closing. The Purchaser shall pay the Year End Bonuses and shall immediately be reimbursed from the Indemnity Deposit for the payments relating to Year End Bonuses (without giving effect to the Purchaser Recovery Threshold) in an amount equal to the aggregate amount of Year End Bonuses paid by the Purchaser multiplied by a fraction, the numerator of which is the number of days between (and including) January 1, 2003 and the Closing Date, and the denominator of which is 365.

                  (f) The Signing Bonuses shall be paid by the Purchaser promptly after the Closing to the Transferred Employees set forth on Schedule 1.5(f).

                  (g) The Purchaser shall prepare an allocation of the Purchase Price (and all other capitalized costs) among the Assets in accordance with Code ss.1060 and the Treasury regulations thereunder (and any similar provision of state, local or foreign law, as appropriate), which allocation shall be mutually agreed upon by the Seller and the Purchaser. The Purchaser shall deliver such allocation to the Seller within sixty (60) days after the Final Adjustment Date. If the Seller and the Purchaser are unable to agree on such allocation within thirty (30) days after delivery by the Purchaser to the Seller of such allocation, they shall immediately, upon the expiration of such 30-day period, refer their remaining differences to the Independent Accountants, who shall determine such allocation among the Assets. The Purchaser and the Seller and their respective Affiliates shall report, act and file Tax Returns (including, but not limited to Internal Revenue Service Form 8594) in all respects and for all purposes consistent with such allocation prepared by the Purchaser and reasonably consented to by the Seller. The Seller shall timely and properly prepare, execute, file and deliver all such documents, forms and other information as the Purchaser may reasonably request to prepare such allocation. Neither the Purchaser nor the Seller shall take any position (whether in audits, tax returns or otherwise) which is inconsistent with such allocation except pursuant to Requirements of Law.

         1.6      Assigned Inventory Adjustment.

                  (a) Not later than five (5) Business Days preceding the Closing Date, the Seller shall in good faith prepare, or cause to be prepared, and deliver to the Purchaser a certificate signed by the chief financial officer (or such other Person serving in a similar capacity) of the Seller setting forth its estimate of the Deemed Closing Date Inventory Value of the Assigned Inventory (expressed in United States dollars) as of the close of business on the Closing Date (the "Target Inventory") without giving effect to the consummation of any of the transactions contemplated hereby (the "Target Inventory Statement"). On the Closing Date, the Closing Cash Payment shall be adjusted as follows: (i) if the amount of the Target Inventory set forth in the Target Inventory Statement plus the Deemed Closing Date A/R Value of the Assigned Current Receivables is equal to or greater than $90,000,000, there shall be no adjustment to the Closing Cash Payment based on the amount of the Target Inventory and the Assigned Current Receivables; and (ii) if the amount of the Target Inventory set forth in the Target Inventory Statement plus the Deemed Closing Date A/R Value of the Assigned Current Receivables is less than $90,000,000, the Purchaser shall reduce the Closing Cash Payment (and, accordingly, the amount paid at Closing) by the amount of such deficiency. If the Target Inventory exceeds $43,650,000, it shall be deemed for purposes of this Section 1.6(a) to equal $43,650,000 notwithstanding such excess. The Seller shall cause there to be sufficient Inventory as of the Closing Date so that the Deemed Closing Date Inventory Value is at least $33,950,000.

                  (b) As soon as practicable, but in no event later than thirty (30) days following the Closing, the Purchaser shall in good faith prepare, or cause to be prepared, and deliver to the Seller a certificate signed by the chief financial officer of the Purchaser setting forth its determination of the Deemed Closing Date Inventory Value of Assigned Inventory (expressed in United States dollars) as of the close of business on the Closing Date (the "Closing Inventory") but without giving effect to the consummation of any of the transactions contemplated hereby (the "Closing Date Statement").

                  (c) The Seller shall, within thirty (30) calendar days after the delivery by the Purchaser of the Closing Date Statement, complete its review of the Closing Date Statement and the Closing Inventory reflected thereon. In the event that the Seller disagrees with the Closing Date Statement, the Seller shall inform the Purchaser in writing (the "Objection") on or before the last day of such thirty (30) calendar day period, setting forth a description in reasonable detail of the basis of its objection(s) and the adjustments to the Closing Date Statement and the Closing Inventory reflected thereon which the Seller believes should be made; provided, that, no Objection may be made by the Seller if the amount of Closing Inventory reflected on the Closing Date Statement is within $100,000 of the amount that the Seller reasonably believes in good faith to be the actual Closing Inventory amount. Until the Final Adjustment Date (as defined below), each party and its Representatives will be afforded reasonable access to the Business' books, records and personnel during normal business hours, for the purposes of preparing, evaluating and resolving disputes regarding the Closing Date Statement and the Closing Inventory reflected thereon. Upon receipt of the Objection, the Purchaser shall have ten (10) Business Days to review and respond in writing to the Objection (and failure to do so will be deemed an acceptance by the Purchaser of the adjustments set forth in the Objection). During such ten
(10) Business Day review period and, if the response referred to in the foregoing sentence is timely delivered, during the subsequent ten (10) calendar day period the parties shall seek in good faith to resolve any differences which they may have with respect to the matters specified in the Objection. If the Purchaser and the Seller are unable to resolve all of their differences with respect to the Objection within the ten (10) calendar day period following completion of the Purchaser's review of the Objection, they shall immediately upon the expiration of such ten (10) calendar day period refer their remaining differences to the Independent Accountants, who shall determine on the basis of the standards set forth in the definition of Deemed Closing Date Inventory Value, and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Closing Date Statement and the Closing Inventory reflected thereon require adjustment. The parties shall instruct the Independent Accountants to deliver a written determination to the Purchaser and the Seller no later than the 20th calendar day after the Objection (or the unresolved portion thereof) is referred to the Independent Accountants. The Purchaser and the Seller will furnish to the Independent Accountants such work papers and other documents and information relating to the Objection as the Independent Accountants may reasonably request and the Purchaser and the Seller will be afforded the opportunity to present to the Independent Accountants any material relating to the determination and to discuss the determination with the Independent Accountants (provided that there shall be no ex parte conversations or meetings). The Independent Accountants shall act as an arbitrator for purposes of resolving the Objection, and not as an expert. The Independent Accountants will be required to enter into a customary engagement letter. The determination by the Independent Accountants will be binding and conclusive on the parties for all purposes. The Independent Accountants shall address only those issues in dispute, and may not assign a value to any item greater than the greatest value for such item claimed by either party or lower than the lowest value claimed by either party. Half of the fees and expenses of the Independent Accountants shall be borne by the Seller, on the one hand, and the other half shall be borne by the Purchaser, on the other hand. The "Final Closing Date Statement" shall be (i) the Closing Date Statement in the event that (x) no Objection is delivered to the Purchaser during the thirty (30) calendar day period specified above in this Section 1.6(c) for making Objections or (y) the Seller and the Purchaser so agree, (ii) the Closing Date Statement, adjusted in accordance with the Objection, in the event

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                                                                               8

that the Purchaser does not respond to the Objection within the ten (10) Business Day period following receipt by the Purchaser of the Objection or agrees with the Objection, or (iii) the Closing Date Statement, as adjusted by either (x) the agreement of the Seller and the Purchaser or (y) the Independent Accountants.

                  (d) On the date the Final Closing Date Statement is issued (such date being the "Final Adjustment Date"), the Purchase Price shall be adjusted as follows: (i) if the amount of Closing Inventory set forth in the Final Closing Date Statement is equal to the Target Inventory there shall be no adjustment to the Purchase Price based on the amount of the Closing Inventory;
(ii) if the amount of the Closing Inventory set forth in the Final Closing Date Statement is greater than the Target Inventory, the Purchaser shall pay the Seller the amount of such excess; provided, that, if the Closing Inventory exceeds $43,650,000, it shall be deemed for purposes of this clause (ii) to equal $43,650,000 notwithstanding such excess; and (iii) if the amount of the Closing Inventory set forth in the Final Closing Date Statement is less than both the Target Inventory and $43,650,000 (the "Seller's Inventory Deficiency"), the excess (x) of the lesser of (1) the Target Inventory (without giving effect to the last sentence of Section 1.6(a)) and (2) $43,650,000 over (y) the Closing Inventory shall be paid to the Purchaser from the Indemnity Deposit (without giving effect to the Purchaser Recovery Threshold) up to a maximum of such Indemnity Deposit in immediately available funds in accordance with the terms of the Indemnity Escrow Agreement. The Purchaser acknowledges and agrees that the Indemnity Deposit is the sole source of funding to satisfy the Seller's Inventory Deficiency and under no circumstances shall the Purchaser be entitled to any amount of the Seller's Inventory Deficiency which exceeds the Indemnity Deposit.

                  (e) Any payments required under Section 1.6(d) shall (i) bear interest at the Discount Rate (the "Applicable Interest") and shall accrue from the Closing Date to, and including, the date such payment is actually made and (ii) be made within five (5) Business Days after the Final Adjustment Date by wire transfer of immediately available funds to an account specified by the Seller or the Purchaser, as applicable.

                  (f) In the event that Ernst & Young LLP, refuses to be retained as the Independent Accountant for purposes of Section 1.6(c), the Purchaser and the Seller (or, if the Purchaser and the Seller are unable to so agree within ten (10) Business Days of Ernst & Young LLP refusing to be so retained, the Purchaser's and the Seller's respective independent accounting firms) shall jointly select another independent accounting firm of recognized national standing, which firm shall be deemed to be the "Independent Accountants" for purposes of Section 1.6(c).

         1.7      Accounts Receivable.

                  (a)      Assigned Current Receivables.

                           (i) The Purchaser shall purchase from the Seller Current Receivables having a Deemed Closing Date A/R Value equal to the excess of $90,000,000 over the Target Inventory (such excess, the "Assigned A/R Value" and such purchased Current Receivables, the "Assigned Current Receivables").

         To the extent, if any, that the Deemed Closing Date A/R Value of the Current Receivables exceeds the Assigned A/R Value (such excess, the "Retained A/R Value"), the Seller shall retain the Current Receivables having a Deemed Closing Date A/R Value equal to the Retained A/R Value. In the event that there is Retained A/R Value, the Seller shall retain all Current Receivables from the customers of the Seller set forth on
         Schedule 1.7(a), in the order (from top down) set forth on Schedule 1.7(a) until the Deemed Closing Date A/R Value of such retained Current Receivables equals the Retained A/R Value (such retained Current Receivables, the "Retained Current Receivables"). If the allocation of a Current Receivable pursuant to the immediately preceding sentence would result in:

                                    (A)      a customer's Current Receivable
         being divided between the Seller and the Purchaser, the Seller shall retain the least current portion of the Current Receivable of the customer and the Seller's portion of the proceeds thereof shall be paid in accordance with Section 1.7(b) below; or

                                    (B)      a single invoice of such Current
         Receivables being divided between the Seller and the Purchaser, such invoice shall be so divided and the Seller's portion of the proceeds thereof shall be paid in accordance with Section 1.7(b) below.

                           (ii) An amount equal to the Current Receivables Deposit shall be delivered to the Escrow Agent pursuant to Section 1.10(c) herein and held, in accordance with the Current Receivables Escrow Agreement, for a period not to exceed 180 days after the Closing Date; provided that no portion of the Current Receivables Deposit shall be released from the Current Receivables Escrow Agreement prior to the expiration of the period in which the Purchaser is entitled to make an election pursuant to subparagraph (iii) below.

                           (iii) The Purchaser shall: (A) use commercially reasonable efforts and, in any event, no less effort than the Purchaser uses to collect its own accounts receivable when collecting the Assigned Current Receivables and (B) not settle, modify or compromise any Assigned Current Receivable without the prior consent of the Seller. In the event that the Purchaser requests that the Seller consent to a settlement, modification or compromise of an Assigned Current Receivable, the Seller agrees to respond to such request within five (5) Business Days after such request is received by the Seller. If on the 181st day after the Closing Date there are Assigned Current Receivables which remain uncollected, the Purchaser may elect, in its sole discretion on an account-by-account basis, within five (5) Business Days after such 181st day to either (x) assign such uncollected Assigned Current Receivables to the Seller and deduct an amount equal to the Deemed Closing Date A/R Value of such uncollected Assigned Current Receivables (the "Current Receivables Deficiency") from the Current Receivables Deposit, (y) continue to collect such uncollected Assigned Current Receivables without any deduction from the Current Receivables Deposit or (z) any combination of clauses (x) and
         (y); provided, that the Purchaser shall be permitted to recover the Current Receivables Deficiency only to the extent that it is equal to or less than, as the case may be, the Current Receivables Deposit. If the Purchaser fails to provide notice of its election on or prior to the fifth Business Day after such 181st day, it will be deemed to have irrevocably elected to proceed in accordance with clause (x) of the preceding sentence. If the Purchaser elects to proceed with clause (x) or (z) above, then it shall execute and deliver, concurrently with the release of funds from the Current Receivables Deposit, an instrument of transfer substantially in the form of the Bill of Sale and transfer such Current Receivables to the Seller free and clear of all Liens. Any remaining balance of the Current Receivables Deposit, after giving effect to this Section 1.7(a), shall be paid to the Seller in accordance with the Current Receivables Escrow Agreement. The Purchaser acknowledges and agrees that the Current Receivables Deposit is the sole source of funding to satisfy the Current Receivables Deficiency and under no circumstances shall the Purchaser be entitled to any amount of the Current Receivables Deficiency which exceeds the Current Receivables Deposit.

                           (iv) Not later than five (5) Business Days preceding the Closing Date, the Seller shall in good faith prepare, or cause to be prepared, and deliver to the Purchaser a certificate signed by the Chief Financial Officer (or such other Person serving in a similar capacity) of the Seller setting forth a reconciliation between the Deemed Closing Date A/R Value of the Assigned Current Receivables and the Deemed Closing Date A/R Value of the Assigned Current Receivables less the amount of "A&P" (which pertains solely to co-op advertising and other similar promotional items that are generally dilutive to such Assigned Current Receivables and which shall be determined on the same basis as "A&P" is determined in the Financial Statements) as of the Closing Date that are deductible from the Assigned Current Receivables (the "A/R Reconciliation"). If the A/R Reconciliation, as determined by the Seller and the Purchaser, is greater than $100,000, (A) the Current Receivables Deposit shall be increased by an amount in cash equal to the A/R Reconciliation and (B) the Closing Cash Payment shall be correspondingly reduced in accordance with Section 1.5(b).

                  (b)      Retained Receivables.

                           (i) The Purchaser shall collect, on behalf of and for the account of the Seller, all Retained Current Receivables for a period of 180 days after the Closing Date (the "Collection Period"). In collecting such Retained Current Receivables, the Purchaser shall:
         (A) use commercially reasonable efforts and, in any event, no less effort that the Purchaser uses to collect its own accounts receivable;
         (B) shall not interfere with or prejudice the payment or collection of such Retained Current Receivables; and (C) not settle, modify or compromise any Retained Current Receivable without the prior consent of the Seller. In the event that the Purchaser requests that the Seller consent to a settlement, modification or compromise of a Retained Current Receivable, the Seller agrees to respond to such request within five (5) Business Days after such request is received by the Seller. As compensation for collecting such Retained

         Current Receivables, the Seller shall pay to the Purchaser a collection fee equal to 2% of the payments collected by the Purchaser on Retained Current Receivables (the "Collection Fee").

                           (ii) The Purchaser shall remit to the Seller on a bi-weekly basis: (A) all payments received by the Purchaser on Retained Current Receivables less the Collection Fee and (B) a reasonably detailed accounting of the Retained Current Receivables as of such date, which shall include the amount received, the Retained Current Receivables as to which such payment was received and the Retained Current Receivables outstanding. During the Collection Period, upon reasonable notice, the Purchaser shall afford the Seller reasonable access, during normal business hours, to the books and records of the Purchaser relating to the Retained Current Receivables. The Seller may, in its sole discretion, elect to have a Representative of the Seller present at the Purchaser's offices during normal business hours to monitor the collection by the Purchaser of the Retained Current Receivables.

                           (iii) All records and other information regarding the Retained Current Receivables not collected by the Purchaser during the Collection Period shall be provided to the Seller on the 181st day after the Closing Date. The Seller may elect, in its sole discretion, to notify the Purchaser at any time during the Collection Period of its desire to collect on an account-by-account basis any or all Retained Current Receivables. Upon receipt of such notification, the Purchaser shall immediately terminate its efforts to collect the designated Retained Current Receivables and provide, with regard to such uncollected Retained Current Receivables, all records and other information. The Purchaser acknowledges and agrees that it is not entitled to the Collection Fee for any Retained Current Receivable collected by the Seller nor for any uncollected Retained Current Receivable.

                  (c) Unidentified Accounts Receivables. In the event that the Purchaser receives a payment from a third party that, pursuant to the terms of this Agreement, should have been paid to the Seller or the Foreign Subsidiaries, the Purchaser agrees to promptly remit such payment to the Seller. In the event that the Seller or the Foreign Subsidiaries receive a payment from a third party that, pursuant to the terms hereof, should have been paid to the Purchaser, the Seller agrees to promptly remit such payment to the Purchaser. If any party fails to forward payments to which another party is entitled, such party shall be entitled to make a claim for indemnification pursuant to Article VIII hereof, which claim shall not be subject to the Purchaser Recovery Threshold or the Seller Recovery Threshold, as the case may be. In the event that any party receives an unidentified payment from a customer, the recipient shall inquire of the customer as to the application thereof and, lacking a response, shall work closely and cooperatively with the other party to determine how the payment shall be applied. If the parties are unable to make such a determination, the payment shall be applied on a pro rata basis to the outstanding invoices of that customer.

                  (d) Returns. The Purchaser shall accept all goods sold by each of the Seller and the Foreign Subsidiaries prior to the Closing and returned to the Purchaser (the "Returned Goods"). For any Returned Goods returned to the Purchaser after the Closing Date and for which a customer took an allowance or credit on an Assigned Current Receivable, upon the Purchaser's receipt of such Returned Goods, the Purchaser shall be entitled to be reimbursed from the Current Receivables Deposit on the 181st day after the Closing Date for the excess of such allowance or credit taken by a customer, if any, over the value of the Returned Goods, which shall be determined in the same manner as set forth in the definition of Deemed Closing Date Inventory Value. For any Returned Goods returned to the Purchaser after the Closing Date and for which a customer took an allowance or a credit on a Retained Receivable, upon the Purchaser's receipt of such Returned Goods, the Purchaser shall pay the Seller the value of such Returned Goods, which shall be determined in the same manner as set forth in the definition of Deemed Closing Date Inventory Value.

         1.8 Closing. Subject to the terms and conditions of this Agreement and the Sale Approval Order, the sale and purchase of the Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York at 10:00 A.M., New York time, on the third (3rd) Business Day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Sections 5 and 6 (other than those conditions which by their nature can only be satisfied at the Closing), or at such other place or at such other time or on such other date as the Seller and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

         1.9 Closing Deliveries by the Seller. At the Closing, unless otherwise waived in writing by the Purchaser, the Seller shall deliver or cause to be delivered to the Purchaser:

                  (a) duly executed Bills of Sale to transfer the Assets which are tangible property to the Purchaser (or its permitted assign) free and clear of all Encumbrances, other than Permitted Encumbrances, or evidence such transfer on the public records;

                  (b) duly executed Assignments of Intangible Property substantially in the form of Exhibit G to transfer the Assets which are intangible property to the Purchaser (or its permitted assign) free and clear of all Encumbrances, other than Permitted Encumbrances, or evidence such transfer on the public records;

                  (c)      executed counterparts of the Indemnity Escrow
Agreement;

                  (d) executed counterparts of the Current Receivables Escrow Agreement;

                  (e) executed counterparts of the Assignment and Assumption Agreement;

                  (f) duly executed and acknowledged deeds, in substantially the form of Exhibit H hereto, conveying each Owned Real Property to the Purchaser free and clear of all Encumbrances, other than Permitted Encumbrances;

                  (g)      a receipt for the Closing Cash Payment; and

                  (h) a certificate signed by the Chief Financial Officer (or such other Person serving in a similar capacity) of the Seller setting forth the aggregate Straddle Period Accruals as of the Closing Date.

         1.10 Closing Deliveries by the Purchaser. At the Closing, unless otherwise waived in writing by the Seller, the Purchaser shall deliver or cause to be delivered to the Seller (or the Escrow Agent where required):

                  (a) an amount equal to the Closing Cash Payment by wire transfer of immediately available funds to account (or accounts) designated by the Seller at least two (2) Business Days prior to the Closing Date;

                  (b) an amount in cash equal to the Indemnity Deposit by wire transfer of immediately available funds to the Escrow Agent in accordance with the Indemnity Escrow Agreement;

                  (c) an amount in cash equal to the Current Receivables Deposit by wire transfer of immediately available funds to the Escrow Agent in accordance with the Current Receivables Escrow Agreement;

                  (d)      executed counterparts of the Indemnity Escrow
Agreement;

                  (e) executed counterparts of the Current Receivables Escrow Agreement; and

                  (f) executed counterparts of the Assignment and Assumption Agreement.

         2. Representations and Warranties of the Seller. Except as set forth in the schedules to this Agreement (the "Schedules") delivered by the Seller on the date hereof, each of which Schedule shall specify the section to which such Schedule relates and shall be deemed to qualify such section and any section to which such exception or disclosure is reasonably apparent, the Seller represents and warrants to the Purchaser on the date hereof, that:

         2.1 Due Incorporation and Authority. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller is licensed, registered, qualified or admitted to do business in each material jurisdiction in which the ownership, use or leasing of any of the Seller's assets or properties or the conduct or nature of the Business makes such licensing, qualification, or admission necessary. The Seller has all requisite corporate power and authority to own, lease and operate its material properties and to carry on its business as now being conducted. Subject to the entry of the Sale Approval Order, (a) the Seller has all requisite corporate power and authority to enter into this Agreement, carry out its obligations hereunder and consummate the transactions contemplated hereby and (b) the execution and delivery by the Seller of this Agreement, the performance by the Seller of its respective obligations hereunder and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Seller and no other corporate proceedings on the part of the Seller are necessary to authorize the execution and delivery of this Agreement or to consummate the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller, and, upon entry of the Sale Approval Order (assuming the due authorization, execution and delivery of this Agreement by the Purchaser), this Agreement constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         2.2      Subsidiaries.

                  (a) Schedule 2.2 sets forth the name and jurisdiction of organization of each corporation, limited liability company, or other entity (each, a "Subsidiary," and collectively, the "Subsidiaries") in which the Seller directly or indirectly owns or has the power to vote shares of any capital stock or other ownership interests having voting power to elect a majority of the directors of such corporation or other Persons performing similar functions for such entity, as the case may be. Except for the Excluded Securities and as set forth on Schedule 2.2(d), the Seller does not directly or indirectly own any interest in any other Person.

                  (b) Each of the Subsidiaries is duly organized, validly existing and (to the extent the concept of good standing exists in the applicable jurisdiction) in good standing under the laws of its jurisdiction of organization. Each of the Subsidiaries has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power and authority would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                  (c) Each Subsidiary is duly qualified or licensed to do business in all other jurisdictions where such Subsidiary currently conducts business that requires such qualification or licensing, except where the failure to so qualify or be licensed would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                  (d) The authorized and issued shares of capital stock or other ownership interests of each of the Subsidiaries are set forth on Schedule 2.2(d). All of the issued and outstanding capital stock and other ownership interests of each of the Subsidiaries is owned by the Seller, free and clear of any Encumbrance, except for Liens that shall be released at or prior to the Closing. All of the outstanding shares of capital stock of each of the Subsidiaries are duly authorized and validly issued, fully paid and nonassessable. No other class of capital stock or other ownership interests of any of the Subsidiaries is authorized or outstanding.

                  (e) Other than as set forth above, there are no securities, options, warrants, calls, rights, commitments, Contracts, arrangements or undertakings of any kind to which any of the Subsidiaries is a party or by which any of them is bound or affected obligating any of its Subsidiaries to issue, deliver or sell, or redeem, repurchase, acquire or pay for or cause to be issued, delivered or sold, or redeemed, repurchased, acquired or paid for additional shares of capital stock, equity interests or other voting securities of any of the Subsidiaries, or obligating any of the Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right commitment, Contract, arrangement or undertaking.

         2.3 No Conflicts. Subject only to the entry of the Sale Approval Order, the execution and delivery by the Seller of this Agreement, the consummation of the transactions contemplated hereby, and the performance by the Seller of this Agreement in accordance with its terms will not:

                  (a) violate the certificate of incorporation or by-laws (or comparable instruments) of the Seller or any of the Subsidiaries;

                  (b) require the Seller to obtain any consents, approvals, authorizations or actions of, or make any filings with or give any notices to, any Governmental Bodies or any other Person, except for (i) the notification requirements of the HSR Act (and any foreign counterparts thereof), (ii) as set forth on Schedule 2.3(b) (the "Seller Consents and Notices"), or (iii) consents, approvals, or authorizations of, or declarations or filings with, the Bankruptcy Court;

                  (c) if the Seller Consents and Notices are obtained or made, violate or result in the breach of any of the terms and conditions of, cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both, constitute) a default under, any Material Contract or Assumed Contract, or result in the creation of any Encumbrance upon any of the properties of the Seller or any of the Subsidiaries pursuant to the terms of any Material Contract or Assumed Contract; or

                  (d) violate any Requirement of Law to which the Seller or any of the Subsidiaries or any of their respective assets or properties are subject.

provided, however, that the Seller makes no representations or warranties in this Section 2.3 with respect to Environmental Laws, which are specifically and exclusively addressed in Section 2.10; and provided, further, that each of the cases set forth in clauses (b) through (d) above is subject to exceptions that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         2.4 Organizational Documents. The Seller has previously made available to the Purchaser true, accurate, and complete copies of the certificate of incorporation and bylaws, or comparable instruments, of each of the Subsidiaries as in effect on the date hereof. None of the Subsidiaries is in violation of its certificate of incorporation, bylaws or other similar organizational document.

         2.5      Financial Statements.

                  (a) The audited balance sheet of SHC, Inc. and its consolidated subsidiaries, including the Seller and the Subsidiaries, as of December 31, 2001, the audited statements of income and cash flows of SHC, Inc. and its consolidated subsidiaries, including the Seller and the Subsidiaries, for each of the fiscal years ended December 31, 2000 and 2001, the unaudited balance sheet of SHC, Inc. and its consolidated subsidiaries, including the Seller and the Subsidiaries, as of December 31, 2002 and March 31, 2003, and the unaudited statements of income of SHC, Inc. and its consolidated subsidiaries, including the Seller and the Subsidiaries, for the year ended December 31, 2002 and the three months ended March 31, 2003 (in each case, including the notes thereto, if any , the "SHC Financial Statements"), copies of which have been delivered to the Purchaser, are true, complete and accurate in all material respects and fairly present in all material respects the financial position and results of operations of SHC, Inc. and its consolidated subsidiaries, including the Seller and the Subsidiaries, as of their respective date, and the income and cash flows of SHC, Inc. and its consolidated subsidiaries, including the Seller and the Subsidiaries, for the periods covered thereby (except in the case of the unaudited financial statements, for normal, year-end audit adjustments and the absence of footnotes). The SHC Financial Statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods covered, except as indicated in any notes thereto. Unaudited summary income statement information containing the line items listed on Schedule 2.5 of the Sporting Goods Business for the 12-month period ended December 31, 2002 (the "Sporting Goods Financials") has been provided to the Purchaser and has been prepared in accordance with the books of account and other financial records of the Sporting Goods Business. The Sporting Goods Financials have been prepared in accordance with GAAP applied on a consistent basis, are true, complete and accurate in all material respects with respect to the line items set forth therein and fairly present in all material respects the financial results of operations of the Sporting Goods Business, to the extent set forth in such line items and without giving affect to any other matters including those relating to allocations for selling, general and administrative expenses of the Sporting Goods Business for the year December 31, 2002. Except as disclosed in the SHC Financial Statements, neither SHC, Inc. nor its consolidated subsidiaries, including the Seller and the Subsidiaries, has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise that would be required by GAAP to be reflected in the SHC Financial Statements, other than liabilities and obligations incurred since March 31, 2003, in the ordinary course of business consistent with past practices and other than liabilities and obligations in connection with sales of the ETONIC Business and the Sporting Goods Business. The SHC Financial Statements and the Sporting Goods Financials are collectively referred to herein as the "Financial Statements."

         2.6 No Material Adverse Change. Except (a) as contemplated by this Agreement, the filing and prosecution of the Bankruptcy Case and the operation of the Business in bankruptcy pursuant to the Bankruptcy Case, (b) as disclosed in the Financial Statements, and (c) for sale of the ETONIC Business and the sale of the Sporting Goods Business, since March 31, 2003, there has not been:
(i) any damage, destruction or loss, whether or not covered by insurance, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the shares of the Subsidiary Stock; (iii) any change, occurrence or circumstance in the financial condition, business, results of operations, properties or assets of the Seller or any of Subsidiaries that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; or (iv) except as required by GAAP, any change by SHC, Inc., the Seller, or any Subsidiary in its respective accounting principles, practices, or methods.

         2.7      Tax Matters. Except as otherwise set forth on Schedule 2.7:

                  (a) all material Tax Returns required to be filed with respect to each of the Seller and the Subsidiaries have been filed in a timely manner (within any applicable extensions of time) through the date of this Agreement, and all Taxes shown on such Tax Returns have been timely paid, except for Taxes that are being contested in good faith and for payment of which adequate reserves will have been set up as of the Closing Date;

                  (b) there are no waivers or arrangements extending the statutory period of limitations applicable to any Claim for Taxes due from or with respect to the Seller or any of the Subsidiaries for any taxable period;

                  (c) to the Seller's Knowledge, (A) the Tax Returns of the Seller and the Subsidiaries are not currently under audit or examination by the IRS and (B) no audit or other proceeding by any court, governmental or regulatory authority or similar authority is pending, and neither the Seller nor any of the Subsidiaries has received any written notification that such an audit or proceeding may be commenced, with respect to any Taxes due from the Seller or any of the Subsidiaries; and

                  (d) each of the Seller and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

         2.8 Compliance with Laws. Neither the Seller nor any of the Subsidiaries is in violation of any domestic, foreign, federal, state or local statute, law, rule, regulation, order, writ, ordinance, judgment, governmental directive, injunction, decree or other requirement of any Governmental Body ("Requirement of Law"), which violation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; provided, however, that the Seller makes no representations or warranties in this Section
2.8 with respect to Tax laws, Environmental Laws or ERISA and employee benefit and labor laws, which are specifically and exclusively addressed in Sections 2.7, 2.10, 2.17 and 2.18, respectively.

         2.9 Permits. Each of the Seller and the Subsidiaries has all material licenses, franchises, permits, variances, exemptions, orders, approvals, and authorizations of such Governmental Bodies as are necessary for the lawful conduct of the Business (collectively, "Permits"). The Seller and each of the Subsidiaries is in compliance with the terms of the Permits held by it and such Permits are valid and in full force and effect and will not be terminated in whole or in part as a result of the transactions contemplated by this Agreement, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         2.10     Environmental Laws.

                  (a) The term "Environmental Law" means all applicable Requirements of Law relating to: (i) the protection, investigation or restoration of the environment or natural resources; (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Material; or
(iii) noise, odor, wetlands, pollution or contamination.

                  (b) The term "Hazardous Material" means any material or substance: (i) the presence of which requires Remediation or, solely on account of its presence, investigation under any Environmental Law; (ii) the generation, storage, treatment, release, emission, transportation, disposal, Remediation, removal, handling or management of which is regulated by any Environmental Law;
(iii) that is defined as a "solid waste," "pollutant or contaminant," "hazardous waste" or "hazardous substance" under any Environmental Law; (iv) that contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyl
(PCBs) or asbestos; (v) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic or otherwise hazardous and is regulated by any Governmental Body having or asserting jurisdiction over the Seller or the Business; or (vi) that is regulated by any Governmental Body having or asserting jurisdiction over workplace hazards.

                  (c) The term "Remediation" means any investigation, monitoring, clean-up, containment, remediation, mitigation, removal, disposal or treatment of Hazardous Materials, including without limitation the preparation and implementation of any work plans and the obtaining of authorizations, approvals and permits from Governmental Authorities with respect thereto.

                  (d) Except as set forth on Schedule 2.10, the Seller and its Subsidiaries have obtained all material approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of all Governmental Bodies, or from any other Person, that are required under any Environmental Law ("Environmental Permits").

                  (e) Except as set forth on Schedule 2.10, the Seller and its Subsidiaries are and have been since January 1, 2001 in substantial compliance with all material terms and conditions of all Environmental Permits that are used in the Business or that relate to the Seller or the Assets, and all other material limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws.

                  (f) Except as set forth on Schedule 2.10, there have been and are no material events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Seller, the Subsidiaries, the Business, the Assets, the Owned Real Property, the Leased Real Property, or the Formerly Owned and Leased Real Property that violate any Environmental Law, or that have given rise to any Liability under any Environmental Law (including, without limitation, any Hazardous Materials which have been released, disposed of, emitted, treated, stored, generated, placed, deposited, discharged, or spilled at, upon or under any facility ever owned, operated or leased by the Seller or its Subsidiaries, or any facility to which the Seller or the Subsidiaries have sent any Hazardous Material), or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any Hazardous Material or resulting from exposure to workplace hazards.

                  (g) Except as set forth on Schedule 2.10, the Seller and its Subsidiaries have not, as of the date hereof, received any written notice, claim, subpoena, or summons, or been threatened in writing with any notice, claim, subpoena, or summons, from any Person, including without limitation any Governmental Body, alleging (a) any material Liability of the Seller or its Subsidiaries under any Environmental Law or (b) any material violation by the Seller or its Subsidiaries of any Environmental Law.

         2.11     Contracts.

                  (a) Schedule 2.11(a) hereto sets forth a complete and accurate list of the material Contracts as of the date hereof to which the Seller or any of the Subsidiaries is a party or by which any of their properties is bound (collectively, "Material Contracts"):

                           (i) the Sporting Goods Sale Agreements, the ETONIC Sale Agreements, and the Contracts of the Seller or any of the Subsidiaries that constitute Excluded Assets;

                           (ii) manufacturing Contracts and Contracts for the purchase or lease of personal property with any supplier or for the furnishing of services to the Seller or any of the Subsidiaries that in each case involve payments in excess of $100,000, other than short-term purchase orders entered into in the ordinary course of business consistent with past practice;

                           (iii) broker, distributor, dealer, manufacturer's representative, reseller, agency, and sales promotion Contracts involving payments in excess of $100,000, material exclusive dealing or exclusivity agreements and any other material Contract that compensates any Person, other than employees or consultants of the Seller or any of the Subsidiaries, based on any sales by the Seller or any of the Subsidiaries;

                           (iv)     leases and subleases of Real Property;

                           (v) Contracts with any Governmental Body in an amount or having a value in excess of $100,000;

                           (vi) Contracts that contemplate or involve the performance of services or sales of products by the Seller or any of the Subsidiaries having a value in excess of $100,000 in the aggregate, which in either case are not terminable by the Seller or any of the Subsidiaries without material penalty or not more than 90 days' prior notice;

                           (vii) Contracts pursuant to which the Seller or any of the Subsidiaries has granted any exclusive marketing, manufacturing, license, sales representative, distribution, or other right to any third party;

                           (viii) Contracts with any current or former officer, director, shareholder, employee, consultant, agent or other representative or with an entity in which any of the foregoing is a controlling person of the Seller having a value in excess of $100,000;

                           (ix) Contracts for management services with any Person;

                           (x) Contracts containing covenants of the Seller or any of the Subsidiaries not to compete in any line of business or with any other Person in any geographical area or covenants of any other Person not to compete with the Seller or any of the Subsidiaries in any line of business or in any geographical area;

                           (xi) Contracts of the Seller or any Subsidiary pursuant to which the Seller or any Subsidiary received (or was entitled to receive) or paid (or was obligated to pay) more than $100,000 in the twelve (12) month period ended March 31, 2003 (provided such Contract remains in effect as of the date hereof);

                           (xii) Contracts in effect on the date of this Agreement under which the Seller or any Subsidiary is entitled to receive hereafter more than $100,000;

                           (xiii) Contracts that will be subject to default, termination, repricing or renegotiation upon the consummation of the transactions contemplated by this Agreement;

                           (xiv) Contracts of the Seller or any Subsidiary relating to, and evidences of, indebtedness for borrowed money, any mortgage, security agreement, or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset);

                           (xv) each partnership, joint venture, joint marketing or other similar Contract or arrangement to which the Seller or any Subsidiary is a party or by which it is otherwise bound;

                           (xvi) Contracts granting to the Seller or any Subsidiary any material right under or with respect to any Intellectual Property;

                           (xvii) Contracts under which the Seller or any Subsidiary grants any material right under or with respect to any Intellectual Property to another Person;

                           (xviii) each Contract that requires the Seller or any Subsidiary to grant "most favored customer" pricing to any other Person; and

                           (xix) each Contract that is otherwise material to the Seller and the Subsidiaries, taken as a whole.

                  (b) Copies of all Material Contracts have been previously delivered to or made available by the Seller for inspection by the Purchaser, and such copies are, true, complete, and correct. Subject to (i) the Bankruptcy Case (including any breaches or defaults relating to the commencement thereof and any payables that would have been paid but for the commencement thereof) and
(ii) the payment of the Cure Costs by the Seller and, except as disclosed on
Schedule 2.11(b) hereof: (A) each Material Contract is a valid and binding obligation of the Seller or the Subsidiaries and, to the Seller's Knowledge, the other parties thereto, and to the Seller's Knowledge, is in full force and effect; (B) the Seller or its Subsidiaries have performed all material obligations required to be performed by it to date under each Material Contract and is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder; and (C) to the Seller's Knowledge, each of the other parties to such Material Contracts has performed all obligations required to be performed by it as of the date hereof under such Material Contracts and is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder.

                  (c) Except as set forth on Schedule 2.11(c), the Seller has not assigned any license or distribution rights or obligations under any Contract to any other Party.

         2.12 Property. The Seller or one of the Subsidiaries (subject to the entry of, and the provision of, the Sale Approval Order) has good title, free and clear of all Encumbrances, to all of the owned properties and assets, real and personal, tangible or intangible, used in the conduct of the Business that are reflected on the Financial Statements or were acquired after January 1, 2003 except for: (i) Liens incurred in the ordinary course of business; (ii) Permitted Encumbrances; (iii) Liens that shall be released at or prior to the Closing; and (iv) Liens set forth on Schedule 2.12 hereto; provided, however, that the Seller makes no representations or warranties in this Section

2.12 with respect to its Intellectual Property and its Real Property, which are specifically and exclusively addressed in Sections 2.14 and 2.13, respectively, or with respect to the Excluded Assets. There are no Liens in favor of the PBGC that will continue after the Closing with respect to any of the Assets, which includes the Real Property and, to the Seller's Knowledge as of the date hereof, the PBGC has not taken any actions to impose any such Liens. With respect to leased properties and assets, the Seller and its Subsidiaries have valid leasehold interests in such properties and assets. All tangible assets which are leased by the Seller or any of its Subsidiaries have been maintained with the manufacturers' standards and specifications required by each such lease such that at each such termination of the lease such assets can be returned to their owner without any further material obligation on the part of the Seller or any of its Subsidiaries with respect thereto.

         2.13     Real Property.

                  (a) Ownership of the Premises. The Seller or one of the Subsidiaries is the owner of good and insurable fee title to the land described on Schedule 2.13(a), including all easements, rights-of-way, strips, zones, privileges, licenses, hereditaments, tenements and appurtenances belonging thereto, and any right or interest in any open or proposed highways, streets, roads, avenues, alleys, and rights-of-way in, across, in front of, contiguous to, abutting or adjoining the land, and other rights and benefits running with the land and/or the owner of the land and to all of the buildings, structures and other improvements located thereon, including, without limitation, electrical distribution systems, HVAC systems, walkways, driveways, parking lots, plumbing, lighting, and mechanical equipment, and fixtures installed thereon, and all rights, benefits and privileges appurtenant thereto (collectively, the "Owned Real Property") free and clear of all Encumbrances, except for (i) the matters listed on Schedule 2.13(a) and (ii) Permitted Encumbrances. The Owned Real Property constitutes all of the real property owned by the Seller and its Subsidiaries.

                  (b) Leased Properties. Schedule 2.13(b) is a true and complete list of all leases, subleases, licenses and other agreements (collectively, the "Real Property Leases") under which either the Seller or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property that is not Owned Real Property (the land, buildings and other improvements covered by such Real Property Leases being herein called the "Leased Real Property"). Subject to (x) the Bankruptcy Case (including any breaches or defaults relating to the commencement thereof and any payables that would have been paid but for the commencement thereof), and (y) payment of the Cure Costs by the Seller, (i) all of the Real Property Leases set forth on Schedule 2.13(b) are valid, existing, in full force and effect and binding upon the Seller or its Subsidiaries, as the case may be, and the other parties thereto in accordance with their terms, (ii) each of the Seller and its Subsidiaries is in compliance with all material terms and requirements of each such Real Property Lease, and all rent and other sums and charges payable by the Seller or any of its Subsidiaries as tenant thereunder are current and (iii) either the Seller or any of the Subsidiaries, whichever is applicable, holds the leasehold estate and interest in each such Real Property Lease free and clear of all

Encumbrances, other than Permitted Encumbrances and other than Liens that shall be released at or prior to the Closing.

                  (c) Entire Premises. Except as set forth in Schedule 2.13(c), all of the land, buildings, structures and other improvements used by the Seller or any of its Subsidiaries in the conduct of their respective businesses are included in the Owned Real Property or the Leased Real Property. The Leased Real Property and the Owned Real Property are hereinafter collectively referred to as the "Real Property."

                  (d) Space Leases. Schedule 2.13(d) is a true and complete schedule of all leases, subleases, licenses and other agreements (collectively, the "Space Leases") granting to any Person or entity other than the Seller or any of its Subsidiaries any right to the possession, use, occupancy or enjoyment of the Real Property or any portion thereof.

                  (e) Improvements. Except as set forth on Schedule 2.13(e), all utilities and the plumbing, electrical, mechanical, heating, ventilating and air-conditioning and other systems required for the present use of the Real Property are installed and operating. All such utilities enter the Real Property through adjoining public streets or through valid easements across adjoining private lands, and all installation, connection and capital recovery charges in connection with such utilities have been paid in full.

                  (f) Certificates of Occupancy. Schedule 2.13(f) is a true and complete list of all certificates of occupancy in the Seller's possession affecting the improvements located on the Real Property (the "Certificates of Occupancy"). True, complete and correct copies of the Certificates of Occupancy have been delivered to the Purchaser, and all Certificates of Occupancy are in full force and effect except those which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the impacted premises. To the Seller's Knowledge and except if already issued or amended, no material alteration, improvement or change in use of any building or other improvement has been completed or commenced that would require the issuance of a new certificate of occupancy or the amendment of an existing Certificate of Occupancy.

                  (g) Zoning. To the Seller's Knowledge there is no proposed or pending proceeding to change or redefine the applicable legal requirements pertaining to zoning of any portion of the Real Property except which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the impacted premises.

                  (h) Assessments. No proceeding seeking a reduction in real estate taxes imposed upon the Real Property or the assessed valuation of the Real Property or any portion thereof have been settled during the three (3) year period preceding the date of this Agreement or are currently pending other than as set forth on Schedule 2.13(h). There is no pending or, to the Seller's Knowledge, proposed imposition of any special or other assessments affecting the Real Property or any portion thereof or any penalties or interest due with respect to real estate Taxes assessed against all or any portion of the

Real Property that are payable by the Seller or would result in a Lien against the Real Property.

                  (i) Land Use. None of the Seller or any of its Subsidiaries has received notice of, and to the Seller's Knowledge, there is not any pending, threatened or contemplated action to change the zoning status of the Real Property or eminent domain proceedings which would reasonably be expected to have, individually and in the aggregate, a Material Adverse Effect on the use or operation of any portion of the Real Property.

                  (j) Former Properties. Schedule 2.13(j) is a true and complete schedule of all real property formerly owned or leased by the Seller and any of its Subsidiaries on which manufacturing activities were conducted by the Seller in connection with the Business over the past ten (10) years ("Formerly Owned and Leased Real Property").

         2.14 Intellectual Property. Schedule 2.14 sets forth a complete and accurate list of all current registrations and applications for registration in the name of the Seller or the Subsidiaries for the Intellectual Property. Except as set forth on Schedule 2.14, to the Seller's Knowledge, the Seller or one of the Subsidiaries owns or possesses, free and clear of all Encumbrances, other than Permitted Encumbrances, or has valid licenses on reasonable terms to use all the Intellectual Property. To the Seller's Knowledge, all of such Intellectual Property is valid and enforceable. The Seller has taken all necessary actions to maintain and protect each item of such Intellectual Property other than as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Subject to (x) the Bankruptcy Case (including any breaches or defaults relating to the commencement thereof and any payables that would have been paid but for the commencement thereof) and (y) payment of the Cure Costs by the Seller, the Seller and the Subsidiaries are in compliance with the material terms of any license to or license of Intellectual Property. Except as otherwise set forth on Schedule 2.14, neither the Seller nor any of the Subsidiaries has received any notice that, and to the Seller's Knowledge, none of, the Intellectual Property or any products or services owned, used, developed, provided, sold or licensed by the Seller or any of the Subsidiaries in the operations of the Business by the Seller or any of the Subsidiaries currently infringes upon or otherwise violates any intellectual property rights of others other than as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 2.14, to the Seller's Knowledge, no Person is infringing upon or otherwise violating any rights associated with such Intellectual Property, in each case, other than as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as otherwise set forth on Schedule 2.14, no Claim is pending against the Seller or the Subsidiaries or, to the Seller's Knowledge, is threatened, (i) contesting the right of the Seller or the Subsidiaries to make, use, sell, import, export, license, or make available to any Person any of the products or services of the Seller or any of the Subsidiaries currently sold, offered, licensed or made available to any Person or used by the Seller in connection with the Business with respect to the Seller or any of the Subsidiaries or

(ii) opposing or attempting to cancel any of the rights associated with the Intellectual Property, in each case, other than as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as otherwise set forth on Schedule 2.14, the Intellectual Property is not subject to any material outstanding decree, order, judgment, settlement, agreement, or stipulation that restricts in any manner the Seller's or any of its Subsidiaries' use, transfer, or licensing thereof. To the Seller's Knowledge, neither the Seller nor any of its Subsidiaries has knowingly misrepresented or failed to disclose any facts or circumstances in any application for Intellectual Property that would constitute fraud or misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of the Intellectual Property. The Intellectual Property and the license agreements transferred pursuant to this Agreement constitute all of the Intellectual Property used in or necessary to operate or conduct the Business as currently conducted. There are no Liens in favor of the PBGC that will continue after the Closing with respect to the Intellectual Property and, to the Seller's Knowledge as of the date hereof, the PBGC has not taken any actions to impose any such Liens.

         2.15 Litigation. Except as set forth on Schedule 2.15 hereto and except for the Bankruptcy Case and any and all actions, adversary proceedings and litigation arising therefrom or related thereto, (a) there are no Claims, including products liability Claims, pending or, to the Seller's Knowledge, threatened against the Seller with respect to the Seller, any of the Subsidiaries or the Real Property before any Governmental Body that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or prevent or materially delay the consummation by the Seller of the transactions contemplated by this Agreement and (b) neither the Seller nor any of the Subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Seller's Knowledge, continuing investigation by, any Governmental Body, or any material order, writ, judgment, injunction, decree, determination or award of any Governmental Body.

         2.16 Brokers. Except for the fees payable by the Seller to Credit Suisse First Boston, none of the Seller or any of the Subsidiaries has paid or agreed to pay, or received any Claim with respect to, any brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated hereby.

         2.17 Employee Benefit Plans. Except as set forth on Schedule 2.17 hereto:

                  (a) neither the Seller nor any Subsidiary maintains or contributes to, or has any obligation to maintain or contribute to, any material plan, program, arrangement, agreement or commitment which is an employment, consulting or deferred compensation agreement, or any material executive compensation, incentive bonus, retention bonus, or other bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, "make whole," severance pay, life, health, disability or accident insurance plan or other employee benefit plan, program, arrangement, agreement or commitment, in each case, whether or not subject to ERISA and whether oral or written (individually, a "Benefit Plan," and collectively, the "Benefit Plans").

                  (b) none of the Seller, any Subsidiary or any Person who would be considered a single employer with the Seller or any Subsidiary pursuant to Section 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate") (i) has terminated within the last six years any plan subject to Title IV of ERISA or
Section 412 of the Code (any such plan, a "Title IV Plan"), (ii) incurred any outstanding liability under Section 4062 of ERISA to the PBGC, or to a trustee appointed under Section 4042 of ERISA, or (iii) has filed a notice of intent to terminate any Title IV Plan or adopted any amendment to treat any such Title IV Plan as terminated. To the Seller's Knowledge, no Benefit Plan that is subject to Section 302 of ERISA or Section 412 of the Code has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code, whether or not waived, and no liability (other than for annual premiums) to the PBGC has been incurred by the Seller or any of its ERISA Affiliates. None of the Seller, any Subsidiary or any ERISA Affiliate has an obligation to contribute or contributes to or had an obligation to contribute or contributed to, within the last six years, any "multiemployer plan" (within the meaning of Section 3(37) of ERISA).

                  (c) Neither the Seller nor any Subsidiary has any obligation to provide or make available post-employment welfare benefits or welfare benefit coverage for any employee or former employee, except as may be required under COBRA.

                  (d) The Seller has made available to the Purchaser with respect to each Benefit Plan, a true, correct and complete copy thereof and, to the extent applicable: (i) the most recent documents constituting the Benefit Plan and all amendments thereto; (ii) any related trust agreement or other funding instrument; (iii) the most recent IRS determination letter; (iv) the most recent summary plan description; and (v) the most recent (A) Form 5500 and attached schedules, (B) audited financial statements, and (C) actuarial valuation reports.

                  (e) No Benefit Plan requires or obligates the Purchaser to assume the benefits or to have any liability thereunder except as required under COBRA or other Requirements of Law. As of the date hereof, to the Seller's Knowledge, except for routine claims for benefits, there are no pending, threatened or anticipated claims by, related to or on behalf of any Benefit Plan, by any participant or beneficiary of a Benefit Plan and there is no pending or threatened proceeding , investigation or inquiry involving any Benefit Plan by the IRS, the U.S. Department of Labor or any other Governmental Body.

                  (f) As of the date hereof, to the Seller's Knowledge, (i) each Benefit Plan intended to be qualified under Section 401(a) of the Code is the subject of a currently effective favorable determination or opinion letter from the IRS or an application for such a letter has been requested on behalf of each such Benefit Plan and (ii) no event or circumstance has occurred or exists which would result in the revocation of any such determination or opinion letter.

                  (g) As of the date hereof, to the Seller's Knowledge, the Seller, its Subsidiaries and its ERISA Affiliates have complied in all material respects with the requirements of the health care continuation coverage requirements of COBRA and none of the Company or any of its ERISA Affiliates had engaged in a transaction or has taken or failed to take any action in connection with which the Seller, its Subsidiaries or any ERISA Affiliate would be subject to any liability for taxes imposed pursuant to Section 4980B of the Code. There has not been any "substantial elimination of coverage" (as described in Section 4980B(f)(3) of the Code) with respect to a group health plan maintained by the Seller or any ERISA Affiliate within one year before or after the Petition Date in respect of any individual who would be an "M&A qualified beneficiary" (within the meaning of Treasury Regulation Section 54.4980B-9, Q&A-4) as a result of the Acquisition.

                  (h) With respect to each Benefit Plan that is subject to applicable laws other than the laws of the United States and covers only employees of the Foreign Subsidiaries (individually, a "Foreign Plan," and collectively, "Foreign Plans") to the Seller's Knowledge: (i) each Foreign Plan is in compliance in all material respects with the laws and regulations regarding employee benefits, mandatory contributions and retirement plans in each jurisdiction in which it has employees or conducts business; (ii) contributions to and payments from each Foreign Plan, which are required to be made on or prior to the Closing have been timely made; (iii) each Foreign Plan has been administered at all times, and in all material respects, in accordance with its terms; (iv) there are no pending investigations by any governmental body involving any Foreign Plan, and no pending claims (except for claims for benefits payable in the normal operation of the Foreign Plans), suits or proceedings against any Foreign Plan or asserting any rights or claims to benefits under any Foreign Plan; (v) the consummation of the transactions contemplated by this Agreement will not by itself create or otherwise result in any material liability, accelerated payment or any enhanced benefits with respect to any Foreign Plan; (vi) none of the Foreign Plans is a "registered pension plan" under applicable Canadian laws and regulations; and (vii) each Foreign Plan can be amended or terminated without any material liability to any of the Foreign Subsidiaries.

                  (i) To the Seller's Knowledge, Schedule 2.17(i) is a true and complete list of: (i) the plans and agreements pursuant to which any current or former employee of the Seller is entitled to receive any severance or termination payment, or retention or other similar bonus; (ii) the names of the employees or former employees who are entitled to receive such bonuses; and
(iii) the amount of such bonuses.

         2.18 Labor Matters. Except as otherwise set forth on Schedule 2.18 hereto:

                  (a) none of the active employees of the Seller and the Subsidiaries (the "Seller's Employees") is represented by a labor union that is a party to any collective bargaining agreement, and, to the Seller's Knowledge, there are currently no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit including any of the Seller's Employees; and

                  (b) there are no strikes, slowdowns or work stoppages pending or, to the Seller's Knowledge, threatened involving any of the Seller's Employees, and there has not been any such strike, slowdown or work stoppage within the past three (3) years.

         2.19 Insurance. Schedule 2.19 sets forth a true and complete list of all insurance policies, binders of insurance or programs of self-insurance held by the Seller and its Subsidiaries relating to the Business (collectively, the "Insurance Policies"). True and complete copies of all Insurance Policies have been provided or made available to the Purchaser. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Seller's Knowledge, indicated any intent to do so or not to renew any Insurance Policy except as required by state insurance law or as replaced by comparable policies. The Seller and its Subsidiaries maintain, with responsible insurance carriers, property, auto liability, workers' compensation, and general liability insurance. The Insurance Policies are in full force and effect and, except as otherwise set forth on Schedule 2.19, such Insurance Policies have been in full force and effect, without gaps, continuously for at least the past three (3) years. Neither the Seller nor any Subsidiary is in default under any of the Insurance Policies, and none have failed to give any notice or to present any claim under any such Insurance Policy in a due and timely fashion.

         2.20 Suppliers and Customers. Schedule 2.20 hereto lists, by dollar volume paid for the year ended on December 31, 2002, the 10 largest suppliers and the 10 largest customers of the Seller and each of the Subsidiaries other than the suppliers and customers of the Excluded Operations. The relationships of the Seller and the Subsidiaries with such suppliers and customers are, as of the date hereof good commercial working relationships and as of the date hereof, except as set forth on Schedule 2.20 hereto, no Person listed on Schedule 2.20 within the twelve months preceding the date hereof has threatened in writing to cancel, materially reduce, or otherwise terminate, or to the Seller's Knowledge, as of the date hereof, intends to cancel, materially reduce, or otherwise terminate, its current level of business with the Seller or any of the Subsidiaries.

         2.21     Interested Party Transactions. To the Seller's Knowledge,
Schedule 2.21 sets forth a true, complete and correct list, as of the date hereof, of any transaction, arrangement or relationship involving an amount of $60,000 or more that any director, officer or other Affiliate of the Seller has or has had in the last three years, directly or indirectly relating to: (i) an economic interest in any Person that purchases from or sells or furnishes to, the Seller or any Subsidiary, any goods or services other than Excluded Securities; (ii) a beneficial interest in any material Contract; or (iii) any contractual or other arrangement with the Seller or any Subsidiary; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any Person" for purposes of this Section 2.21.

         2.22 Off Balance Sheet Liabilities. Schedule 2.22 sets forth a true, complete and correct list, as of the date hereof, of all material transactions, arrangements and other relationships between and/or among SHC, Inc., any of its controlled Affiliates, and any special purpose or limited purpose entity beneficially owned by or formed at the direction of SHC, Inc. or any of its controlled Affiliates.

         2.23 All Assets. Except as set forth on Schedule 2.23, the Assets (other than the Excluded Assets) constitute all assets necessary for the operation of the Business in substantially the manner heretofore conducted by the Seller.

         2.24 Inventory. The Seller has completed a physical inventory of the Business on or after December 31, 2002. The Assigned Inventory consists, and as of the close of business on the Closing Date, the Assigned Inventory will consist, of items which are in all material respects free of any Defect and, subject to inventory reserves set forth in the Financial Statements, of a quality and quantity usable and salable in the ordinary course of business. Since December 31, 2002, there have been no recalls or withdrawals of Inventory produced or sold by or as a part of the Business or other similar federal, state, or private actions with respect to such Assigned Inventory. All items included in the Assigned Inventory are the property of the Seller or one of its Subsidiaries. Except for Liens that will be released prior to the Closing, no items included in the Assigned Inventory have been pledged as collateral or are held by the Seller or any of its Subsidiaries on consignment from others.

         2.25 Receivables. As of the date hereof, no account debtor (owing more than $25,000 to the Seller) has refused (or to the Seller's Knowledge, threatened to refuse) to pay its obligations with respect to any Assigned Account Receivable for any reason. To the Seller's Knowledge, as of the date hereof, no account debtor (owing more than $25,000 to the Seller) is insolvent or bankrupt. All Current Receivables have been generated in the ordinary course of the Business. With respect to unbilled Current Receivables in amounts greater than $25,000, there exists no material fact that would prohibit or restrict the billing of any such unbilled Accounts Receivable in the ordinary course of business. Since March 31, 2003, neither the Seller nor any of its Subsidiaries has made any material change in the selling, distribution, advertising, terms of sale or collection practices of the Business, entered into any practices, programs or long-term allowances not previously used in the ordinary course of business of the Business or, with respect to the Business, engaged in the practice of "loading" or any program, activity or other action that would reasonably be expected to result, directly or indirectly, in a trade buy-in that significantly in excess of normal customer purchasing patterns consistent with past practice over the period beginning January 1, 2002 until the date hereof.

         2.26 DISCLAIMER. The representations and warranties made by the Seller in this Agreement are the exclusive representations and warranties made by the Seller. The Seller hereby disclaims any other express or implied representations and warranties. The Seller, directly or indirectly, does not make, and hereby disclaims, any representations or warranties regarding pro-forma financial information, financial projections or other forward-looking statements of the Business. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE SELLER MAKES NO REPRESENTATIONS OR EXPRESS OR IMPLIED WARRANTIES AS TO THE BUSINESS, THE ASSETS OR THE ASSUMED LIABILITIES, INCLUDING AS TO THEIR PHYSICAL CONDITION, USABILITY, MERCHANTABILITY, PROFITABILITY OR FITNESS FOR ANY PURPOSE.

         3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller as follows:

         3.1 Due Incorporation and Authority. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power and authority would not reasonably be expected to materially impair or delay the ability of the Purchaser to consummate the transactions contemplated hereby. The Purchaser has all requisite corporate power and authority to enter into this Agreement, carry out its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery by the Purchaser of this Agreement, the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to authorize the execution and delivery of this Agreement or to consummate the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser, and, assuming the due authorization, execution and delivery hereof by the Seller, this Agreement will constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         3.2 No Conflicts. The execution and delivery by the Purchaser of this Agreement, the consummation of the transactions contemplated hereby, and the performance by the Purchaser of this Agreement in accordance with its terms will not:

                  (a) violate the certificate of incorporation or by-laws of the Purchaser;

                  (b) require the Purchaser to obtain any material consents, approvals, authorizations or actions of, or make any filings with or give any notices to, any Governmental Bodies or any other Person, except for (i) the notification requirements of the HSR Act (and any foreign counterpart thereof) or (ii) consents, approvals or authorizations of, or declarations or filings with, the Bankruptcy Court;

                  (c) violate or result in the breach of any of the terms and conditions of, cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both, constitute) a material default under, any material Contract to which the Purchaser is a party or by or to which each of the Purchaser or any of its properties is or may be bound or subject; or

                  (d) violate any Requirement of Law to which the Purchaser is subject;

                  (e) provided, however, that each of the cases set forth in clauses (b) through (d) above is subject to exceptions that would not reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the Purchaser.

         3.3 Brokers. Except for Lazard Freres & Co. LLC, the fees and expenses of which will be paid by the Purchaser, no Person retained by or on behalf of the Purchaser or any of its respective Affiliates is entitled to any brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated hereby.

         3.4 Financing. The Purchaser has, and at the Closing will have, sufficient available funds to consummate the transactions contemplated by this Agreement, including making all payments required pursuant to Article I. Immediately following the Closing Date, the Purchaser will have sufficient funds to operate the Business in all material respects in the ordinary course and in a manner consistent with past practice and to assume the Assumed Liabilities.

         3.5 Litigation. There are no Claims pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before any Governmental Body that would prevent or materially delay the consummation by the Purchaser of the transactions contemplated by this Agreement.

         3.6 Independent Investigation. The Purchaser hereby acknowledges and affirms that it has conducted and completed its own investigation, analysis and evaluation of Business, that it has made all such reviews and inspections of the financial condition, results of operations, properties, assets and prospects of the Business as it has deemed necessary or appropriate, that it has had the opportunity to request all information it has deemed relevant to the foregoing from the Seller and has received responses it deems adequate and sufficient to all such requests for information, and that in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby it has relied solely on (i) its own investigation, analysis and evaluation of the Business and (ii) the representations, warranties and covenants of the Seller contained in this Agreement.

         4.       Covenants and Agreements.

         4.1 Conduct of Business. Subject to (x) any obligations of the Seller as a debtor or debtor-in-possession under the Bankruptcy Code, or (y) any order of the Bankruptcy Court or other court of competent jurisdiction that, in the case of clause (x) or (y) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Seller agrees that, from the date of this Agreement until the Closing, that:

                  (a) except (i) as expressly permitted or required by this Agreement or (ii) as otherwise agreed to in writing by the Purchaser (which agrees to respond in a commercially reasonable time frame to any request for such agreement), the Seller shall use its commercially reasonable efforts to operate the Business in the ordinary course of business consistent with past practice and, to the extent consistent therewith, use, and shall cause its Subsidiaries to use, commercially reasonable efforts to preserve intact the Business, keep available the service of its officers and employees and preserve its relationships with customers and suppliers.

                  (b) except (i) as expressly permitted or required by this Agreement or on Schedule 4.1(b), (ii) as provided under, contemplated by, or required or necessary for the consummation of the transactions under, the Sporting Goods Sale Agreements or the ETONIC Sale Agreements, or (iii) as otherwise agreed to in writing by the Purchaser (which agrees to respond in a commercially reasonable time frame to any request for such agreement and to not unreasonably withhold its agreement), none of the Seller or the Subsidiaries shall:

                           (i) sell or convey any of its material assets, except in the ordinary course of business consistent with past practice;

                           (ii) change its method of accounting or any accounting principle, method, estimate or practice, except in the ordinary course of business consistent with past practice or as may be required by GAAP or any other applicable Requirements of Law;

                           (iii) cancel, terminate or materially amend any Material Contract that is an Assumed Contract;

                           (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any Person or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Business;

                           (v) enter into any joint ventures, strategic partnerships or alliances that are material to the Business;

                           (vi)     except for the Sporting Goods Sale
         Agreements and the ETONIC Sale Agreements, enter into any Contract the effect of which would be to grant to a third party any license to use any Intellectual Property;

                           (vii)    adopt a plan of complete or partial
         liquidation, dissolution, merger, consolidation, restructuring, recapitalization or reorganization, other than a plan of reorganization in the Bankruptcy Case;

                           (viii) except as required by Requirements of Law or Contracts currently binding on the Seller, increase any post-employment welfare benefits or welfare benefit coverage to any individual who would be an "M&A qualified beneficiary" (within the meaning of Treasury Regulation Section 54.4980B-9, Q&A 4) as a result of the Acquisition;

                           (ix) amend its certificates of incorporation or bylaws (or comparable instruments), or permit any Subsidiary to do the same;

                           (x) (A) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except for obligations of Subsidiaries incurred in the ordinary course of business consistent with past practices; (B) make any loans, advances or capital contributions to or investments in any other Person (other than to Subsidiaries or customary loans or advances to employees in each case in the ordinary course of business consistent with past practices); or
         (C) pledge or otherwise encumber shares of its capital stock;

                           (xi) split, combine, or reclassify, any shares of its capital stock, or declare, set aside or pay any dividend or other distribution (whether in cash, stock, property, or any combination thereof) with respect to any shares of its capital stock or any other equity securities, or make any other actual, constructive, or deemed distribution with respect to its capital stock, or otherwise make payments to equity holders in their capacity as such (except for any distribution of the proceeds from the ETONIC Sale under the ETONIC Sale Agreements or the sale of the Sporting Goods Business under the Sporting Goods Sale Agreements);

                           (xii) (A) acquire, sell, lease, license or dispose of any assets or properties in any single transaction or series of related transactions having a fair market value in excess of $100,000, other than sales or licenses of its products in the ordinary course of business consistent with past practices; (B) enter into any exclusive license, distribution, marketing, sales or other agreement; (C) enter into a "development services" or other similar agreement pursuant to which it may purchase or otherwise acquire the services of another Person, other than in the ordinary course of business consistent with past practices; (E) sell, lease, license, transfer, encumber, or otherwise dispose of any Intellectual Property; or (F) knowingly, willfully or wantonly misappropriate or otherwise violate the rights of any third party intellectual property;

                           (xiii) (A) enter into any Contract other than in the ordinary course of business consistent with past practices that would be material to the Seller and its Subsidiaries, taken as a whole;
         (B) modify any standard warranty terms for and of its products or services or amend or modify any product or service warranties in effect as of the date hereof in any material manner that is adverse to it; (C) enter into any Contract that contains non-competition restrictions, including any restrictions relating to the conduct of the Business or the sale of any of the Seller's products or any geographic restrictions, in any case that would prohibit or restrict the Purchaser or any of its affiliates from utilizing the Assets as currently used in the conduct of the Business; or (D) authorize any new capital expenditure or expenditures that, individually or in the aggregate for the Seller and the Subsidiaries, exceed $100,000 other than in the ordinary course of business;

                           (xiv) purchase, redeem or otherwise acquire, directly or indirectly, any equity securities;

                           (xv) issue, deliver, sell, authorize, pledge or otherwise encumber, or agree or commit to issue, deliver, sell, authorize, pledge or otherwise encumber, any shares of capital stock, voting debt or any securities convertible into shares of capital stock or voting debt, or subscriptions, rights, warrants or options to acquire any shares of capital stock or voting debt or any securities convertible into shares of capital stock or voting debt, or enter into other agreements or commitments of any character obligating any of the Seller to issue any such securities or rights;

                           (xvi) prepare or fail to file any Tax Return in a manner inconsistent with past practices in preparing or filing similar Tax Returns in prior periods or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods, in each case, except to the extent required by applicable law; or fail to pay any Taxes when due;

                           (xvii) except in the ordinary course of business consistent with past practice, engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of the Seller's Affiliates other than its employees;

                           (xviii) alter, through merger, liquidation, reorganization, restructuring or in any other manner, the corporate structure or ownership of any Subsidiary;

                           (xix) revalue any assets or properties, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practices;

                           (xx) allow any Insurance Policy to be amended or terminated without replacing such policy with a policy providing, in the aggregate, substantially equivalent coverage, insuring comparable risks and issued by an insurance company financially comparable to the prior insurance company;

                           (xxi) agree in writing or otherwise to take any of the actions described in (i) through (xx) above.

                           (xxii)   Notwithstanding anything in this Agreement
to the contrary, all of the actions described in this Section 4.1 relate solely to the Business and the Purchaser acknowledges that the Seller can take any actions, in its sole and absolute discretion, relating solely to the Excluded Assets and Excluded Liabilities.

         4.2 Confidentiality. Each party hereto hereby reaffirms the confidentiality letter agreement, dated September 16, 2002 (the "Confidentiality Agreement"), between the Seller and the Purchaser, and agrees to fulfill its obligations thereunder. To the extent that a party hereto is not a party to the Confidentiality Agreement, such party hereby agrees to be bound by the confidentiality provisions contained therein. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall nonetheless continue in full force and effect. The Purchaser agrees to maintain, before and after the Closing, the confidentiality of all information concerning the Seller (including the amounts paid to the Seller hereunder) except as may be required under a Requirement of Law, in which case the Purchaser shall promptly notify the Seller of any such requirement and the Seller shall be permitted to seek confidential treatment for such information. Notwithstanding anything herein to the contrary, any party to this Agreement (and each of its Representatives) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement, and all materials of any kind (including opinions or other tax analyses) related to such tax treatment and tax structure; provided that this sentence shall not permit any Person to disclose the name of, or other information that would identify, any party to such transactions or to disclose confidential information regarding such transactions.

         4.3 Expenses. Other than all HSR Act filing fees (and fees required to be paid by foreign counterparts of the HSR Act), which shall be the responsibility of the Purchaser, and except as otherwise specifically provided herein, the Purchaser and the Seller shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of their Representatives.

         4.4 Public Announcements. No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without prior approval of the other party, which approval shall not be unreasonably withheld or delayed, unless such disclosure is required by applicable law or the rules of any stock exchange. The parties shall cooperate, using commercially reasonable efforts, as to the timing and contents of any such announcement, including any such announcement required by applicable law or the rules of any stock exchange. Notwithstanding the above, the parties shall agree as to the timing and contents of the first press release announcing this Agreement.

         4.5      Access to Information.

                  (a) From the date hereof until the Closing, upon reasonable notice, the Seller shall, and shall cause each of its officers, directors, employees, auditors and agents to, (i) afford the officers, employees and Representatives of the Purchaser reasonable access, during normal business hours, to the offices, plants, warehouses, properties, books and records of the Seller and the Subsidiaries and (ii) furnish to the officers, employees and Representatives of the Purchaser such additional financial and operating data and other information regarding the operations of the Seller and the Subsidiaries as the Purchaser may from time to time reasonably request; provided, however, that such investigation shall not unreasonably interfere with the operations of the Seller, the Subsidiaries or any of their Affiliates; and provided further, however, that the auditors of the Seller shall not be obliged to make any work papers available to any Person. The Confidentiality Agreement shall remain in full force and effect notwithstanding anything therein to the contrary and all information received by the Purchaser under this Section 4.5 shall be subject thereto.

                  (b) From the date hereof until the Closing, the Seller shall furnish to the Purchaser, as soon as reasonably practicable after the end of each fiscal month or quarter, as the case may be, such monthly or quarterly financial reports, statements and other information as the Seller customarily prepares at the end of such fiscal periods. Such information shall be prepared in accordance with the books and records of the Seller and shall fairly present the matters covered by such information.

         4.6      Regulatory and Other Authorizations; Consents.

                  (a) Each of the parties hereto shall use its commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under any Requirement of Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) obtain any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Seller Consents and Notices, and (iii) make all filings and give any notice, and thereafter make any other submissions either required or reasonably deemed appropriate by each of the parties, with respect to this Agreement and the transactions contemplated hereby required under any Requirement of Law, including applicable securities and antitrust Requirements of Law, and the rules and regulations of any stock exchange on which the securities of any of the parties are listed or traded. Commercially reasonable efforts shall not obligate the Seller or the Purchaser to make or offer to make any payments to obtain any consents, licenses, permits, waivers, approvals, authorizations or orders.

                  (b) The parties hereto shall work closely and cooperatively and consult with each other in connection with the making of all such filings and notices, including by providing copies of all such documents to the non-filing party and its advisors a reasonable period of time prior to filing or the giving of notice. No party to this Agreement shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation and the transactions contemplated in this Agreement at the behest of any Governmental Body without the consent and agreement of the other parties to this Agreement, which consent shall not be unreasonably withheld or delayed. Each party shall promptly inform the others of any material communication from any Governmental Body regarding any of the transactions contemplated by this Agreement.

         4.7 Further Action; Additional Assignments of Intellectual Property. Each of the parties hereto shall execute such documents and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and give effect to the transactions contemplated hereby. From time to time after the Closing, the Seller shall at the Purchaser's expense prepare all documents and take all actions reasonably necessary to further the sale and assignment of the Intellectual Property to the Purchaser hereunder. Such Intellectual Property assignments shall be in recordable form based on the local law requirements. The Purchaser assumes responsibility for and will bear the expenses of recording such Intellectual Property assignments in all jurisdictions. Following the Closing, the Seller shall have no obligation or responsibility for maintaining or prosecuting any Intellectual Property transferred to the Purchaser hereunder.

         4.8      Employee Matters.

                  (a) From and after the date of this Agreement, the Purchaser, or any of its Affiliates, in their sole and absolute discretion and after consulting the management of the Seller, may: (i) communicate with any of the Seller's or the Subsidiaries' current employees about possible employment with the Purchaser after the Closing Date; and/or (ii) offer employment to any of the Seller's or the Subsidiaries' employees as of the Closing Date on terms and conditions which are generally comparable to those applicable to similarly situated employees of the Purchaser. It is the intent of the Purchaser to make offers of employment to a substantial number of the Seller's and the Subsidiaries' active employees on the Closing Date. Those of the employees that accept the Purchaser's offer of employment and become employed by the Purchaser are referred to in this Agreement as "Transferred Employees," as of the Closing Date. Nothing contained herein shall require the Purchaser to provide any specific form of benefit or inhibit the Purchaser's ability to establish, amend or terminate any employee benefit plan of the Purchaser following the Closing. All employment offers are subject to the satisfactory completion by the Purchaser of its customary employment interview, background checks and drug testing procedures. Nothing in this Agreement shall prevent the Purchaser from terminating the employment of any Transferred Employee at any time.

                  (b) To the extent that service is relevant for purposes of eligibility or vesting under any employee benefit plan, program or arrangement established or maintained by the Purchaser and provided to the Transferred Employees (excluding any equity-related plan, program or arrangement), the Purchaser shall credit the Transferred Employees under such plan, program or arrangement for service on or prior to the Closing with the Seller and its Subsidiaries as service with the Purchaser to the extent the Seller recognized such service under any comparable plan, program or arrangement of the Seller; provided, however, that Purchaser shall not be required to provide the Transferred Employees with any credit for service with the Seller and its Subsidiaries for the purpose of benefit accrual under any of the Purchaser's defined benefit plans.

                  (c) The Seller and its Subsidiaries acknowledge that, except as required by Requirements of Law, the Purchaser shall not assume any liability related to any Benefit Plan that is sponsored or maintained by the Seller, any Subsidiary or any ERISA Affiliate (whether former or current).

                  (d) The Purchaser acknowledges that to the extent the Seller and its ERISA Affiliates cease to provide any group health plan to any employee, if required by a Requirement of Law, the Purchaser shall be treated as a "successor employer" pursuant to Treasury Regulation Section 54.4980B-9, Q&A-8(c). The Seller will notify the Purchaser in writing of the termination of any "group health plan" maintained by the Seller or any of its ERISA Affiliates and will use commercially reasonable efforts to provide to the Purchaser as soon as practicable following the Seller's decision to terminate such plan (but in no event later than 15 days following the termination of such plan) a list of the names and addresses of any individual who would be an "M&A qualified beneficiary" (within the meaning of Treasury Regulation Section 54.4980B-9, Q&A-4) under such group health plan.

                  (e) The Seller shall be responsible for any liabilities or obligations (i) arising under the WARN Act, if any, and (ii) resulting from or precipitated by layoffs, if any, in respect of employees of the Seller whose employment was terminated on or prior to Closing. The Purchaser shall be responsible for any liabilities or obligations arising under the WARN Act in respect of any Transferred Employees. For the sake of clarity, and without limiting any other provision of this Agreement, the parties acknowledge and agree that, except as set forth in Section 4.8(d), the Purchaser shall have no liability for the payment of any amounts due to the Seller's current or former employees under agreements with or plans of the Seller, including, without limitation, termination, severance, and retention payments and any obligation to provide health, disability, life, retirement, or other benefits (whether covered by insurance or not).

                  (f) The Purchaser shall pay the Signing Bonuses to the Transferred Employees set forth on Schedule 1.5(f) promptly after the Closing.

                  (g) In the event that the Sporting Goods Transition Services Agreement is not terminated prior to the Closing Date, and the Purchaser, therefore, assumes such Contract in accordance with Section 1.1(b), the Purchaser shall be reimbursed in an amount (the "Transitional Employee Reimbursement Amount") equal to the lesser of (i) the actual out-of-pocket expenses incurred by the Purchaser associated with the termination of the Transferred Employees whose services are no longer required to carry out the transactions contemplated by the Sporting Goods Transition Services Agreement (the "Transitional Employees") and (ii) $100,000. In order to determine the amount of the Transitional Employee Reimbursement Amount, the Purchaser shall provide the Seller, within fifteen (15) days after the termination of the Sporting Goods Transition Services Agreement, with a statement, prepared in good faith and certified by the chief financial officer of the Purchaser, that identifies (A) the terminated Transitional Employees and (B) the amount of out-of-pocket expenses incurred by the Purchaser in connection with the termination of such Transitional Employees. Upon delivery of the foregoing statement, the Purchaser shall be immediately, and no later than three (3) Business Days after delivery of such statement, reimbursed from the Indemnity Deposit (without giving effect to the Purchaser Recovery Threshold) in an amount equal to the Transitional Employee Reimbursement Amount determined in accordance with this Section 4.8(g). For the sake of clarity, only those Transferred Employees terminated within fifteen (15) days of the termination of the Sporting Goods Transition Services Agreement may be deemed by the Seller to be terminated Transitional Employees.

         4.9 Bankruptcy Court Approval. No later than three (3) Business Days after the execution of this Agreement, the Seller will file a motion or motions with the Bankruptcy Court seeking entry of (a) an order of the Bankruptcy Court regarding the Acquisition establishing notice and service requirements to creditors and parties in interest with respect to the Acquisition, approving the Break-Up Fee and the Expense Reimbursement, and approving the bidding procedures (the "Bidding Procedures") set forth on
Schedule 4.9 hereto (the "Bidding Procedures Order"), and (b) an order of the Bankruptcy Court approving the sale of the Assets to the Purchaser pursuant to the terms of this Agreement (the "Sale Approval Order"):

                  (a) The Bidding Procedures Order. The Bidding Procedures Order shall be substantially in the form (with such changes thereto as the Purchaser shall approve (such approval not to be unreasonably withheld, conditioned or delayed)) of Exhibit C hereto, and shall, among other matters:

                           (i) approve the Break-Up Fee and the Expense Reimbursement and provide that, if the obligation of the Seller to pay the Purchaser the Break-Up Fee and/or the Expense Reimbursement arises, such obligation shall constitute an administrative expense under
         Section 503(b) and 507(a)(1) of the Bankruptcy Code and shall be payable in accordance with the provisions of this Agreement without further order of the Bankruptcy Court;

                           (ii)     approve the Bidding Procedures; and

                           (iii) schedule a hearing to consider entry of the Sale Approval Order and provide that notice of such hearing be given to all of the Seller's creditors, interest holders of record, the Environmental Protection Agency, all state/local environmental agencies in any jurisdiction where the Seller owns or has owned or used real property, the Internal Revenue Service, all state/local taxing authorities in jurisdictions where the Seller has or may have any tax liability, and potential other purchasers identified by the Seller and otherwise in accordance with Bankruptcy Rule 2002, and that the Seller publish notice of such hearing in the Chicopee Gazette.

                  (b) The Sale Approval Order. The Sale Approval Order shall be substantially in the form (with such changes thereto as the Purchaser shall approve (such approval not to be unreasonably withheld, conditioned or delayed)) of Exhibit D hereto, and shall, among other matters:

                           (i) approve the Acquisition on the terms set forth herein;

                           (ii) find that, as of the Closing Date, the transactions contemplated by this Agreement effect a legal, valid, enforceable and effective sale and transfer of the Assets to the Purchaser and shall vest the Purchaser with title to the Assets free and clear of all Encumbrances, except as expressly provided by this Agreement;

                           (iii) find that the consideration provided by the Purchaser pursuant to this Agreement constitutes reasonably equivalent value and fair consideration for the Assets;

                           (iv) find that, as of the Closing Date, the Contracts to be assumed by the Seller and assigned to the Purchaser pursuant to this Agreement will have been duly assigned to the Purchaser in accordance with Section 365 of the Bankruptcy Code;

                           (v) find that the Purchaser is a good faith purchaser of the Assets pursuant to Section 363(m) of the Bankruptcy Code;

                           (vi) order that the Contracts to be assumed by the Seller and assigned to the Purchaser pursuant to this Agreement will be transferred to, and remain in full force and effect for the benefit of the Purchaser, notwithstanding any provision in any such Contract or lease or any Requirement of Law (including those described in Sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits, restricts or limits in any way such assignment or transfer;

                           (vii) approve any other agreement to the extent provided by this Agreement;

                           (viii) find that the Seller gave due and proper notice of the Acquisition to each party entitled thereto;

                           (ix) authorizes the Seller to assume and assign to the Purchaser each of the Assumed Contracts;

                           (x) find that the Purchaser has satisfied all requirements under Sections 365(b)(1) and 365(f)(2) of the Bankruptcy Code to provide adequate assurance of future performance of the Assumed Contracts and that the Purchaser has guaranteed the obligations of any assign which has assumed an Assumed Contract;

                           (xi) authorize and direct the Seller to pay all Cure Costs under the Assumed Agreements out of the proceeds of the Acquisition;

                           (xii) enjoin and forever bar the nondebtor party or parties to each Assumed Contract from asserting against the Purchaser or any of the Assets: (a) any default existing as of the Closing Date and (b) any objection to the assumption and assignment of such nondebtor party's Assumed Contract;

                           (xiii) find that, to the extent permitted by law, the Purchaser is not a successor to the Seller or its bankruptcy estate by reason of any theory of law or equity, and the Purchaser shall not assume or in any way be responsible for any liability or obligation of any of the Seller and/or its bankruptcy estate, except as otherwise expressly provided in this Agreement; and

                           (xiv) order that, notwithstanding the provisions of Federal Rules of Bankruptcy Procedure 6004(g) and 6006(d), the Sale Approval Order is not stayed and is effective immediately upon entry.

         4.10 Subsidiary Compliance. The Seller shall cause its Subsidiaries which are not a party hereto, if any, to comply with all of the Subsidiaries' obligations under or relating to this Agreement.

         4.11     Books and Records.

                  (a) The Purchaser agrees that it shall preserve and keep all books and records in respect of the operations of the Business in the Purchaser's possession for a period of at least seven (7) years from the Closing Date. After such seven-year period, if at any time the Purchaser shall desire to dispose of any of such books and records, then the Purchaser shall provide written notice to the Seller at least ninety days prior to such intended disposition and shall provide the Seller with an opportunity, at its cost and expense, to remove and retain all or any part of such books and records as the Seller may select. At any time prior to such disposition, Representatives of the Seller shall, upon reasonable notice, have access thereto during normal business hours to examine, inspect and copy such books and records.

                  (b) If, in order to properly prepare documents required to be filed with Governmental Bodies or its financial statements, it is necessary that either party hereto or any successors thereto be furnished with additional information relating to the Business, the Assets or the Assumed Liabilities, and such information is in the possession of the other party hereto or any successor thereto or any of their respective Affiliates, such party agrees to use commercially reasonable efforts to furnish or cause to be furnished such information to such other party, at the reasonable cost and expense of the party being furnished such information.

         4.12 Directors, Officers and Affiliates. Except in the case of fraud, the Purchaser agrees that none of the officers, directors and Affiliates of the Seller or any of the Subsidiaries as of the Closing Date shall have any Liability or responsibility to the Purchaser for (and the Purchaser unconditionally releases such officers, directors and Affiliates from) any
Liability:

                  (a) arising out of, or relating to, the organization, management, operation or conduct of the businesses of the Seller or any of the Subsidiaries relating to any matter, occurrence, action or activity prior to the Closing Date;

                  (b) relating to this Agreement and the transactions contemplated hereby;

                  (c) arising out of or due to any inaccuracy or breach of any representation or warranty or the breach of any covenant, undertaking or other agreement of the Seller contained in this Agreement, the Schedules hereto or in any certificate contemplated hereby and delivered by the Seller in connection herewith; or

                  (d) relating to any information (whether written or oral), documents or materials furnished by the Seller.

         4.13     Tax Matters.

                  (a) Sales, Use and Other Transfer Taxes. The Purchaser shall provide the Seller with resale exemption certificates as is appropriate. In accordance with Section 1146(c) of the Bankruptcy Code, the parties acknowledge that the making or delivery of any instrument of transfer, including the filing of any deed or other document of transfer to evidence, effectuate or perfect the rights, transfers and interest contemplated by this Agreement, shall be in contemplation of a plan or plans of reorganization to be confirmed in the Bankruptcy Case, and as such shall be free and clear of any and all transfer Tax, stamp Tax or similar Taxes. The instruments transferring the Assets to the Purchaser shall contain the following endorsement:

                  "Because this [instrument] has been authorized pursuant to Order of the United States Bankruptcy Court for the District of Delaware, in contemplation of a plan of reorganization of the Seller, it is exempt from transfer taxes, stamp taxes or similar taxes pursuant to 11 U.S.C. Section 1146(c)."

                  In the event real estate transfer Taxes are required to be paid in order to record the deeds to be delivered to the Purchaser in accordance herewith, or in the event any such Taxes are assessed at any time thereafter, such real estate transfer Taxes incurred as a result of the transactions contemplated hereby shall be paid by the Purchaser. The Purchaser shall also be responsible for all of the excise, sales, value added, use, registration, stamp, franchise, transfer and similar Taxes, levies, charges and fees incurred in connection with the transactions contemplated by this Agreement and which are not otherwise exempt pursuant to the applicable sections of the Bankruptcy Code. The Seller shall be responsible for all income, profit, and similar taxes incurred or imposed with respect to the sale of the Assets by the Seller. The parties hereto agree to cooperate in the filing of all necessary documentation and all Tax Returns with respect to all such Taxes, including any available pre-sale filing procedure.

                  (b) Wage Reporting. The Purchaser and the Seller agree to utilize, or cause their respective Affiliates to utilize, the standard procedure set forth in Revenue Procedure 96-60, 1996-2 C.B. 399, with respect to wage reporting.

                  (c) Cooperation. The parties hereto shall cooperate with each other and with each other's respective Representatives, including accounting firms and legal counsel, in connection with the preparation or audit of any Tax Return(s) and any Tax claim or litigation in respect of the Assets and Assumed Liabilities that include whole or partial taxable periods, activities, operations or events on or prior to the Closing Date, which cooperation shall include, but not be limited to, making available employees, if any, for the purpose of providing testimony and advice, or original documents, or either of them.

         4.14 Cure Costs. The Seller shall be exclusively responsible for payment all Cure Costs.

         4.15 Notification of Certain Matters. Each party promptly shall provide the other written notice of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which has caused or would be likely to cause any representation or warranty contained in this Agreement to become untrue or inaccurate such that the conditions set forth in Sections 5 and 6, as applicable, would not be satisfied and (b) any failure of the Seller or the Purchaser, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder such that the conditions set forth in Sections 5 and 6, as applicable, would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 4.15 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice; provided further, however, that if such notified party consummates the transactions herein after waiving satisfaction of the condition set forth in Section 5.1 or 6.1, as the case may be, such consummation will be deemed to cure such breach or non-compliance and such notified party shall be deemed to waive any remedies hereunder to the extent of such notification. For the sake of clarity, in accordance with Section 5.1 and Section 6.1, if a party notifies the other of a breach of one or more representations or warranties, but such breach or breaches do not, individually or in the aggregate, constitute a Material Adverse Effect, as to the Seller, or a material adverse effect, as to the Purchaser (each such breach, if any, being referred to herein as a "Minor Deficiency"), the Purchaser or the Seller, as the case may be, will be required, in accordance with Section 5.1 or 6.1, as applicable, to consummate the transactions contemplated by this Agreement (assuming that all other enumerated conditions are satisfied). In no event shall the notification of, or the consummation of the transactions contemplated by this Agreement with notice of, a Minor Deficiency be deemed to be a waiver of such Minor Deficiency, or limit or otherwise affect the remedies available hereunder to the party having notice of such Minor Deficiency after the Closing.

         4.16 Title Insurance. The Seller shall use commercially reasonable efforts to obtain:

                           (i) an ALTA Owner's Policy of Title Insurance (with no exclusion for creditor's rights) issues by Chicago Title Company for each parcel of Owned Real Property listed on Schedule 4.16, with liability in the amount of that portion of the Purchase Price allocated to such parcel of Owned Real Property, insuring fee title in the Owned Real Property as vested in the Purchaser subject only to those matters as may have been specifically approved by the Purchaser; and

                           (ii) an ALTA Leasehold Owner's Policy of Title Insurance (with no exclusion for creditor's rights) issued by Chicago Title Company for each parcel of Leased Real Property, listed on
         Schedule 4.16, with liability in the amount of that portion of the Purchase Price allocated to such parcel of Leased Real Property, insuring leasehold title in the Leased Real Property as vested in the

         Purchaser subject only to those matters as may have been specifically approved by the Purchaser.

         4.17 Name Change. From and after the Closing, the Purchaser shall own all of the corporate names, trade names and trademarks included in the Intellectual Property, including, without limitation, the "Top-Flite" name, together with all related designs (collectively, the "Top-Flite Name"). The Seller and Top-Flite, Inc. shall, and shall cause each Subsidiary to, promptly, following the Closing Date, but in no event later than 6 months, change its name so that it ceases to use the Top-Flite Name.

         4.18 Performance by the Foreign Subsidiaries. The Seller shall take all actions necessary to ensure that the Foreign Subsidiaries shall perform and comply with this Agreement and shall (and cause any of the Foreign Subsidiaries, if applicable, to) take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement. The Foreign Subsidiaries shall not be a "Seller" hereunder. The Seller shall convey as soon as practicable after the Closing any Assets of the Foreign Subsidiaries not conveyed at the Closing by executing an instrument of transfer substantially in the form of the Bill of Sale. The Purchaser acknowledges that certain or all of the Assets of the Foreign Subsidiaries may not be conveyed at the Closing and that the failure to convey such Assets will not breach any representation and warranty, covenant or condition herein. Until such Assets of the Foreign Subsidiaries have been conveyed, the Seller shall cooperate, and shall cause Foreign Subsidiaries to cooperate, to provide the Purchaser with the benefit of such Assets and the Purchaser shall cooperate to assume the obligations associated with such Assets. If a material amount of the Assets held by the Foreign Subsidiaries cannot be transferred at the Closing, the parties agree that the payment of a portion of the Closing Cash Payment (the exact amount of which shall be mutually agreed upon by the parties based upon the facts and circumstances then existing) shall be delayed until such time as such Assets are successfully transferred to the Purchaser.

         5. Conditions Precedent to the Obligation of the Purchaser. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment on or prior to the Closing Date of each of the following conditions, any one or more of which (to the extent permitted by law) may be waived by the Purchaser:

         5.1 Representations and Warranties; Covenants. The representations and warranties of the Seller contained in this Agreement shall be true and correct (without giving effect to any materiality or Material Adverse Effect qualifiers set forth therein), as of the date of this Agreement and as of the Closing with the same force and effect as if made as of the Closing, other than such representations and warranties that are made as of another date, which representations and warranties shall be true and correct as of such date, except where the failure of the representations and warranties described in this
Section 5.1 to be true and correct would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The covenants and agreements contained in this Agreement to be complied with by the Seller at or before the Closing shall have been complied with in all material respects. The Purchaser shall have received a certificate of the Seller to such effect signed by a duly authorized officer thereof.

         5.2 No Order. No Governmental Body shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions and which are not satisfied or resolved or preempted by the Sale Approval Order.

         5.3 HSR Act Filing. Each party to this Agreement required to file a notification and report form in compliance with the HSR Act (and foreign counterparts thereof) shall have filed such form and the applicable waiting period with respect to each such form (including any extensions thereof) shall have expired or been terminated.

         5.4 Bankruptcy Filing. The Bankruptcy Case shall not have been dismissed or converted to Chapter 7 of the Bankruptcy Code and no trustee shall have been appointed. The Bankruptcy Court shall have entered the Sale Approval Order and it shall not have been vacated, reversed or stayed.

         5.5 Consents. All material consents and notices required to be obtained or made to enable the Seller and the Subsidiaries to assign and the Purchaser to assume the Assigned Contracts listed on Schedule 5.5 shall have been obtained or made by the Seller or the Subsidiaries.

         5.6 Closing Documents. The Seller shall have delivered to the Purchaser on the Closing Date the documents required to be delivered pursuant to
Section 1.9.

         5.7 Releases. The Seller shall release, and shall execute such documents as are necessary or appropriate to evidence such release, all Transferred Employees, as of the time of the Closing, from any and all noncompetition and nonsolicitation restrictions to which such transferred Employees may be subject pursuant to any agreement with or plan of the Seller.

         6. Conditions Precedent to the Obligation of the Seller to Close. The obligation of the Seller to consummate the transactions contemplated by this Agreement is subject to the fulfillment on or prior to the Closing Date of each of the following conditions, any one or more of which (to the extent permitted by law) may be waived by the Seller:

         6.1 Representations and Warranties; Covenants. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct (without giving effect to any materiality or material adverse effect to the Purchaser qualifiers set forth therein), as of the date of this Agreement and as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties that are made as of another date, which representations and warranties shall be true and correct as of such date, except where failure of the representations and warranties described in this Section 6.1 to be true and correct would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect to the Purchaser. The covenants and agreements contained in this Agreement to be complied with by the Purchaser at or before the Closing shall have been complied with in all material respects. The Seller shall have received a certificate of the Purchaser to such effect signed by a duly authorized officer thereof.

         6.2 No Order. No Governmental Body shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions and which are not satisfied or resolved or preempted by the Sale Approval Order.

         6.3 HSR Act Filing. Each party to this Agreement required to file a notification and report form in compliance with the HSR Act (and foreign counterparts thereof) shall have filed such form and the applicable waiting period with respect to each such form (including any extensions thereof) shall have expired or been terminated.

         6.4 Sale Approval Order. The Bankruptcy Court shall have entered the Sale Approval Order, and the Sale Approval Order shall have become a Final Order and not have been vacated, reversed or stayed.

         6.5 Closing Documents. The Purchaser shall have delivered to the Seller on the Closing Date the documents and payments required to be delivered by it pursuant to Section 1.10.

         7.       Termination of Agreement.

         7.1 Termination Prior to Closing; Break-Up Fee. Notwithstanding anything herein to the contrary, this Agreement may be terminated, and the transactions contemplated by this Agreement abandoned, upon notice by the terminating party to the other party:

                  (a) at any time before the Closing, by the mutual written consent of the Seller and the Purchaser;

                  (b) by either the Seller or the Purchaser if the Closing shall not have occurred prior to October 31, 2003; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date;

                  (c) at any time before the Closing, by the Purchaser on the one hand, or the Seller, on the other hand, in the event of a material breach of this Agreement by the non-terminating party or if the satisfaction of any condition to such party's obligations under this Agreement becomes impossible with the use of commercially reasonable efforts and the failure of such condition to be satisfied is not caused by a breach by the terminating party;

                  (d) by either the Seller or the Purchaser, if the Bankruptcy Court approves a sale, transfer or other disposition by the Seller of all or substantially all of the assets of the Seller relating to the Business or all or a substantial part of any of the Assets to a Person (or group of Persons) other than the Purchaser (a "Competing Transaction");

                  (e) by the Purchaser (provided that the Purchaser is not then in material breach of any provision of this Agreement), if any of the following shall occur:

                           (i)      the Bankruptcy Case is dismissed or
         converted to chapter 7 of the Bankruptcy Code or a trustee is appointed for the Seller;

                           (ii) the Bidding Procedures Order shall not have been entered on or before the thirtieth (30th) day after the date hereof; provided, however, that the Purchaser shall not be entitled to exercise its rights under this clause (ii) later than five (5) Business Days after such thirty day period has expired or if the Bidding Procedures Order has been entered by the Bankruptcy Court prior to the Purchaser exercising such rights;

                           (iii) if the Sale Approval Order has not been entered by the Bankruptcy Court within seventy-five (75) days after the date hereof; provided, however, that the Purchaser shall not be entitled to exercise its rights under this clause (iii) later than five
         (5) Business Days after such seventy-five day period has expired or if the Sale Order has been entered by the Bankruptcy Court prior to the Purchaser exercising such rights.

         7.2      Termination Payments.

                  (a)      In the event that this Agreement is terminated under
Section 7.1(b), (c) (with respect to Sections 7.1(b) and (c), only if and to the extent that the Seller has not used commercially reasonable efforts to consummate the transactions herein) or (e), and provided that the Purchaser is not in material breach of any provision of this Agreement prior to such termination, the Seller shall be obligated to pay the Purchaser an amount in cash equal to the total amount of fees, costs and expenses incurred by the Purchaser in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including without limitation all filing and notification fees, and all fees and expenses of the Purchaser's Representatives (the "Expense Reimbursement"). The Expense Reimbursement shall not exceed $1,250,000 (the "Expense Reimbursement Limit"). For purposes of both this Section 7.2(a) and Section 7.2(b) below, and provided that the Expense Reimbursement does not exceed the Expense Reimbursement Limit, the Seller acknowledges and agrees that the Expense Reimbursement is a reasonable amount given the size and complexity of the transactions contemplated by this Agreement. The Expense Reimbursement shall be paid by wire transfer or other means acceptable to the Purchaser not later than five (5) Business Days following the Seller's receipt of written notice from the Purchaser describing the fees and expenses which constitute the Expense Reimbursement in reasonable detail (the "Expense Reimbursement Notice").

                  (b)      In the event that this Agreement is terminated under
Section 7.1(d), and provided that the Purchaser is not in material breach of any provision of this Agreement prior to such termination, the Seller shall: (i) pay the Purchaser, in cash, the Expense Reimbursement (up to the Expense Reimbursement Limit) by wire transfer or other means acceptable to the Purchaser not later than five (5) Business Days following receipt by the Seller of the Expense Reimbursement Notice; and (ii) pay to the Purchaser, in cash, the sum of $4,375,000 (the "Break-up Fee") not later than the earlier of: (A) five (5) Business Days after the closing of a Competing Transaction and (B) five (5) Business Days after the date of the termination of a Competing Transaction prior to closing; provided that the Break-up Fee shall only be payable by the Seller pursuant to Section 7.2(b)(ii)(B) if the Seller retains a good faith deposit remitted to the Seller by a purchaser in a Competing Transaction. The Purchaser acknowledges and agrees that if the Bidding Procedures, other than the amount of the Break-Up Fee and/or the Expense Reimbursement, set forth in the Bidding Procedures Order are approved and if payment of the full amount of such Break-Up Fee and/or Expense Reimbursement are otherwise assured to the Purchaser, then the Purchaser may not terminate this Agreement pursuant to Section 7.1(e)(ii).

                  (c) The Purchaser acknowledges that the Purchaser shall not be relieved of its obligations hereunder if approval by the Bankruptcy Court of the provisions of Section 7.2(b)(ii)(B) herein is not obtained but payment of the Break-Up Fee in the circumstances set forth in Section 7.2(b)(ii)(B) is otherwise assured.

         7.3 Survival After Termination. If this Agreement is terminated pursuant to Section 7.1 and the transactions contemplated hereby are not consummated, this Agreement shall become null and void and have no further force or effect, except that any such termination shall be without prejudice to the rights of any party on account of the nonsatisfaction of the conditions set forth in Articles 5 and 6 resulting from the intentional or willful breach or violation of the representations, warranties, covenants or agreements of another party under this Agreement. Notwithstanding anything in this Agreement to the contrary, the provisions of Sections 4.2, 4.3, 7.2, this Section 7.3, and
Section 9 shall survive any termination of this Agreement.

         7.4 Waiver. Each party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto,
(b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (c) waive compliance with any of the agreements of the other party contained herein, or
(d) waive satisfaction of any condition to its obligations hereunder. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.

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                                                                              49

8.       Indemnification.

         8.1 Indemnification by the Seller. Subject to Section 4.15 and to the extent provided in this Article VIII, from and after the Closing Date, the Seller shall indemnify, defend and hold harmless the Purchaser's Indemnified Persons, and each of them, from and against any Losses incurred or suffered by the Purchaser's Indemnified Persons as a result of or arising from:

                  (a) any breach of any representation or warranty of the Seller;

                  (b) the breach of any covenant, agreement or other obligation of the Seller set forth in this Agreement;

                  (c)      the Excluded Liabilities;

                  (d) payments to be made under the Infiniti Settlement Agreement with regard to sales made on or before June 30, 2004;

                  (e) the Seller's pro rata portion of the Year End Bonuses paid by the Purchaser and calculated in accordance with Section 1.5(e);

                  (f) any payments required to be paid by the Seller pursuant to Section 1.6(d);

                  (g) any payments required to be paid by the Seller pursuant to Section 1.7(c); and

                  (h) any payments required to be paid by the Seller pursuant to Section 4.8(g).

         8.2 Seller Limitations. Notwithstanding anything in this Agreement to the contrary, in no event shall any of the Purchaser's Indemnified Persons recover, or seek to recover, by claim for indemnification or otherwise, any Losses until:

                  (a) notice thereof shall have been given by or on behalf of any of the Purchaser's Indemnified Persons to the Seller in the manner provided in Section 8.5; and

                  (b) the aggregate of all Losses recoverable by the Purchaser's Indemnified Persons exceeds $750,000 (the "Purchaser Recovery Threshold"), in which event all Losses in excess of the Purchaser Recovery Threshold shall be recoverable by the Purchaser's Indemnified Persons in accordance with the terms of this Agreement; provided, that no loss exceeding the Indemnity Deposit shall be recoverable; and provided further that amounts payable by the Seller pursuant to Sections 8.1(d), (e), (f), (g) and (h): (A) shall not be subject to the Purchaser Recovery Threshold; (B) shall be paid promptly out of the Indemnity Deposit in accordance with the Indemnity Escrow Agreement, and (C) shall not be included in the calculation of determining whether the aggregate of all Losses recoverable by the Purchaser's Indemnified Parties for claims made pursuant to Sections 8.1(a), (b), and (c) exceeds the Purchaser Recovery Threshold.

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                                                                              50

                  (c) the obligations of the Seller under Section 8.1 shall be deemed to be waived by the Purchaser's Indemnified Persons to the extent of any waiver of Section 6.1 as provided in Section 4.15.

                  The Purchaser acknowledges and agrees that the Indemnity Deposit is the sole source of funding for any Claims for indemnification for the Purchaser Indemnified Parties and under no circumstances shall any Purchaser Indemnified Party be entitled to be indemnified to the extent the Losses exceed the Indemnity Deposit.

         8.3 Indemnification by the Purchaser. Subject to Section 4.15 and to the extent provided in this Article VIII, from and after the Closing Date, the Purchaser shall indemnify, defend and hold harmless the Seller's Indemnified Persons, and each of them, from and against any Losses incurred or suffered by the Seller's Indemnified Persons as a result of or arising from:

                  (a) any breach in any representation or warranty of the Purchaser;

                  (b) the breach of any covenant, agreement or other obligation of the Purchaser set forth in this Agreement;

                  (c)      the Assumed Liabilities; and

                  (d) any payments required to be paid by the Purchaser pursuant to Section 1.7(c).

         8.4 Purchaser's Limitations. Notwithstanding anything in this Agreement to the contrary, in no event shall any of the Seller's Indemnified Persons recover, or seek to recover, by claim for indemnification or otherwise, any Losses until:

                  (a) notice thereof shall have been given by or on behalf of any of the Seller's Indemnified Persons to the Purchaser in the manner provided in Section 8.5;

                  (b) the aggregate of all Losses recoverable by the Seller's Indemnified Persons exceeds $750,000 (the "Seller Recovery Threshold"), in which event all Losses in excess of the Seller Recovery Threshold shall be recoverable by the Seller's Indemnified Persons in accordance with the terms of this Agreement; provided that amounts payable by the Purchaser pursuant to
Section 8.3(d): (A) shall not be subject to the Seller Recovery Threshold; (B) shall be paid promptly by the Purchaser; and (C) shall not be included in the calculation of determining whether the aggregate of all Losses recoverable by the Seller's Indemnified Parties for claims made pursuant to Section 8.3(a),
(b), and (c) exceeds the Seller Recovery Threshold; and

                  (c) the obligations of the Purchaser under Section 8.3 shall be deemed to be waived by the Seller's Indemnified Persons to the extent of any waiver of Section 5.1 as provided in Section 4.15.

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                                                                              51

         8.5 Notice and Procedure. All claims for indemnification by any Indemnified Party against an Indemnifying Party under this Article VIII shall be asserted and resolved as follows:

                  (a) (i) If any claim or demand for which an Indemnifying Party would be liable for Losses to an Indemnified Party is alleged or asserted by a Person other than any of Purchaser's Indemnified Persons or any of Seller's Indemnified Persons (a "Third Party Claim"), the Indemnified Party shall deliver written notice (a "Claim Notice") promptly to the Indemnifying Party, together with a copy of all papers served, if any, and specifying the nature of and alleged basis for the Third Party Claim and, to the extent then feasible, the alleged amount or the estimated amount of the Third Party Claim. If the Indemnified Party fails to deliver the Claim Notice to the Indemnifying Party within twenty (20) days after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim if, and only to the extent that, the Indemnifying Party's ability to defend the Third Party Claim has been prejudiced by such failure. The Indemnifying Party will notify the Indemnified Party within thirty (30) days after receipt of the Claim Notice (the "Notice Period") whether the Indemnifying Party intends, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against the Third Party Claim. Should the Indemnifying Party elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, except as provided by
Section 8.5(a)(ii).

                           (i) If the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party intends to defend the Indemnified Party against the Third Party Claim, then the Indemnifying Party will have the right to defend, at its sole cost and expense, the Third Party Claim by all appropriate proceedings, which proceedings will be diligently prosecuted by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party (with the consent of the Indemnified Party, which shall not be unreasonably withheld or delayed). The Indemnifying Party will have full control of such defense and proceedings; provided, however, that the Indemnified Party may file during the Notice Period, at the sole cost and expense of the Indemnified Party, any motion, answer or other pleading that the Indemnified Party may deem necessary or appropriate to protect its interests and not prejudicial to the Indemnifying Party (it being understood and agreed that if an Indemnified Party takes any such action that is prejudicial or conclusively causes a final adjudication that is materially adverse to the Indemnifying Party (including, but not limited to, any admission of any liability with respect to, or settlement, compromise or discharge of, such Third Party Claim without the Indemnifying Party's prior written consent), the Indemnifying Party will be relieved of its obligations hereunder with respect to that portion of the Third Party Claim prejudiced by the Indemnified Party's action); provided, further, however, that, if requested by the Indemnifying Party, the Indemnified Party shall cooperate, at the sole cost and expense of the Indemnifying Party, with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest or,

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                                                                              52

         if appropriate in the judgment of the Indemnified Party, in making any counterclaim or cross-claim against any Person (other than the Indemnified Party). Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided thereunder. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim assumed by the Indemnifying Party pursuant to this
         Section 8.5(a)(ii) and, except as provided in this Section 8.5(a)(ii), the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnifying Party may not assume the defense of the Third Party Claim if (1) the Persons against whom the claim is made, or any impleaded Persons, include both the Indemnifying Party and any Indemnified Party, and (2) representation of both such Persons by the same counsel would be inappropriate due to conflicting interests between them, in which case any Indemnified Party shall have the right to defend the Third Party Claim and to employ counsel at the expense of the Indemnifying Party.

                           (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Notice Period that the Indemnifying Party intends to defend the Indemnified Party against the Third Party Claim, or if the Indemnifying Party gives such notice but fails to diligently prosecute or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Notice Period, then the Indemnified Party will have the right (but not the obligation) to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be diligently prosecuted by the Indemnified Party to a final conclusion or settled at the discretion of the Indemnified Party. In any such instance, the Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that, if requested by the Indemnified Party, the Indemnifying Party shall cooperate, at the sole cost and expense of the Indemnifying Party, with the Indemnified Party and its counsel in contesting the Third Party Claim which the Indemnified Party is contesting, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim or cross claim against any Person (other then the Indemnifying Party).

                           (iii) If the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party disputes its obligation to indemnify the Indemnified Party against the Third Party Claim, and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to
         Section 8.5(a) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonably incurred costs and expenses.

                  (b) In the event any Indemnified Party should have a claim against any Indemnifying Party that is not a Third Party Claim, the Indemnified Party shall deliver a written notice (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party specifying the nature of and specific basis for the claim and, to the extent then feasible, the amount or the estimated amount of the claim. The failure by any Indemnified Party to give timely notice referred to in the preceding sentence shall not impair such Person's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been significantly prejudiced thereby. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days following its receipt of the Indemnity Notice that the Indemnifying Party disputes its obligation to indemnify the Indemnified Party hereunder, the claim will be conclusively deemed a liability of the Indemnifying Party hereunder.

                  (c) If the Indemnifying Party timely disputes its liability with respect to a claim described in a Claim Notice or an Indemnity Notice, the Indemnifying Party and the Indemnified Party shall proceed promptly and in good faith to negotiate a resolution of such dispute within sixty (60) days following receipt of the Claim Notice or Indemnity Notice.

                  (d)      Except where liability is disputed pursuant to
Section 8.5(c), the Indemnifying Party shall pay the amount of any liability to the Indemnified Party within thirty (30) days following the final resolution of any Third Party Claim or any such other Claim by the Indemnified Party. In the event the Indemnified Party is not paid in full for its claim in a timely manner after the Indemnifying Party's obligation to indemnify and the amount thereof has been determined, the amount due shall bear interest from the date that the Indemnifying Party received the Claim Notice or the Indemnity Notice until paid at the Discount Rate provided, and in addition to any other rights it may have against the Indemnifying Party, the Indemnified Party shall have the right to set-off the unpaid amount of such Claim against any amounts owed by it to the Indemnifying Party.

                  (e) Any estimated amount of a Claim submitted in a Claim Notice or an Indemnity Notice shall not be conclusive of the final amount of such Claim, and the giving of a Claim Notice when an Indemnity Notice is properly due, or the giving of an Indemnity Notice when a Claim Notice is properly due, shall not impair such Indemnified Party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been prejudiced thereby.

         8.6 Remedies. The indemnification provisions of this Article VIII shall be the sole and exclusive remedy of the parties following the Closing, including for any Claims for the recovery of Losses, whether directly or by way of contribution, for any and all breaches or alleged breaches of any representation, warranties, covenants or agreements of the parties or other provision of this Agreement or the transactions contemplated hereby other than for claims of, or causes of action arising from fraud. Under no circumstances shall any Indemnified Party be entitled to be indemnified for punitive or other similar damages.

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                                                                              54

         8.7 Survival of Representations; Indemnity Periods. Notwithstanding any right of the Purchaser (whether or not exercised) to investigate the Business or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, the Seller has, on the one hand, and the Purchaser has, on the other hand, the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations and warranties in this Agreement made by the Seller and the Purchaser respectively will survive the Closing until the one year anniversary of the Closing Date (the "Survival Period"); provided that:

                  (a) any representation, warranty, covenant or agreement that would otherwise terminate in accordance with the Survival Period shall survive if a Claim Notice or an Indemnity Notice , in either case specifying in reasonable detail the nature of the Claim, shall have been given on or prior to the expiration of such Survival Period, until the related Claim for indemnification has been satisfied or otherwise resolved as provided in this
Section 8; provided, however, that all Claims for indemnification specified in the Claim Notice or Indemnity Notice must be asserted prior to the expiration of the Survival Period and if any such Claim is not made before the expiration of the Survival Period, the Indemnified Party shall not be entitled to indemnification; and

                  (b) covenants and agreements to be performed after the Closing Date will survive the Closing for the term specified therein, or, if no term is specified, indefinitely.

         9.       Miscellaneous.

         9.1      Certain Definitions.

                  (a) As used in this Agreement, the following terms have the following meanings:

         "ACCOUNTS RECEIVABLE" means accounts receivable and all trade receivables arising primarily in connection with the operation or conduct of the Business or the Subsidiaries, together with any unpaid interest accrued thereon from the respective obligors and any security or collateral therefor, including recoverable deposits.

         "AFFILIATE" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

         "ASSIGNED INVENTORY" means all Inventory other than the Excluded Inventory.

         "ASSIGNED SPORTING GOODS RIGHTS" means the rights of the Seller under Sections 5.3, 5.5, 5.9, 5.19 and 5.22 and Article XI (to the extent applicable) of the Sporting Goods APA and the Sporting Goods Transition Services Agreement (other than amounts owing to the Seller on the Closing Date).

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                                                                              55

         "ASSIGNMENT AND ASSUMPTION AGREEMENT" means the Assignment and Assumption Agreement substantially in the form of Exhibit A hereto to be executed by the Purchaser and the Seller on the Closing Date.

         "ASSIGNMENTS OF INTANGIBLE PROPERTY" means the Assignments of Intangible Property substantially in the form of Exhibit G hereto to be executed by the Seller on the Closing Date.

         "ASSUMED CONTRACTS" means the Contracts listed on Schedule 1.1(b).

         "ASSUMED SPORTING GOODS OBLIGATIONS" means the obligations of the Seller under Sections 5.2(c), 5.3, 5.5, 5.6 (to the extent applicable), 5.9, 5.12, 5.14, 5.19, 5.22 and 5.23 and Article XI (to the extent applicable) of the Sporting Goods APA and the Sporting Goods Transition Services Agreement.

         "BILL OF SALE" means Bills of Sale substantially in the form of Exhibit B hereto to be executed by the Seller on the Closing Date.

         "BOOKS AND RECORDS" means all files, documents, instruments, papers, books and records, including Tax books and records (whether stored or maintained in hard copy, digital or electronic format or otherwise) of the Seller used by the Seller primarily in connection with the ownership, operation or conduct of the Business or the Assets, including Contracts, customer lists, customer information and account records, computer files, data processing records, employment and personnel records, advertising and marketing data and records, credit records, records relating to suppliers and other data.

         "BUSINESS" means the Seller's and the Subsidiaries' business of (i) manufacturing, marketing, distributing and selling golf clubs, golf balls, golf shoes, golf bags, golf gloves, golf equipment and golf-related hard goods and
(ii) licensing third parties to use the TOP-FLITE, BEN HOGAN, STRATA and related trademarks on other products.

         "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which banks located in New York, New York are authorized or obligated to close.

         "CLAIM" means a suit, claim, action, proceeding, inquiry, investigation, litigation, demand, charge, complaint, grievance, arbitration, indictment, information, or grand jury subpoena.

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985 as described in Section 4980B of the Code, sections 601 et seq. of ERISA, each as amended, and the regulations promulgated thereunder.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "CONTRACT" means any written or oral agreement, arrangement, understanding, lease or instrument or other contractual or similar arrangement or commitment.

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                                                                              56

         "CURE COSTS" means the cure, compensation and restatement, costs and expenses of or relating to the assumption and assignment of the Assumed Contracts, Real Property Leases and Permits included in the Assets assumed and assigned to the Purchaser hereunder pursuant to Section 365 of the Bankruptcy Code.

         "CURRENT RECEIVABLES" means all Accounts Receivable that as of the Closing Date are not more than 90 days past due. For the sake of clarity, Current Receivables shall not include any accounts receivable associated with the ETONIC business or the Sporting Goods Business.

         "CURRENT RECEIVABLES DEPOSIT" means an amount equal to 10% of the Deemed Closing Date A/R Value of the Assigned Current Receivables, which shall be in cash to be delivered by the Purchaser to the Escrow Agent pursuant to
Section 1.10(c) and subject to the Current Receivables Escrow Agreement.

         "CURRENT RECEIVABLES ESCROW AGREEMENT" means the Current Receivables Escrow Agreement by and among the Seller, the Purchaser and the Escrow Agent, pursuant to which the Current Receivables Deposit will be delivered to the Escrow Agent at the Closing to secure certain obligations of the Seller under this Agreement, substantially in the form of Exhibit F attached hereto.

         "DEEMED CLOSING DATE A/R VALUE" means the gross asset value of the Current Receivables, or any subset thereof (where applicable), as of the Closing Date, excluding all reserves, but otherwise determined in accordance with the same method of valuation as that used in the Financial Statements and the books and records of the Seller consistent with past practices.

         "DEEMED CLOSING DATE INVENTORY VALUE" means (i) the consolidated standard cost, including both the variable and fixed overhead, of the Inventory, excluding all intercompany profit, all reserves and capitalized variances, but otherwise determined in accordance with the same method of valuation as that used in the Financial Statements and the books and records of Seller multiplied by (ii) 0.97.

         "DEFECT" means a defect, fault, imperfection, impurity or dangerous propensity of any kind, whether in design, manufacture, production, materials, workmanship, processing or otherwise, including, without limitation, any failure to warn or breach of express or implied warranties or representations, or the failure to warn of the existence of any defect, fault, imperfection, impurity or dangerous propensity with respect to the products sold in the course of operating the Business.

         "DISCOUNT RATE" means the discount rate as reported in The Wall Street Journal, New York Edition on the Closing Date.

         "ENCUMBRANCES" means all Liens, claims, conditional sales agreements, rights of first refusal or options.

         "EQUIPMENT" means all equipment, furniture, fixtures, machinery, tools, plant, inventory, supplies, testing equipment, motor vehicles, office equipment, computers and peripheral equipment and supplies of the Seller, which are used primarily in connection with the ownership, conduct or operation of the Business.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ESCROW AGENT" means U.S. Bank National Association.

         "ETONIC BUSINESS" means the ETONIC golf shoe and golf glove business formerly operated by the Seller, together with the Seller's former rights as licensor of the trademark ETONIC for use on athletic shoes, apparel, and other products.

         "ETONIC SALE AGREEMENTS" means collectively each of the following agreements, dated as of April 8, 2003: (i) the Asset Purchase Agreement (the "ETONIC APA") between the Seller, Lisco Sports, Inc. and ETONIC Worldwide LLC ("EWL"); (ii) the Transition Services Agreement (the "ETONIC Transition Services Agreement") by and between EWL and the Seller; (iii) the Escrow Agreement (the "ETONIC Escrow Agreement") by and among EWL, the Seller and Brown Brothers Harriman & Co.; and (iv) all other agreements and documents entered into in connection therewith, each, as may be amended and supplemented from time to time.

         "EXCLUDED CONTRACTS" means all Contracts other than those listed on
Schedule 1.1(b).

         "EXCLUDED EQUIPMENT" means the Equipment of the Seller and the Subsidiaries listed on Schedule 1.2(c).

         "EXCLUDED ETONIC RIGHTS" means all rights of the Seller pursuant to the ETONIC Sale Agreements.

         "EXCLUDED INFORMATION" means all customers lists, customer information and account records, and records relating to suppliers described on Schedule 1.2(g), in each case that relate primarily to the Excluded Operations.

         "EXCLUDED INTELLECTUAL PROPERTY" means the Intellectual Property listed on Schedule 1.2(f).

         "EXCLUDED INVENTORY" means the Inventory of the Seller and its Subsidiaries listed on Schedule 1.2(b). Such Excluded Inventory relates primarily to the Excluded Operations and includes Inventory defined as "Excluded Inventory" pursuant to the Sporting Goods APA.

         "EXCLUDED PERMITS" means the Permits of the Seller and the Subsidiaries listed on Schedule 1.2(d).

         "EXCLUDED OPERATIONS" means the assets sold pursuant to the ETONIC APA, the assets sold pursuant to the Sporting Goods APA, the ETONIC Business and the Sporting Goods Business.

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                                                                              58

         "EXCLUDED SECURITIES" means the securities described on Schedule 1.2(h) which were issued in connection with proceedings of a bankruptcy of a customer.

         "EXCLUDED SPORTING GOODS RIGHTS" means the rights of the Seller pursuant to the Sporting Goods Sale Agreements other than the Assigned Sporting Goods Rights.

         "FINAL ORDER" means an order of the Bankruptcy Court or other court of competent jurisdiction: (a) as to which no appeal, notice of appeal, motion to amend or make additional findings of fact, motion to alter or amend judgment, motion for rehearing or motion for new trial has been timely filed or, if any of the foregoing has been timely filed, it has been disposed of in a manner that upholds and affirms the subject order in all material respects without the possibility for further appeal or rehearing thereon; (b) as to which the time for instituting or filing an appeal, motion for rehearing or motion for new trial shall have expired; and (c) as to which no stay is in effect; provided, however, that the filing or pendency of a motion under Federal Rule of Bankruptcy Procedure 9024 shall not cause an order not to be deemed a "Final Order" unless such motion shall be filed within ten (10) days of the entry of the order at issue.

         "FOREIGN SUBSIDIARIES" means the Subsidiaries other than Lisco Sports, Inc.

         "GOVERNMENTAL BODY" means a domestic or foreign national, federal, state, provincial, or local governmental, regulatory or administrative authority, department, agency, commission, court, tribunal, arbitral body or self-regulated entity.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "INDEMNIFIED PARTY" means any Person entitled to indemnification under
Article VIII.

         "INDEMNIFYING PARTY" means any Person obligated to indemnify another Person under Article VIII.

         "INDEMNITY DEPOSIT" means initially $12,500,000 in cash to be delivered by the Purchaser to the Escrow Agent pursuant to Section 1.10(b) and subject to the Indemnity Escrow Agreement. In accordance with the Indemnity Escrow Agreement, on the six month anniversary of the Closing Date, the Released Amount shall be released to the Seller. The "Released Amount" shall be (i) the remaining Indemnity Deposit on the six month anniversary of the Closing Date minus (ii) the sum of (A) $6,250,000, plus (B) any amount then payable to the Purchaser's Indemnified Persons, plus (C) any additional Third Party Claims or Indemnity Claims claimed in good faith by the Purchaser's Indemnified Persons and disputed in good faith by the Seller as the Indemnifying Party. If the result of the foregoing calculation results in the Released Amount being zero or a negative number, then no amount shall be released from the Indemnity Deposit on the six month anniversary of the Closing Date.

         "INDEMNITY ESCROW AGREEMENT" the Indemnity Escrow Agreement by and among the Seller, the Purchaser and the Escrow Agent, pursuant to which the Indemnity

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                                                                              59

Deposit will be delivered to the Escrow Agent at the Closing to secure certain obligations of indemnity of the Seller under this Agreement substantially in the form of Exhibit E attached hereto.

         "INDEPENDENT ACCOUNTANTS" means Ernst & Young LLP.

         "INFINITI SETTLEMENT AGREEMENT" means the settlement agreement between the Seller and the Infiniti Golf Company, to be entered into following the Closing and relating to the item disclosed on Schedule 2.15, which agreement shall not be amended or modified by the Purchaser without the prior written consent of the Seller; provided that the Purchaser may amend or modify the Infiniti Settlement Agreement without the consent of the Seller so long as such amendment or modification does not increase the amount of the indemnification obligation owed by the Seller to the Purchaser.

         "INTELLECTUAL PROPERTY" means all (i) inventions, discoveries, processes, designs, techniques, developments and related improvements, whether or not patentable, (ii) United States patents, patent applications, divisionals, continuations, reissues, renewals, registrations, confirmations, re-examinations, extensions and any provisional applications, of any such patents or patent applications, and any foreign or international equivalent of any of the foregoing, (iii) any United States registered or pending trademark, trade dress, service mark, service name, trade name, brand name, logo, domain name, or business symbol and any foreign or international equivalent of any of the foregoing, and all goodwill associated therewith, (iv) any work specifications, software (including object and source code listing) and artwork, and (v) technical, scientific, and other know-how and information, trade secrets, methods, processes, practices, formulas, designs, assembly procedures, specifications owned by, or used primarily in the operation of the Business by, the Seller and the Subsidiaries, in each case, other than the Excluded Intellectual Property.

         "INVENTORY" means all inventory of the Seller and its Subsidiaries, wherever located, including raw materials, supplies, packaging, spare parts, finished goods and work-in-process, and additions thereto and all other materials and supplies to be used or intended for use or consumed in the production of products primarily related to the Business.

         "IRS" means the United States' Internal Revenue Service.

         "LIABILITIES" means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, choate or inchoate matured or unmatured, or otherwise. Without limiting the foregoing in any manner, the term "Liabilities" includes and refers to all liabilities and obligations for or with respect to Taxes, including without limitation, liabilities for Taxes of any Person under Treasury Regulation Section 1.1502-6

(or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         "LIEN" means any security interest, mortgage, pledge, lien, encumbrance, charge or claim (as defined in Section 101(5) of the Bankruptcy
Code).

         "LOSSES" means any and all damages, costs, losses, Liabilities, expenses or obligations (including all Taxes, interest, penalties, court costs, costs of preparation and investigation, and reasonable attorneys', accountants', and other professional advisors' fees and expenses).

         "MATERIAL ADVERSE EFFECT" means any change in, or effect on, the Business that is materially adverse to the results of operations or the financial condition of the Seller or the Business, other than (i) changes or effects resulting from the transactions contemplated by this Agreement, the announcement thereof or any actions by Seller with regard to, including any failure to pay, Excluded Liabilities, (ii) changes in U.S. general economic or securities market conditions, (iii) changes or conditions generally affecting the golf or golf equipment industry or the industry for other golf related equipment, (iv) changes resulting from acts of terrorism or acts of war or escalation of hostilities, whether occurring within or outside the United States, or any effect of any such acts or hostilities on general economic or other conditions, except to the extent such acts disproportionately affect (in a manner that is material and adverse) the Seller or the Business or (v) changes or effects resulting from or relating to the Bankruptcy Case.

         "PAST DUE RECEIVABLES" means all Accounts Receivable that as of the Closing Date are more than 90 days past due.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor entity thereto.

         "PERMITTED ENCUMBRANCE" means (a) Liens for Taxes and assessments not yet payable, (b) inchoate mechanics' Liens for work in progress, (c) materialmen's, mechanics', carriers', workmen's and repairmen's Liens arising in the ordinary course and not past due and payable or the payment of which is being contested in good faith by appropriate proceedings, (d) Liens that will be released at or prior to Closing, (e) (i) easements, rights-of-way, servitudes, permits, licenses, surface leases, ground leases to utilities, municipal agreements, railway siding agreements and other rights, all as reflected in the official records of the jurisdictions where the Real Property is located, (ii) conditions, covenants or other restrictions reflected in the official records of the jurisdictions where the Real Property is located, and (iii) easements for streets, alleys, highways, telephone lines, gas pipelines, power lines, railways and other easements and rights-of-way on, over or in respect of any Real Property, all as reflected in the official records of the jurisdictions where the Real Property is located and that, with respect to clauses (a), (b), (c), and (d) above and this clause (e), individually or in the aggregate, do not or would not reasonably be expected to materially and adversely affect the current use or value of the Real Property subject thereto or the operations of the Seller as it is currently conducted, and (f) Liens related to purchase money security interests entered into in the ordinary course of business. Notwithstanding any provision herein to the contrary, a "Permitted Encumbrance" shall not include a Lien in favor of the PGBC.

         "PERSON" means any individual, corporation, partnership, limited liability company, limited liability partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

         "PREPAID EXPENSES" means all credits, prepaid expenses (including unamortized advertising expenses), deferred charges, advance payments, security deposits, and prepaid items (including in respect of Taxes) of the Seller arising primarily in connection with the operation or conduct of the Assets or the Business, in each case which are paid or prepaid by the Seller on or prior to the Closing Date and that correspond to, or are to be amortized during, a period after the Closing Date, which shall be valued based upon the same method of valuation used in preparing the Financial Statements and on the books of accounts and other financial records of the Business.

         "PURCHASER'S INDEMNIFIED PERSONS" means the Purchaser and the Purchaser's stockholders, members, Affiliates, successors and assigns, and their respective stockholders, partners, Affiliates, directors, trustees, officers, employees, agents and Representatives.

         "REPRESENTATIVE" means, with respect to a particular Person, any director, officer, manager, partner, member, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "RETAINED RECEIVABLES" means all Past Due Receivables, all Retained Current Receivables and all Accounts Receivable of the Seller that relate primarily to the Excluded Operations.

         "SELLER'S INDEMNIFIED PERSONS" means the Seller and the Seller's stockholders, members, Affiliates, successors and assigns, and their respective stockholders, partners, Affiliates, directors, trustees, officers, employees, agents and Representatives.

         "SELLER'S KNOWLEDGE" means the actual knowledge of the Chief Executive Officer of the Seller, the Chief Financial Officer of the Seller, the General Counsel of the Seller and the Executive Vice President of Operations of the Seller, or persons serving in such capacities to the extent that any such office is not held by a Person.

         "SIGNING BONUSES" means payments made promptly following the Closing pursuant to Section 1.5(f) to those Transferred Employees set forth on Schedule 1.5(f) in the amount set forth on such Schedule opposite the name of each Person listed thereon.

         "SPORTING GOODS BUSINESS" means the business sold to Russell pursuant to the Sporting Goods APA (which is referenced below).

         "SPORTING GOODS SALE AGREEMENTS" means collectively each of the following agreements: (i) the Asset Purchase Agreement, dated as of April 16, 2003, (the "Sporting Goods APA") by and between the Seller, Spalding Australia Pty Ltd., SHC, Inc. and

Russell Corporation ("Russell"), (ii) the Transition Services Agreement (the "Sporting Goods Transition Services Agreement"), dated as of May 16, 2003, by and between the Seller and Russell, (iii) the Security Agreement (the "Sporting Goods Security Agreement"), dated as of May 16, 2003, by and among the Seller and Russell, (iv) the Control Agreement, dated as of May 16, 2003, by and among the Seller, Russell and Wachovia Bank, and (v) all other agreements and documents entered into in connection thereto, each, as may be amended or supplemented from time to time.

         "SUBSIDIARY ASSETS" means the Assets of the Subsidiaries listed on
Schedule 1.1(a).

         "SUBSIDIARY STOCK" means the capital stock of each Subsidiary that is held of record by the Seller.

         "TAX" or "TAXES" means all taxes, charges, fees, imposts, levies or other assessments, including all net income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, transfer gains, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, real or personal property, and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts thereon, imposed by any taxing authority (federal, state, local or foreign) and shall include any transferee liability in respect of Taxes.

         "TAX RETURNS" means all returns, declarations, reports, forms, estimates, information returns and statements required to be filed in respect of any Taxes or to be supplied to a taxing authority in connection with any Taxes.

(b) (b) The following capitalized terms are defined in the following Sections of this Agreement:

Term                                                                                     Section
----                                                                                     -------
Acquisition..........................................................................    Recitals
Agreement............................................................................    Preamble
Applicable Interest..................................................................    1.6(e)
A/R Reconciliation...................................................................    1.7(a)(iv)
Assets...............................................................................    1.1
Assigned A/R Value...................................................................    1.7(a)(i)
Assigned Current Receivables.........................................................    1.7(a)(i)
Assumed Liabilities..................................................................    1.3
Bankruptcy Case......................................................................    Recitals
Bankruptcy Code......................................................................    Recitals
Bankruptcy Court.....................................................................    Recitals
Benefit Plan.........................................................................    2.17(a)
Bidding Procedures...................................................................    4.9
Bidding Procedures Order.............................................................    4.9
Break-Up Fee.........................................................................    7.2(b)

Term                                                                                     Section
----                                                                                     -------
Certificate of Occupancy.............................................................    2.13(f)
Claim Notice.........................................................................    8.5(a)
Closing..............................................................................    1.8
Closing Date.........................................................................    1.8
Closing Date Statement...............................................................    1.6(b)
Closing Inventory....................................................................    1.6(b)
Collection Fee.......................................................................    1.7(b)(i)
Collection Period....................................................................    1.7(b)(i)
Competing Transaction................................................................    7.1(d)
Confidentiality Agreement............................................................    4.2
Current Receivables Deficiency.......................................................    1.7(a)(iii)
Environmental Law....................................................................    2.10(a)
Environmental Permits................................................................    2.10(e)
Excluded Assets......................................................................    1.2
Excluded Liabilities.................................................................    1.4
Expense Reimbursement................................................................    7.2(a)
Expense Reimbursement Limit..........................................................    7.2(a)
Final Adjustment Date................................................................    1.6(d)
Final Closing Date Statement.........................................................    1.6(c)
Financial Statements.................................................................    2.5
Foreign Plans........................................................................    2.17(h)
Formerly Owned and Leased Real Property..............................................    2.13(j)
GAAP.................................................................................    2.5
Hazardous Material...................................................................    2.10(b)
Indemnity Notice.....................................................................    8.5(b)
Insurance Policies...................................................................    2.19
Leased Real Property.................................................................    2.13(b)
Material Contracts...................................................................    2.11(a)
Minor Deficiency.....................................................................    4.15
Objection............................................................................    1.6(c)
Owned Real Property..................................................................    2.13(a)
Permits..............................................................................    2.9
Petition Date........................................................................    Recitals
Purchase Price.......................................................................    1.5
Purchaser............................................................................    Preamble
Real Property........................................................................    2.13(c)
Real Property Leases.................................................................    2.13(b)
Requirement of Law...................................................................    2.8
Remediation..........................................................................    2.10(c)
Retained A/R Value...................................................................    1.7(a)(i)
Retained Current Receivables.........................................................    1.7(a)(i)
Returned Goods.......................................................................    1.7(d)
Sale Approval Order..................................................................    4.9
Schedules............................................................................    2
Seller...............................................................................    Preamble

Term                                                                                     Section
----                                                                                     -------
Seller Consents and Notices..........................................................    2.3(b)
Seller's Employees...................................................................    2.18(a)
Seller's Inventory Deficiency........................................................    1.6(d)
Space Leases.........................................................................    2.13(d)
Sporting Goods Financials............................................................    2.5
Straddle Period Accruals.............................................................    1.5(e)
Subsidiaries.........................................................................    2.2(a)
Survival Period......................................................................    8.7
Target Inventory.....................................................................    1.6(a)
Target Inventory Statement...........................................................    1.6(a)
Title IV Plan........................................................................    2.17(b)
Top-Flite Name.......................................................................    4.17
Tour Contracts.......................................................................    1.5(e)
Transitional Employee Reimbursement Amount...........................................    4.8(g)
Transitional Employees...............................................................    4.8(g)
Year End Bonuses.....................................................................    1.5(e)

         9.2      Consent to Jurisdiction; Service of Process; Waiver of Jury
Trial.

                  (a) The Purchaser and the Seller irrevocably and unconditionally consent to submit to the jurisdiction of the Bankruptcy Court for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating hereto except in the Bankruptcy Court).

                  (b) Any and all service of process and any other notice in any such Claim shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

                  (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY.

                  (d) EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE WAIVER IN SECTION 9.2(c), (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) SUCH PARTY MAKES SUCH WAIVER VOLUNTARILY AND (iv) SUCH PARTY HAS

BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, AGREEMENTS AND CERTIFICATIONS IN SECTION 9.2(c) AND THIS SECTION 9.2(d).

         9.3 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) on the day of delivery if delivered in person, or if delivered by facsimile upon confirmation of receipt, (b) on the first (1st) Business Day following the date of dispatch if delivered by a nationally recognized express courier service, or (c) on the tenth (10th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated by notice given in accordance with this Section 9.3 by the party to receive such notice:

                  (a)      if to the Purchaser, to:

                                          Callaway Golf Company
                                          2180 Rutherford Road
                                          Carlsbad, CA 92008-7328
                                          Attention: Steve McCracken, Esq.
                                          Facsimile: (760) 804-4242

                                          with a copy to:

                                          Gibson, Dunn & Crutcher LLP
                                          Jamboree Center
                                          4 Park Plaza, Suite 1400
                                          Irvine, California 92614-8557
                                          Attention: Thomas Magill, Esq.
                                          Facsimile: (949) 475-4648

                  (b)      if to the Seller, to:

                                          The Top-Flite Golf Company
                                          425 Meadow Street
                                          Chicopee, MA 01013-2135
                                          Attention: Peter A. Arturi, Esq.
                                          Facsimile: (413) 322-2200

                                          with a copy to:

                                          Paul, Weiss, Rifkind, Wharton &
                                             Garrison LLP
                                          1285 Avenue of the Americas
                                          New York, New York 10019-6064
                                          Attention: Kenneth M. Schneider, Esq.
                                          Facsimile: (212) 757-3990

         9.4 Entire Agreement. This Agreement, together with the Confidentiality Agreement and any other collateral agreements executed in connection with the consummation of the transactions contemplated hereby, contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, written or oral, with respect thereto. Any exception or disclosure made by Seller in the Schedules to this Agreement with regard to a representation of the Seller shall be deemed made with respect to any other representation by such party to which such exception or disclosure is reasonably apparent.

         9.5 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Purchaser and the Seller or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. All remedies, rights, undertakings, obligations, and agreements contained herein shall be cumulative and not mutually exclusive.

         9.6 Governing Law. This Agreement and all Claims with respect thereto shall be governed by and construed in accordance with federal bankruptcy law, to the extent applicable, and, where state law is implicated, the laws of the State of New York without regard to any conflict of laws rules thereof that might indicate the application of the laws of any other jurisdiction.

         9.7 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement is not assignable by any party without the prior written consent of the other party; provided that the Purchaser, in its sole discretion, may assign this Agreement to a wholly-owned subsidiary of the Purchaser, provided, further that the Purchaser shall not be relieved of any of its obligations under this Agreement as a result of such assignment.

         9.8 Usage. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms have correlative meanings when used herein in their plural or singular forms, respectively. Unless otherwise expressly provided, the words "include," "includes" and "including" do not limit the preceding words or terms and shall be deemed to be followed by the words "without limitation."

         9.9 Articles and Sections. All references herein to Articles and Sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. The Article and Section headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

         9.10 Interpretation. The parties acknowledge and agree that (a) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (c) the terms and provisions of this Agreement shall be construed fairly as to all parties, regardless of which party was generally responsible for the preparation of this Agreement.

         9.11 Severability of Provisions. If any provision or any portion of any provision of this Agreement shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement shall not be affected thereby. If the application of any provision or any portion of any provision of this Agreement to any Person or circumstance shall be held invalid or unenforceable, the application of such provision or portion of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby.

         9.12 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

         9.13     No Third Party Beneficiaries. Except as otherwise set forth in
Section 4.12 or with respect to the Assumed Sporting Goods Obligations, no provision of this Agreement is intended to, or shall, confer any third party beneficiary or other rights or remedies upon any Person other than the parties hereto. Without limiting the generality of the foregoing and except as otherwise set forth in Section 4.12 or, with respect to the Assumed Sporting Goods Obligations, the Sporting Goods Sale Agreements, no provision of this Agreement shall create any third party beneficiary rights in any employee or former employee of the Seller or any of the Subsidiaries (including any beneficiary or dependent thereof) in respect of continued employment by the Seller or any of the Subsidiaries or otherwise.

         9.14 Bulk Transfer Law. The Purchaser hereby waives compliance by the Seller with the provisions of any so-called bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   CALLAWAY GOLF COMPANY

                                    By:    /s/ RONALD A. DRAPEAU
                                    __________________________________
                                    Name:  Ronald A. Drapeau
                                    Title: Chairman of the Board,
                                           President and Chief Executive Officer

                                    THE TOP-FLITE GOLF COMPANY
                                    (f/k/a SPALDING SPORTS
                                    WORLDWIDE, INC.)

                                    By:    /s/ JAMES R. CRAIGIE
                                    __________________________________
                                    Name:  James R. Craigie
                                    Title: President and Chief Executive Officer

                                                                       Exhibit A

                                    [Form of]

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                  ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of _________, 2003 (this "Agreement"), by and between The Top-Flite Golf Company (f/k/a Spalding Sports Worldwide, Inc.), a Delaware corporation (the "Seller"), and Callaway Golf Company, a Delaware corporation (the "Purchaser").

                              W I T N E S S E T H:

                  WHEREAS, the parties have entered into an Asset Purchase Agreement dated as of June 30, 2003 (the "Asset Purchase Agreement"; capitalized terms used and not defined herein are used herein as defined in the Asset Purchase Agreement), providing for the sale to the Purchaser of certain assets of the Seller and the assignment to the Purchaser of certain liabilities of the Seller; and

                  WHEREAS, the execution and delivery of this Agreement by the Seller and the Purchaser is a condition to the obligations of the parties to consummate the transactions contemplated by the Asset Purchase Agreement;

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the parties hereby agree as follows:

                  1. The Seller hereby assigns, transfers, and conveys to the Purchaser all of the Seller's legal, beneficial, and other right, title and interest in and to the Assumed Contracts.

                  2. The Purchaser hereby assumes and agrees to pay, perform and discharge in accordance with their terms (whether fixed or contingent, matured or unmatured, arising by law or by Contract or otherwise), subject to any defenses or claimed offsets asserted in good faith against the obligee to whom such liabilities or obligations are owed, all the Assumed Liabilities as set forth in Section 1.3 of the Asset Purchase Agreement.

                  3. Any notice, request or other document to be given hereunder to either party hereto shall be given in accordance with Section 9.3 of the Asset Purchase Agreement.

                  4. This Agreement is not assignable without the prior written consent of the Seller; provided that the Purchaser, in its sole discretion, may assign this Agreement to a wholly-owned subsidiary of the Purchaser; provided, further that the Purchaser shall not be relieved of any of its obligations under this Agreement or the Asset Purchase Agreement as a result of such assignment.

                  5. This Agreement and all Claims with respect thereto shall be governed by and construed in accordance with federal bankruptcy law, to the extent applicable, and, where state law is implicated, the laws of the State of New York without regard to any conflict of laws rules thereof that might indicate the application of the laws of any other jurisdiction.

                  6. This Agreement may not be amended, waived or otherwise modified except by a written instrument signed by the parties hereto.

                  7. The Seller and the Purchaser shall execute, acknowledge (if appropriate) and deliver, or cause the execution, acknowledgement and delivery to others of such further documents and instruments as may reasonably be requested by the other party to implement the purposes of this Agreement.

                  6. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              CALLAWAY GOLF COMPANY

                              By: _____________________________
                              Name:
                              Title:

                              THE TOP-FLITE GOLF COMPANY (f/k/a
                              SPALDING SPORTS WORLDWIDE,
                              INC.)

                              By: _____________________________
                              Name:
                              Title:

                                                                       Exhibit B

                                   [Form of]

                                  BILL OF SALE

                  BILL OF SALE, dated as of _________, 2003 from The Top-Flite Golf Company (f/k/a Spalding Sports Worldwide, Inc.), a Delaware corporation (the "Seller"), to Callaway Golf Company, a Delaware corporation (the "Purchaser").

                  WHEREAS, the Seller and the Purchaser have entered into an Asset Purchase Agreement, dated as of June 30, 2003 (the "Asset Purchase Agreement"; capitalized terms used and not defined herein are used herein as defined in the Asset Purchase Agreement), providing for the sale to the Purchaser of certain assets of the Seller and the assignment to the Purchaser of certain liabilities of the Seller; and

                  WHEREAS, the execution and delivery of this Bill of Sale by the Seller is a condition to the obligations of the Purchaser to consummate the transactions contemplated by the Asset Purchase Agreement;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and pursuant to the Asset Purchase Agreement, the Seller by these presents hereby agrees as follows:

                  1. Sale and Assignment of Assets and Properties. The Seller does hereby sell, assign, transfer, convey, grant, bargain, set over, release, deliver and confirm unto the Purchaser, its successors and assigns, forever, the entire right, title and interest of the Seller in all of the Seller's properties, assets, and rights of every nature, kind and description, tangible and intangible (including goodwill) used by the Seller in the conduct of the Business, wherever such properties, assets and rights are located, whether real, personal or mixed, whether accrued, contingent or otherwise, as the same may exist on the Closing Date, other than the Excluded Assets (such rights, title and interests in and to all such assets, properties and claims being collectively referred to herein as the "Assets"), in accordance with, and with all of the protections afforded by, Sections 363 and 365 of the Bankruptcy Code. Subject to, and only as expressly limited by, the Excluded Assets, the Assets shall include all of the Seller's right, title, and interest in and to the assets, properties, rights and claims described in clauses (a) through (m) below:

                  (a)      the Subsidiary Assets;

                  (b)      all Assumed Contracts;

                  (c)      all Intellectual Property;

                  (d)      all Assigned Current Receivables;

                  (e)      all Assigned Inventory;

                  (f)      all Equipment;

                  (g)      all Prepaid Expenses;

                  (h)      all Books and Records;

                  (i)      all Permits;

                  (j)      all of the Assigned Sporting Goods Rights;

                  (k) all telephone numbers, addresses (including electronic mail addresses) used by the Seller or the Subsidiaries primarily in connection with the operation or conduct of the Business;

                  (l) all goodwill arising primarily in connection with the ownership, operation or conduct of the Assets and the Business; and

                  (m) all other property and assets of the Business, moveable and immoveable, real and personal, tangible or intangible, of every kind and description and wheresoever situated, including the full benefit of all representations, warranties, guarantees, indemnities, undertakings, certificates, covenants, agreements and all security therefor received by the Seller on the purchase or other acquisition of any part of the Assets.

                  2. Further Assurances. The Seller hereby agrees to execute, acknowledge (if appropriate) and deliver, or cause the execution, acknowledgment and delivery, of such further documents and instruments as may be reasonably requested by the Purchaser to implement the purposes of this Bill of Sale.

                  3. No Rights in Third Parties. Nothing expressed or implied in this Bill of Sale is intended to or shall confer upon any Person, other than the parties and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Bill of Sale.

                  4. Successors and Assigns. This Bill of Sale shall bind and inure to the benefit of the parties and their respective successors and assigns.

                  5. Governing Law. This Bill of Sale and all Claims with respect thereto shall be governed by and construed in accordance with federal bankruptcy law, to the extent applicable, and, where state law is implicated, the laws of the State of New York without regard to any conflict of laws rules thereof that might indicate the application of the laws of any other jurisdiction.

                  6. Counterparts. This Bill of Sale may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the Seller has caused this Bill of Sale to be duly executed as of the day and year first above written.

                              THE TOP-FLITE GOLF COMPANY (f/k/a
                              SPALDING SPORTS WORLDWIDE,
                              INC.)

                              By: _____________________________
                              Name:
                              Title:

Accepted and Agreed to:

CALLAWAY GOLF COMPANY

By: _____________________
Name:
Title:

                                                                       Exhibit C

                     IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

In re:                                      )        Chapter 11
                                            )
SHC, INC., et al.,                          )        Case No. 03-_____ (___)
                                            )
                                            )        (Jointly Administered)
                           Debtors.         )

             ORDER APPROVING DEBTORS' MOTION FOR ORDER (A) APPROVING SALE PROCEDURES INCLUDING, WITHOUT LIMITATION, EXPENSE REIMBURSEMENT AND BREAK-UP FEE; (B) APPROVING FORM AND
           MANNER OF NOTICE; (C) SCHEDULING A HEARING TO CONSIDER THE SALE OF SUBSTANTIALLY ALL OF THE DEBTORS' ASSETS; AND (D)
                            GRANTING RELATED RELIEF

                  Upon the motion (the "Motion") of SHC, Inc., Top-Flight, Inc., The Top-Flite Golf Company ("Top-Flite") and Lisco Sports, Inc., the above-captioned debtors and debtors-in-possession (collectively, the "Debtors"), requesting entry of an order (A) approving the sale procedures (the "Sale Procedures") with respect to the proposed sale (the "Asset Sale") of substantially all of the Debtors' assets (the "Assets"), including the Expense Reimbursement and Break-Up Fee as set forth below and in the Asset Purchase Agreement between Callaway Golf Company (the "Purchaser") and Top-Flite (the "Agreement"); (B) approving the form and manner of notice of the Auction(1) and the Sale Procedures; (C) scheduling a hearing (the "Sale Hearing") and objection and competing bid deadline with respect to the Asset Sale; and (D) granting related relief; and the Court having determined that the relief requested in the Motion is in the best interests of the

------------------
(1) Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Motion or in the Agreement.

Debtors, their estates, their creditors and other parties-in-interest; and due and adequate notice of the Motion having been given under the circumstances; and upon the Declarations of Matthew Cwiertnia and Kevin M. Golmont in support of the Motion and the Debtors' motion to authorize the Asset Sale, and the remainder of the record herein; and after due deliberation thereon; and good and sufficient cause appearing therefore, it is hereby

                  FOUND, CONCLUDED AND DECLARED THAT:(2)

                  A. This Court has jurisdiction over this matter and over the property of the Debtors and their bankruptcy estates pursuant to 28
U.S.C. Sections 157(a) and 1334.

                  B. This is a core proceeding pursuant to 28 U.S.C. Section 157(b)(2)(A), (M) and (O).

                  C. Good and sufficient notice of the Motion and the relief sought therein has been given and no other or further notice is required. A reasonable opportunity to object or be heard regarding the relief requested in the Motion has been afforded to parties in interest.

                  D.       The Debtors' proposed notices of (i) the Asset Sale,
(ii) the assumption and assignment of unexpired leases, license agreements and executory contracts and any cure amounts payable in respect thereof, as described or referred to in the Agreement, and (iii) the Sale Procedures, are appropriate and reasonably calculated to provide all interested parties with timely and proper notice of the Auction, the Asset Sale,

------------------
(2) Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

and the assumption and assignment of unexpired leases, license agreements and executory contracts and the Sale Procedures to be employed in connection therewith.

                  E. The Debtors have demonstrated a sound business justification for authorizing the payment of the Expense Reimbursement and Break-Up Fee to the Purchaser under the circumstances set forth in the Motion and the Agreement.

                  F. The Expense Reimbursement and Break-Up Fee are fair and reasonable, and were negotiated by the parties in good faith and at arms' length.

                  G. The Debtors' payment of the Expense Reimbursement and Break-Up Fee to the Purchaser, as set forth in the Agreement, is (a) an actual and necessary cost and expense of preserving the Debtors' bankruptcy estates, within the meaning of section 503(b) of the Bankruptcy Code, (b) of substantial benefit to the Debtors' estates, (c) reasonable and appropriate, including in light of the size and nature of the Asset Sale and the efforts that have been and will be expended by the Purchaser even though the proposed Asset Sale to the Purchaser is subject to higher or better offers, and (d) necessary to ensure that the Purchaser will continue to pursue its proposed acquisition of the Assets.

                  H. The Expense Reimbursement and Break-Up Fee were and are material inducements for, and conditions of, the Purchaser's entering into the Agreement. The Purchaser is unwilling to commit to hold open its offer to purchase the Assets under the terms of the Agreement unless it is assured of payment of the Expense Reimbursement and Break-Up Fee as more fully set forth in the Agreement. Assurance to the Purchaser of payment of the Expense Reimbursement and Break-Up Fee has promoted and will promote more competitive bidding by inducing the Purchaser's bid that otherwise would not have been made, and without which bidding would have been and would continue to be limited. Further, because the Expense Reimbursement and Break-Up Fee induced the Purchaser to research the value of the Assets and submit a bid that will serve as a minimum or floor bid for all of the Assets on which other bidders and the Debtors can rely, the Purchaser has provided a benefit to the Debtors' bankruptcy estates by increasing the likelihood that the price at which the Assets are sold will reflect their true worth.

                  I. Absent authorization of the payment of the Expense Reimbursement and Break-Up Fee, the Debtors may lose the opportunity to obtain the highest and best available offer for the Assets and the downside protection afforded by the Agreement. In light of the benefit to the Debtors' estates realized by having a fully negotiated Agreement, an Agreement which will enable the Debtors to preserve the value of their business, ample support exists for the approval of the Expense Reimbursement and Break-Up Fee as contemplated in the Agreement.

                  J. The entry of this Order is in the best interests of the Debtors, their estates, their creditors and other parties-in-interest; and it is therefore

                  ORDERED, ADJUDGED AND DECREED THAT:

                  1.       The relief requested in the Motion is granted.

                  2. All objections to the entry of this Order that have not been withdrawn, waived, resolved or settled, and all reservations of rights included therein, are hereby denied and overruled on the merits with prejudice.

                  3. The Sale Procedures attached hereto as Exhibit A are hereby approved and shall apply with respect to the Asset Sale.

                  4. The Expense Reimbursement and Break-Up Fee are each hereby approved.

                  5. Subject to the conditions and limitations set forth in the Agreement, in the event that the Agreement is terminated, the Debtors shall pay the Expense Reimbursement and Break-Up Fee to the Purchaser pursuant to the terms and conditions set forth in the Agreement.

                  6. The Debtors' obligation to pay the Expense Reimbursement and Break-Up Fee shall constitute an administrative expense claim in these cases under sections 503(b) and 507(a)(1) of the Bankruptcy Code, and shall be payable in accordance with the terms of the Agreement without further order of this Court.

                  7. The Debtors may sell the Assets by conducting an Auction in accordance with the Sale Procedures.

                  8. The Auction shall take place at __:__ a.m./p.m. (prevailing Eastern Time) on August __, 2003 or such later time as the Debtors shall notify the Purchaser and all Qualified Bidders who have submitted a Qualified Bid and expressed their intent to participate in the Auction (the "Auction Date"), at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064, or such other place as the Debtors shall notify Purchaser and all Qualified Bidders who have submitted a Qualified Bid and expressed their intent to participate in the Auction.

                  9. A Qualified Bidder that desires to make a bid shall file such bid with this Court and deliver written copies of its bid to (a) the Top-Flite Golf Company, 425 Meadow Street, Chicopee, MA 01013-2135, Attention:
Peter Arturi, General Counsel - With copies to: Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064,
Attention: Kenneth M. Schneider and Andrew N. Rosenberg, and Young Conaway Stargatt & Taylor LLP, The Brandywine Building, 1000 West Street, 17th Floor, P.O. Box 391, Wilmington, DE 19899-0391, Attention: Pauline K. Morgan, counsel for the Debtors, (b) Gibson, Dunn & Crutcher LLP, Jamboree Center, 4 Park Plaza, Suite 1400, Irvine, California 92614-8557, Attention: Thomas Magill, counsel to the Purchaser, (c) Wachtell, Lipton, Rosen & Katz, 51 West 52nd St., New York, N.Y. 10019, Attention: Scott K. Charles, Esq., counsel for the Debtors' prepetition bank group, and (d) counsel to any official committee of unsecured creditors appointed in these cases, not later than 4:00 p.m. (prevailing Eastern
Time) on August __, 2003 (the "Bid Deadline") and shall comply with the requirements set forth in the Sale Procedures for making such bid.

                  10. The Debtors shall have the right to reject any and all bids that they believe in their reasonable discretion does not conform with the Sale Procedures. The Purchaser's bid as embodied in the Agreement is deemed to be a conforming bid.

                  11. The Sale Hearing shall be held before this Court on August __, 2003 at __:__ a.m./p.m. (prevailing Eastern Time), or as soon thereafter as counsel and interested parties may be heard.

                  12. Not later than three (3) business days after the entry an Order approving this Motion, the Debtors will cause the Auction and Sale Notice attached to the Order as Exhibit B to be sent by first-class mail postage prepaid to all of the Debtors' creditors and equity interest holders of record, the Environmental Protection Agency, all state/local environmental agencies in any jurisdiction where the Seller owns or has owned or used real property, all entities known to have expressed a bona fide interest in acquiring the Assets, all taxing authorities or recording offices which have a reasonably known interest in the relief requested, the Office of the United States Trustee, counsel for any official committee of unsecured creditors appointed in these cases, all federal, state and local regulatory authorities with jurisdiction over the Debtors, the office of the United States Attorney, all insurers, all non-debtor parties to contracts or leases (executory or other), and other known parties-in-interest in these bankruptcy cases.

                  13. Not later than ten (10) business days after the entry of an Order approving this Motion, the Debtors shall cause the Auction and Sale Publication Notice, in a form substantially similar to the form attached to the Order as Exhibit C, to be published in (a) the national editions of The Wall Street Journal and The New York Times, and (b) The Chicopee Gazette, pursuant to Bankruptcy Rule 2002(l). Such notice is good and proper notice to such interested parties, including those whose identities are unknown to the Debtors.

                  14. Not later than three (3) business days after the entry of an Order approving this Motion, the Debtors shall cause the Cure Amount Notice, attached to the

Order as Exhibit D to be served on the non-debtor parties to all unexpired leases, license agreements and executory contracts.

                  15. Unless the non-debtor party to an unexpired lease, license agreement or executory contract files an objection (the "Cure Amount Objection") to its scheduled Prepetition Cure Amount on or before 4:00 p.m. (prevailing Eastern Time) on August __, 2003 (the "Cure Objection Deadline") and serves a copy of the Cure Amount Objection so as to be received no later than 4:00 p.m. (prevailing Eastern Time) on the same day, upon (a) the Top-Flite Golf Company, 425 Meadow Street, Chicopee, MA 01013-2135, Attention: Peter Arturi, General Counsel - With copies to: Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064, Attention: Kenneth
M. Schneider and Andrew N. Rosenberg, and Young Conaway Stargatt & Taylor LLP, The Brandywine Building, 1000 West Street, 17th Floor, P.O. Box 391, Wilmington, DE 19899-0391, Attention: Pauline K. Morgan, counsel for the Debtors, (b) Gibson, Dunn & Crutcher LLP, Jamboree Center, 4 Park Plaza, Suite 1400, Irvine, California 92614-8557, Attention: Thomas Magill, counsel to the Purchaser, (c) the Office of the United States Trustee, 844 King Street, Room 2313, Wilmington, Delaware, 19801, (d) Wachtell, Lipton, Rosen & Katz, 51 West 52nd St., New York, N.Y. 10019, Attention: Scott K. Charles, Esq., counsel for the Debtors' prepetition bank group, and (e) counsel to any official committee of unsecured creditors appointed in these cases, such non-debtor party shall (i) be forever barred from objecting to the Prepetition Cure Amount and from asserting any additional cure or other amounts with respect to such unexpired lease, license agreement or executory contract and the Debtors shall be entitled to rely solely upon the Prepetition Cure Amount; and (ii) be deemed to have consented to the assumption and assignment of such unexpired lease, license agreement or executory contract and shall be forever barred and estopped from asserting or claiming against the Debtors, Purchaser or such other successful bidder or any other assignee of the relevant unexpired lease, license agreement or executory contract that any additional amounts are due or defaults exist, or conditions to assumption and assignment must be satisfied under such unexpired lease, license agreement or executory contract.

                  16. In the event that a Cure Amount Objection is filed, the Cure Amount Objection must set forth (i) the basis for the objection, and
(ii) the amount the party asserts as the Prepetition Cure Amount. In the event that the Debtors and the non-debtor party to the unexpired lease, license agreement or executory contract cannot consensually resolve the Cure Amount Objection, the Debtors will segregate any disputed cure amounts pending the resolution of any such disputes by this Court or mutual agreement of the parties.

                  17. Objections, if any, to the relief requested in the Sale Motion must: (a) be in writing; (b) comply with the Bankruptcy Rules and the Local Bankruptcy Rules; (c) be filed with the clerk of the Bankruptcy Court for the District of Delaware, Fifth Floor, 824 Market Street, Wilmington, Delaware 19801, on or before 4:00 p.m. (prevailing Eastern Time) on August __, 2003 and (d) be served so as to be received no later than 4:00 p.m. (prevailing Eastern Time) on the same day, upon (i) the Top-Flite Golf Company, 425 Meadow Street, Chicopee, MA 01013-2135, Attention: Peter Arturi, General Counsel - With copies to: Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285

Avenue of the Americas, New York, New York 10019-6064, Attention: Kenneth M. Schneider and Andrew N. Rosenberg, and Young Conaway Stargatt & Taylor LLP, The Brandywine Building, 1000 West Street, 17th Floor, P.O. Box 391, Wilmington, DE 19899-0391, Attention: Pauline K. Morgan, counsel for the Debtors, (ii) Gibson, Dunn & Crutcher LLP, Jamboree Center, 4 Park Plaza, Suite 1400, Irvine, California 92614-8557, Attention: Thomas Magill, counsel to the Purchaser, (iii) the Office of the United States Trustee, 844 King Street, Room 2313, Wilmington, Delaware, 19801, (iv) Wachtell, Lipton, Rosen & Katz, 51 West 52nd St., New York, N.Y. 10019, Attention: Scott K. Charles, Esq., counsel for the Debtors' prepetition bank group, and (v) counsel to any official committee of unsecured creditors appointed in these cases.

                  18. Hearings on Cure Amount Objections may be held (a) at the Sale Hearing, or (b) on such other date as this Court may designate upon motion by the Debtors, provided that if the subject unexpired lease, license agreement or executory contract is assumed and assigned, the cure amount asserted by the objecting party (or such lower amount as may be fixed by this Court) shall be deposited and held in a segregated account by the Debtors pending further order of this Court or mutual agreement of the parties.

                  19. The Debtors' decision to assume and assign unexpired leases, license agreements and executory contracts is subject to Court approval and consummation of the Asset Sale. Absent consummation of the Asset Sale, each of the unexpired leases, license agreements and executory contracts shall neither be deemed assumed nor assigned and shall in all respects be subject to further administration under the Bankruptcy Code.

                  20. The notices to be issued in connection with the proposed Asset Sale, in the form of the notices annexed to the Order as Exhibits B, C and D are approved in all respects.

                  21. The Sale Hearing may be adjourned, from time to time, without further notice to creditors or other parties-in-interest other than by announcement of said adjournment before this Court or on this Court's calendar on the date scheduled for said hearing.

                  22. As provided by Bankruptcy Rules 6004(g) and 6006(d), this Order shall not be stayed for ten (10) days after the entry thereof and shall be effective and enforceable immediately upon its entry on this Court's docket.

                  23. This Court shall retain jurisdiction over any matters related to or arising from the implementation of this Order.

Dated: Wilmington, Delaware
          July __, 2003

                                               ______________________________
                                               UNITED STATES BANKRUPTCY JUDGE

                                                                       Exhibit D

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

         In re:                                )     Chapter 11
                                               )
         SHC, INC., et al.,                    )     Case No. 03-_____ (___)
                                               )
                                               )     (Jointly Administered)
                                 Debtors.      )

                  ORDER AUTHORIZING (I) SALE OF CERTAIN OF THE
                    DEBTORS' ASSETS FREE AND CLEAR OF LIENS,
             CLAIMS, ENCUMBRANCES AND INTERESTS, (II) ASSUMPTION AND
                  ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND
          UNEXPIRED LEASES, AND (III) ASSUMPTION OF CERTAIN LIABILITIES

                  Upon the motion, dated June __, 2003 (the "Motion")(1) of the above-captioned debtors and debtors-in-possession (the "Debtors"), for, inter alia, entry of an order under sections 105(a), 363, 365, and 1146(c) of title 11 of the United States Code (the "Bankruptcy Code") and Fed. R. Bankr. P. 2002, 6004, 6006, and 9014 (the "Sale Order") authorizing (i) the sale (the "Sale") by The Top-Flite Golf Company ("Top-Flite") and Lisco Sports, Inc. ("Lisco") of the Assets pursuant to and as described in the Asset Purchase Agreement, dated as of June __, 2003 (the "Agreement"),(2) between Top-Flite and Callaway Golf Company (the "Purchaser"), (ii) the Debtors' assumption and assignment to the Purchaser of the Assumed Contracts, pursuant to and as described in the Agreement, and
(iii) the assumption by the Purchaser of certain liabilities of Top-Flite (the "Assumed Liabilities"), pursuant to and as described in the Agreement; and the Court having entered an order on July __, 2003 (the "Procedures Order") approving (i) the

------------------------
(1) Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Motion or the Agreement, as the case may be; as to any conflicts with respect to such terms, the meanings contained in the Agreement shall control over the meanings contained in the Motion.

(2) A copy of the Agreement is annexed to this Order as Exhibit A.

Bidding Procedures, (ii) the form and manner of notice of the Auction, and (iii) the form and manner of the notice of the assumption and assignment of Assumed Contracts; and a hearing on the Motion having been held on August __, 2003 (the "Sale Hearing"), at which time all interested parties were offered an opportunity to be heard with respect to the Motion; and the Court having reviewed and considered (i) the Motion, (ii) the objections thereto, if any, and
(iii) the arguments of counsel made, and the evidence proffered or adduced, at the Sale Hearing; and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estates and creditors and other parties in interest; and upon the record of the Sale Hearing and these cases; and after due deliberation thereon; and good cause appearing therefore, it is hereby

                  FOUND AND DETERMINED THAT:(3)

                  A. The findings and conclusions set forth herein constitute the Court's findings of fact and conclusions of law pursuant to Fed.
R. Bankr. P. 7052, made applicable to this proceeding pursuant to Fed. R. Bankr.
P. 9014.

                  B. The Court has jurisdiction over this Motion and the transactions contemplated by the Agreement pursuant to 28 U.S.C. Sections 157 and 1334, and this matter is a core proceeding pursuant to 28 U.S.C. Section 157(b)(2)(A) and (N). Venue of these cases and the Motion in this district is proper under 28 U.S.C. Sections 1408 and 1409.

                  C. The statutory predicates for the relief sought in the Motion are sections 105, 363 and 365 and 1146(c) of the Bankruptcy Code, and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014.

------------------------
(3) Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr.
P. 7052.

                  D. As evidenced by the affidavits of service and publication previously filed with the Court, and based on the representations of counsel at the Sale Hearing, (i) due, proper, timely, adequate and sufficient notice of the Motion, the Sale Hearing, the Auction, the Sale, and the assumption and assignment of the Assumed Contracts has been provided in accordance with sections 102(1), 363 and 365 of the Bankruptcy Code and Fed. R. Bankr. P. 2002, 6004 and 9014 and in compliance with the Procedures Order to each party entitled thereto, (ii) such notice was good and sufficient, and appropriate under the particular circumstances, and (iii) no other or further notice of the Motion, the Sale Hearing, the Auction, or the assumption and assignment of the Assumed Contracts is or shall be required.

                  E. As demonstrated by (i) the testimony and other evidence proffered or adduced at the Sale Hearing and (ii) the representations of counsel made on the record at the Sale Hearing, the Debtors have marketed the Assets and conducted the sale process in compliance with the Procedures Order and the Auction was duly noticed.

                  F. The Debtors (i) have full corporate power and authority to execute the Agreement and all other documents contemplated thereby, and the sale of the Assets by the Debtors has been duly and validly authorized by all necessary corporate action, (ii) have all of the corporate power and authority necessary to consummate the transactions contemplated by the Agreement, (iii) have taken all corporate action necessary to authorize and approve the Agreement and the consummation by the Debtors of the transactions contemplated thereby, and (iv) no consents or approvals, other than those expressly provided for in the Agreement, are required for the Debtors to consummate such transactions.

                  G. Approval of the Agreement and consummation of the Sale at this time are in the best interests of the Debtors, their creditors, their estates, and other parties in interest.

                  H. The Debtors have demonstrated both (i) good, sufficient, and sound business purposes and justifications and (ii) compelling circumstances for the Sale pursuant to section 363(b) of the Bankruptcy Code prior to, and outside of, a plan of reorganization in that, among other things, absent the Sale the value of the Assets will be harmed.

                  I. A reasonable opportunity to object or be heard with respect to the Motion and the relief requested therein has been afforded to all interested persons and entities, including: (i) the Office of the United States Trustee; (ii) counsel for the Purchaser; (iii) counsel any statutory committee appointed in these cases; (iv) all entities known to have expressed a bona fide interest in acquiring the Assets; (v) all entities (or counsel therefor) known to have asserted any lien, claim, encumbrance, right of refusal or other interest in or upon the Assets; (vi) all federal, state, and local regulatory or taxing authorities or recording offices which have a reasonably known interest in the relief requested by the Motion; (vii) all non-debtor parties to the Assumed Contracts; (viii) the United States Attorney's office; (ix) the Securities and Exchange Commission; (x) the Internal Revenue Service; (xi) the Environmental Protection Agency; (xii) all state and local environmental agencies in any jurisdiction where the Seller owns or has owned or used real property; and (xiii) all entities who have filed a request for service of papers in these cases.

                  J. The Agreement was negotiated, proposed and entered into by the Debtors and the Purchaser without collusion, in good faith, and from arm's-length bargaining positions. Neither Top-Flite, Lisco nor the Purchaser have engaged in any conduct that would cause or permit the Agreement to be avoided under section 363(n) of the Bankruptcy Code.

                  K. The Purchaser is a good faith purchaser under section 363(m) of the Bankruptcy Code and, as such, is entitled to all of the protections afforded thereby.

                  L. The Purchaser is not an "insider" of any of the Debtors, as that term is defined in section 101 of the Bankruptcy Code.

                  M. The consideration provided by the Purchaser for the Assets pursuant to the Agreement (i) is fair and reasonable, (ii) is the highest or otherwise best offer for the Assets, (iii) will provide a greater recovery for the Debtors' creditors than would be provided by any other practical available alternative, and (iv) constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, and the District of Columbia.

                  N. The Sale must be approved and consummated promptly in order to preserve the value of the Assets.

                  O. As of the Closing and pursuant to the terms of the Agreement, the transfer of the Assets to the Purchaser will be a legal, valid, enforceable, and effective transfer of the Assets, and will vest the Purchaser with all right, title, and interest of Top-Flite and Lisco in the Assets free and clear of all liens, claims, encumbrances and interests, including, but not limited to: (i) those that purport to give to any party a right or option to effect any forfeiture, modification, right of first refusal, or termination of the Debtors' or the Purchaser's interest in the Assets, or any similar rights;
(ii) those relating to taxes arising under or out of, in connection with, or in any way relating to the operation of the Assets prior to the Closing, (iii) all mortgages, deeds of trust, security interests, conditional sale or other title retention agreements, pledges, liens, judgments, demands, encumbrances, options, rights of first refusal or charges of any kind or nature, if any, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership and (iv) all debts arising in any way in connection with any agreements, acts, or failures to act, of any of the Debtors or any of the

Debtors' predecessors or affiliates, claims (as that term is defined in the Bankruptcy Code), obligations, liabilities, demands, guaranties, options, rights, contractual or other commitments, restrictions, interests and matters of any kind and nature, whether known or unknown, contingent or otherwise, whether arising prior to or subsequent to the commencement of these bankruptcy cases, and whether imposed by agreement, understanding, law, equity or otherwise, including but not limited to claims otherwise arising under doctrines of successor liability (collectively, "Interests").

                  P. The Purchaser would not have entered into the Agreement and would not consummate the transactions contemplated thereby, thus adversely affecting the Debtors, their estates, and their creditors, if the sale of the Assets to the Purchaser and the assignment of the Assumed Contracts and Assumed Liabilities to the Purchaser was not free and clear of all Interests of any kind or nature whatsoever, or if the Purchaser would, or in the future could, be liable for any of the Interests, including, without limitation, the Excluded Liabilities.

                  Q. The Debtors may sell the Assets free and clear of all Interests of any kind or nature whatsoever because, in each case, one or more of the standards set forth in section 363(f)(l)-(5) of the Bankruptcy Code has been satisfied. Those (i) holders of Interests and (ii) non-debtor parties to Assumed Contracts who did not object, or who withdrew their objections, to the Sale or the Motion are deemed to have consented pursuant to section 363(f)(2) of the Bankruptcy Code. Those (i) holders of Interests and (ii) non-debtor parties to Assumed Contracts who did object fall within one or more of the other subsections of section 363(f) of the Bankruptcy Code and are adequately protected by having their Interests, if any, attach to the cash proceeds of the Sale ultimately attributable to the property against or in which they claim an Interest.

                  R. The Purchaser is not a successor to the Debtors or their bankruptcy estates by reason of any theory of law or equity, and the Purchasers shall not assume or in any way be responsible for any liability or obligation of any of the Debtors and/or their bankruptcy estates, except as otherwise expressly provided in the Agreement.

                  S. The sale of the Assets to the Purchaser is a prerequisite to the Debtors' ability to confirm and consummate chapter 11 plans.

                  T. The Debtors have demonstrated that it is an exercise of their sound business judgment to assume and assign the Assumed Contracts to the Purchaser in connection with the consummation of the Sale, and the assumption and assignment of the Assumed Contracts is in the best interests of the Debtors, their estates, and their creditors. The Assumed Contracts being assigned to the Purchaser, and the Assumed Liabilities are an integral part of the Agreement and the Acquired Business and, accordingly, such assumption and assignment of Assumed Contracts and the Assumed Liabilities are reasonable and enhance the value of the Debtors' estates.

                  U. The Debtors have (i) cured, or provided adequate assurance of cure, of any default existing prior to the date hereof under any of the Assumed Contracts, within the meaning of section 365(b)(l)(A) of the Bankruptcy Code and (ii) provided compensation or adequate assurance of compensation to any party for any actual pecuniary loss to such party resulting from a default prior to the date hereof under any of the Assumed Contracts, within the meaning of section 365(b)(1)(B) of the Bankruptcy Code, and the Purchaser has provided adequate assurance of their future performance of and under the Assumed Contracts, within the meaning of sections 365(b)(1) and 365(f)(2) of the Bankruptcy Code.

                  V. Approval of the Agreement and assumption and assignment of the Assumed Contracts and consummation of the Sale of the Assets at this time are in the best interests of the Debtors, their creditors, their estates and other parties in interest.

                  NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED
THAT:

                  1.       The Motion is granted, as further described herein.

                  2. All objections to the Motion or the relief requested therein that have not been withdrawn, waived, or settled, and all reservations of rights included therein, hereby are overruled on the merits.

                            APPROVAL OF THE AGREEMENT

                  3. The Agreement, and all of the terms and conditions thereof, is hereby approved.

                  4. Pursuant to sections 363(b) of the Bankruptcy Code, the Debtors are authorized to perform their obligations under and comply with the terms of the Agreement, and consummate the Sale, pursuant to and in accordance with the terms and conditions of the Agreement.

                  5. The Debtors are authorized and directed to execute and deliver, and empowered to perform under, consummate and implement, the Agreement, together with all additional instruments, documents, and agreements that may be reasonably necessary or desirable to implement the Agreement, and to take all further actions as may be requested by the Purchaser for the purpose of assigning, transferring, granting, conveying and conferring to the Purchaser or reducing to possession, the Assets, or as may be necessary or appropriate to the performance of the obligations as contemplated by the Agreement.

                  6. This Order and the Agreement shall be binding in all respects upon all creditors (whether known or unknown) of any Debtor, all non-debtor parties to the Assumed Contracts, all successors and assigns of the Purchaser, the Debtors and their affiliates and subsidiaries, and any subsequent trustees appointed in the Debtors' chapter 11 cases or upon a conversion to chapter 7 under the Bankruptcy Code, and shall not be subject to rejection. Nothing contained in any chapter 11 plan confirmed in these bankruptcy cases or the confirmation order confirming any such chapter 11 plan shall conflict with or derogate from the provisions of the Agreement or this Order.

                  7. The Agreement and any related agreements, documents, or other instruments may be modified, amended or supplemented by the parties thereto in a writing signed by both parties, and in accordance with the terms thereof, without further order of the Court, provided that any such modification, amendment, or supplement does not have a material adverse effect on the Debtors' estates.

                               TRANSFER OF ASSETS

                  8. Except as expressly permitted or otherwise specifically provided for in the Agreement or this Order, pursuant to sections 105(a) and 363(f) of the Bankruptcy Code, the Assets shall be transferred to the Purchaser, and upon consummation of the Agreement (the "Closing"), shall be free and clear of all Interests of any kind or nature whatsoever with all such Interests of any kind or nature whatsoever to attach to the net proceeds of the Sale in the order of their priority, with the same validity, force and effect which they now have as against the Assets, subject to any claims and defenses the Debtors may possess with respect thereto.

                  9. Except as expressly permitted or otherwise specifically provided by the Agreement or this Order, all persons and entities, including, but not limited to, all debt security holders, equity security holders, governmental, tax, and regulatory authorities, parties to executory contracts, customers, lenders, trade and other creditors, holding Interests of any kind or nature whatsoever against or in the Debtors or the Assets (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, senior or subordinated), arising under or out of, in connection with, or in any way relating to, the Debtors, the Assets, the operation of the Debtors' business prior to the Closing, or the transfer of the Assets to the Purchaser, hereby are forever barred, estopped, and permanently enjoined from asserting against the Purchaser, its successors or assigns, its property, or the Assets, such persons' or entities' Interests.

                  10. The transfer of the Assets to the Purchaser pursuant to the Agreement shall constitute a legal, valid, and effective transfer of the Assets, and shall vest the Purchaser with all right, title, and interest of the Debtors in and to the Assets free and clear of all Interests of any kind or nature whatsoever.

                  11. If any person or entity that has filed financing statements, mortgages, mechanic's liens, lis pendens, or other documents or agreements evidencing Interests in the Debtors or the Assets shall not have delivered to the Debtors prior to the Closing, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of all Interests which the person or entity has with respect to the Debtors or the Assets or otherwise, then (a) the Debtors are hereby authorized and directed to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to the Assets and (b) the Purchaser is hereby authorized to file, register, or otherwise record a certified copy of this Order, which, once filed, registered or otherwise recorded, shall constitute conclusive evidence of the release of all Interests in the Assets of any kind or nature whatsoever.

                            ASSUMPTION AND ASSIGNMENT
                        TO PURCHASER OF ASSUMED CONTRACTS

                  12. Pursuant to sections 105(a) and 365 of the Bankruptcy Code, and subject to and conditioned upon the Closing, the Debtors' assumption and assignment to the Purchaser, and the Purchaser's assumption on the terms set forth in the Agreement, of the Assumed Contracts is hereby approved, and the requirements of section 365(b)(l) of the Bankruptcy Code with respect thereto are hereby deemed satisfied.

                  13. The Debtors are hereby authorized and directed in accordance with sections 105(a) and 365 of the Bankruptcy Code to (a) assume and assign to the Purchaser, effective upon the Closing, the Assumed Contracts free and clear of all Interests of any kind or nature whatsoever and (b) execute and deliver to the Purchaser such documents or other instruments as may be necessary to assign and transfer the Assumed Contracts and Assumed Liabilities to the Purchaser.

                  14. With respect to the Assumed Contracts: (a) the Assumed Contracts shall be transferred and assigned to, and following the Closing of the Sale remain in full force and effect for the benefit of, the Purchaser in accordance with their respective terms, notwithstanding any provision in any such Assumed Contract (including those of the type described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits, restricts, or conditions such assignment or transfer and, pursuant to section 365(k) of the Bankruptcy Code, the Debtors shall be relieved from any further liability with respect to the Assumed Contracts after such transfer and assignment to the Purchaser; (b) which are executory contracts of the Debtors under Section 365 of the Bankruptcy Code, the Debtors may assume such Assumed Contracts in accordance with section 365 of the Bankruptcy Code; (c) the Debtors may assign each Assumed Contract in accordance with sections 363 and 365 of the Bankruptcy Code, and any provisions in any Assumed Contract that prohibit or condition the assignment of such Assumed Contract or allow the non-debtor party to such Assumed Contract to terminate, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon the assignment of such Assumed Contract, shall constitute unenforceable anti-assignment provisions which are void and of no force and effect; (d) all other requirements and conditions under sections 363 and 365 of the Bankruptcy Code for the assumption and assignment by the Debtors to the Purchaser of each Assumed Contract have been satisfied; and (e) upon Closing, in accordance with sections 363 and 365 of the Bankruptcy Code, the Purchaser shall be fully and irrevocably vested in all right, title and interest of each Assumed Contract. Any portion of any Assumed Contract which purports to permit the landlord to cancel the remaining term of such Assumed Contract if the Debtors discontinue their use or operation of the leased premises are void and of no force and effect, and shall not be enforceable against Purchaser, its assignees and sublessees; and the landlords under any such Assumed Contract shall not have the right to cancel or otherwise modify the Assumed Contract or increase the rent, assert any claim or impose any penalty by reason of such discontinuation, the Debtors' cessation of operations, the assignment of such Assumed Contract to Purchaser, or the interruption of business activities at any of the leased premises.

                  15. All defaults or other obligations of the Debtors under the Assumed Contracts arising or accruing prior to the Closing under the Agreement (without giving effect to any acceleration clauses or any default provisions of the kind specified in section 365(b)(2) of the Bankruptcy Code) shall be cured by the Debtors at the Closing of the Sale or as soon thereafter as practicable, and the Purchaser shall have no liability or obligation arising or accruing prior to the date of the Closing, except as otherwise expressly provided in the Agreement.

                  16. The Debtors are hereby authorized and directed to pay all Cure Costs under the Assumed Contracts out of the proceeds of the Sale.

                  17. Each non-debtor party to an Assumed Contract hereby is forever barred, estopped, and permanently enjoined from asserting against the Purchaser, or its property, any default existing as of the Closing. The Debtors shall be exclusively responsible for payment of all cure costs with respect to the Assumed Contracts pursuant to section 365 of the Bankruptcy Code.

                  18. Except as provided in the Agreement or this Order, after the Closing, the Debtors and their estates shall have no further liabilities or obligations with respect to any Assumed Liabilities and all holders of such claims are forever barred and estopped from asserting such claims against the Debtors, their successors or assigns, their property or their assets or estates.

                              ADDITIONAL PROVISIONS

                  19. The consideration provided by the Purchaser for the Assets under the Agreement shall be deemed to constitute reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, and the District of Columbia.

                  20. The consideration provided by the Purchaser for the Assets under the Agreement is fair and reasonable and may not be avoided under section 363(n) of the Bankruptcy Code.

                  21. On the Closing, each of the Debtors' creditors is authorized and directed to execute such documents and take all other actions as may be necessary to release its Interests in the Assets, if any, as such Interests may have been recorded or may otherwise exist.

                  22. This Order (a) shall be effective as a determination that, on the Closing, all Interests of any kind or nature whatsoever existing as to the Debtors or the Assets prior to the Closing have been unconditionally released, discharged and terminated (other than the Assumed Liabilities), and that the conveyances described herein have been effected and (b) shall be binding upon and shall govern the acts of all entities including without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Assets.

                  23. Except as otherwise expressly provided in the Agreement, Purchaser shall have no obligation to pay wages, bonuses, severance pay, benefits (including, without limitation, contributions or payments on account of any under-funding with respect to any and all pension plans) or any other payment to employees of the Debtors. Purchaser shall have no liability with respect to any collective bargaining agreement, employee pension plan, employee welfare or retention, benefit and/or incentive plan to which any Debtors are a party (including, without limitation, arising from or related to the rejection or other termination of any such agreement), and Purchaser shall in no way be deemed a party to or assignee of any such agreement, and no employee of Purchaser shall be deemed in any way covered by or a party to any such agreement, and all parties to any such agreement are hereby enjoined from asserting against Purchaser any and all claims arising from or relating to such agreement. Any and all notices required to be given to the Debtors' employees pursuant to The Worker Adjustment and Retraining Notification Act (the "WARN Act"), or any similar federal or state law, shall be the sole responsibility and obligation of the Debtors and Purchaser shall have no responsibility or liability therefor.

                  24. Any amounts that become payable by the Debtors to Purchaser pursuant to the Agreement (and related agreements executed in connection therewith) (a) shall constitute administrative expenses of the Debtors' estates under Section 503(b) and 507(a)(l) of the Bankruptcy Code and
(b) shall be paid by the Debtors in the time and manner provided for in the Agreement (and such related agreements) without further Court order.

                  25. All entities who are presently, or on the Closing may be, in possession of some or all of the Assets are hereby directed to surrender possession of the Assets to the Purchaser on the Closing.

                  26. Except for the Assumed Liabilities or as expressly permitted or otherwise specifically provided for in the Agreement or this Order, the Purchaser shall have no liability or responsibility for any liability or other obligation of the Debtors arising under or related to the Assets. Without limiting the generality of the foregoing, and except as otherwise specifically provided herein and in the Agreement, to the extent allowed by law, the Purchaser shall not be liable for any claims against the Debtors or any of their predecessors or affiliates, and the Purchaser shall have no successor or vicarious liabilities of any kind or character including but not limited to any theory of antitrust, environmental, successor or transferee liability, labor law, de facto merger, or substantial continuity, whether known or unknown as of the Closing, now existing or hereafter arising, whether fixed or contingent, with respect to the Debtors or any obligations of the Debtors arising prior to the Closing, including, but not limited to, liabilities on account of any taxes arising, accruing, or payable under, out of, in connection with, or in any way relating to the operation of the Debtors' business prior to the Closing.

                  27. Following the Closing, no holder of an Interest in the Debtors or the Assets shall interfere with the Purchaser's title to or use and enjoyment of the Assets based on or related to such Interest, or any actions that the Debtors may take in their chapter 11 cases.

                  28. This Court retains jurisdiction to enforce and implement the terms and provisions of the Agreement, all amendments thereto, any waivers and consents thereunder, and of each of the agreements executed in connection therewith in all respects, including, but not limited to, retaining jurisdiction to (a) compel delivery of the Assets to the Purchaser, (b) compel delivery of the purchase price or performance of other obligations owed to the Debtors, (c) resolve any disputes arising under or related to the Agreement, except as otherwise provided therein, (d) interpret, implement, and enforce the provisions of this Order, and (e) protect the Purchaser against (i) any of the Excluded Liabilities or (ii) any Interests in the Debtors or the Assets, of any kind or nature whatsoever.

                  29. Notwithstanding Fed. R. Bankr. P. 6004(g) and 6006(d), this Order shall be effective and enforceable immediately upon entry and its provisions shall be self-executing. In the absence of any entity obtaining a stay pending appeal, the Debtors and the Purchaser are free to close under the Agreement at any time. The transactions contemplated by the Agreement are undertaken by the Purchaser in good faith, as that term is used in section 363(m) of the Bankruptcy Code, and accordingly, the reversal or modification on appeal of the authorization provided herein to consummate the Sale shall not affect the validity of the Sale to the Purchaser (including the assumption and assignment of any of the Assumed Contracts), unless such authorization is duly stayed pending such appeal. The Purchaser is a purchaser in good faith of the Assets, and is entitled to all of the protections afforded by section 363(m) of the Bankruptcy Code.

                  30. The terms and provisions of the Agreement and this Order shall be binding in all respects upon, and shall inure to the benefit of, the Debtors, their estates, and their creditors, the Purchaser, and its respective affiliates, successors and assigns, and any affected third parties including, but not limited to, all persons asserting Interests in the Assets to be sold to the Purchaser pursuant to the Agreement, notwithstanding any subsequent appointment of any trustee(s) under any chapter of the Bankruptcy Code, as to which trustee(s) such terms and provisions likewise shall be binding.

                  31. The failure specifically to include any particular provisions of the Agreement in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Agreement be authorized and approved in its entirety.

                  32. Each and every federal, state and local government agency or department is hereby authorized to accept any and all documents and instruments necessary and appropriate to consummate the transfer of any of the Assets, all without imposition or payment of any stamp tax, transfer tax, or similar tax, pursuant to section 1146(c) of the Bankruptcy Code.

Dated: Wilmington, Delaware
       August ____, 2003

                                             ___________________________________
                                             UNITED STATES BANKRUPTCY JUDGE

                                                                       Exhibit E

                                    [FORM OF]

                           INDEMNITY ESCROW AGREEMENT

                  THIS INDEMNITY ESCROW AGREEMENT (this "Agreement"), is made as of [______], 2003, by and among [U.S. Bank National Association] having an office at [______], (the "Escrow Agent"), The Top-Flite Golf Company, a Delaware corporation (the "Seller"), and Callaway Golf Company, a Delaware corporation (the "Purchaser").

                  WHEREAS, the Purchaser and the Seller are parties to that certain Asset Purchase Agreement, dated as of June 30, 2003 (as the same may be amended from time to time, the "Purchase Agreement"), pursuant to which the Purchaser is acquiring the Assets of the Business; and

                  WHEREAS, pursuant to Article VIII of the Purchase Agreement, the Seller has agreed to indemnify, defend and hold harmless the Purchaser's Indemnified Persons from and against Losses; and

                  WHEREAS, at the Closing the Purchaser shall have delivered to the Escrow Agent the Indemnity Deposit. Such Indemnity Deposit is to be used as security for Losses incurred by the Purchaser's Indemnified Persons in a manner set forth herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, the parties hereby agree as follows:

                  1. Definitions. Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

                  2.       Escrow Agent and Escrow Account.

                           2.1      Escrow Agent. The Purchaser and the Seller
hereby appoint the Escrow Agent as the escrow agent to hold the Indemnity Deposit in accordance with the terms, conditions and provisions of this Agreement, and the Escrow Agent hereby accepts such appointment subject to the terms, conditions and provisions of this Agreement.

                           2.2      Escrow Account. On the Closing Date, the
Purchaser shall deposit with the Escrow Agent, by wire transfer of the Indemnity Deposit in immediately available funds to the escrow account set forth on Schedule A attached hereto (the "Escrow Account"). The Escrow Agent hereby acknowledges receipt of such sum.

                  3.       Investment of the Indemnity Deposit.

                           3.1      Investment. The Escrow Agent, as directed in
writing by the Seller, shall invest any or all of the Indemnity Deposit, and any undistributed income or interest earned or accrued with respect thereto, in any of the following: (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof with a maturity of not more than 30 days; (ii) certificates of deposit (including money market certificates and similar instruments) of or accounts with national banks, holding companies of national banks or corporations endowed with trust powers having, in any case, capital and surplus in excess of $250,000,000 at the time of investment, with a maturity in each case not to exceed 30 days; (iii) commercial paper at the time of investment and any renewal rated A-1 by Standard & Poor's Corporation or Prime-1 by Moody's Investor's Service, Inc.; and (iv) money market funds substantially all of whose funds are invested in any of the foregoing.

                           3.2      Quarterly Statements. As soon as practicable
following each September 30th, December 31st, March 31st and June 30th commencing after the Closing Date during the term of this Agreement, the Escrow Agent shall deliver to the Purchaser and the Seller a statement (a "Quarterly Statement") setting forth: (a) the value of the Escrow Account at such date; (b) the amount of income or interest earned or accrued with respect thereto during the period covered by such Quarterly Statement; and (c) the amounts owed or paid to the Purchaser from the Escrow Account pursuant to Sections 8.1 and 8.2 of the Purchase Agreement with respect to the period covered by such Quarterly Statement.

                           3.3      Distribution of Income. Any income or
interest earned in respect of the Indemnity Deposit, if any, shall be distributed to the Seller on a monthly basis.

                           3.4      Certificate of Incumbency. The Purchaser and
the Seller shall each execute and deliver to the Escrow Agent a certificate of incumbency substantially in the form of Schedule C hereto for the purpose of establishing the identity of the Representatives of the Purchaser and the Seller entitled to issue instructions or directions to the Escrow Agent on behalf of each such party. In the event of any change in the identity of such Representatives, a new certificate of incumbency shall be executed and delivered to the Escrow Agent by the appropriate party. Until such time as the Escrow Agent shall receive a new incumbency certificate, the Escrow Agent shall be fully protected in relying without inquiry on any then current incumbency certificate on file with the Escrow Agent.

                  4. Assigned Inventory Adjustment. The Escrow Account shall be used to pay all amounts due and owing to the Purchaser, if any, pursuant to the terms and conditions of Section 1.6 of the Purchase Agreement. Upon determination of the Final Closing Date Statement, the Seller and the Purchaser shall deliver a notice, signed by both the Seller and the Purchaser, to the Escrow Agent instructing the Escrow Agent to pay to the Purchaser the appropriate amount, if any, from the Escrow Account.

                  5.       Procedures with Respect to Indemnity Claims.

                           5.1      Claims by Purchaser. If, at any time and
from time to time on or prior to the one year anniversary of the date hereof, the Purchaser incurs any Losses for which it is entitled to be indemnified in accordance with Sections 8.1 and 8.2 of the Purchase Agreement, the Purchaser shall deliver to the Seller and the Escrow Agent written notice (a "Loss Notice") specifying the amount of any such Losses for which the Purchaser believes in good faith it is entitled to indemnification (the "Claimed Amount"). Such Loss Notice shall be accompanied by a reasonably full description of the basis for such claim and shall reference the provisions of the Purchase Agreement pursuant to which liability is asserted.

                           5.2      Response by Seller. Within 30 days after
receipt by the Seller of any Loss Notice, the Seller shall, with respect to such Loss Notice, by notice to the Purchaser and the Escrow Agent (a "Response Notice"), either (a) concede liability for the Claimed Amount in whole or (b) deny liability for the Claimed Amount in whole or in part (it being understood that any portion of the Claimed Amount for which the Seller has not denied liability shall be deemed to have been conceded). If the Seller shall deny liability in whole or in part, such Response Notice shall be accompanied by a reasonably full description of the basis for such denial. The portion of the Claimed Amount for which the Seller has conceded liability is referred to herein as the "Conceded Amount." If the Seller shall fail to deliver the Response Notice within the aforesaid 30-day period, the Seller shall be deemed to have conceded the entire Claimed Amount.

                           5.3      Resolutions of Disputes. If the Seller has
denied liability for the Claimed Amount, in whole or in part, the parties shall attempt to resolve such dispute as promptly as possible. If the Purchaser and the Seller resolve such dispute, they shall deliver a notice to that effect to the Escrow Agent (a "Settlement Notice") signed by each of them. Such Settlement Notice shall permit the Escrow Agent to pay to the Purchaser the amount, if any, agreed to by both the Purchaser and the Seller in settlement of such dispute (the "Agreed Settlement Amount"). If the Purchaser and the Seller fail to resolve such dispute within 60 days after receipt by the Purchaser of the Response Notice corresponding to such dispute, the Purchaser may (i) commence appropriate legal proceedings in order to obtain a final judgment of a court of competent jurisdiction that is not subject to further appeal (a "Final Order"). In the event that the Final Order contains a finding of liability against the Seller in a specified amount (the "Judgment Amount"), the Purchaser shall promptly deliver written notice to the Escrow Agent and the Seller (which notice shall be accompanied by such Final Order), advising the Escrow Agent and the Seller to pay to the Purchaser such Judgment Amount to the extent available from the Escrow Account. In the event that (a) the Purchaser shall fail to commence such proceedings within 90 days after receipt by the Purchaser of the Response Notice or (b) the Seller shall have obtained a Final Order dismissing such proceeding or finding no liability on the part of Seller, the relevant Loss Notice shall be deemed to have expired and the Purchaser shall have no recourse against the Escrow Account with respect to such Loss; provided, however, that clause (a) above shall not preclude the Purchaser from claiming the amount equal to such Claimed Amount with respect to a completely distinct, other Loss.

                           5.4      Payment of Claims. As promptly as
practicable (and in any event no more than fifteen (15) days following the resolution or settlement of a dispute pursuant to Section 5.2 and 5.3 hereof), the Escrow Agent shall pay to the Purchaser from the Escrow Account by wire transfer of immediately available funds the following amounts, as applicable:
(a) following any concession of liability by the Seller, in whole or in part, the Conceded Amount; (b) following the receipt by the Escrow Agent of any Settlement Notice, the Agreed Settlement Amount; or (c) following receipt by the Seller of any Final Order, the Judgment Amount; provided, however, that the payments made to the Purchaser's Indemnified Parties out of the Escrow Account shall not exceed the Indemnity Deposit subject to Section 6.1 below in the aggregate.

                           5.5      Outstanding Claims. Any Loss Notice that is
not resolved or disposed of pursuant to Section 5.2, 5.3 or 5.4 shall constitute an "Outstanding Claim." Following the one year anniversary of the date hereof, the Purchaser may not amend or otherwise modify any

Outstanding Claim or deliver a new Loss Notice. For the avoidance of doubt, any claim of the Purchaser's Indemnified Persons pursuant to the Purchase Agreement made after the expiration of the one year anniversary of the dated hereof shall not be secured and may not be satisfied by the Escrow Account.

                  6.       Distributions to the Seller from the Escrow Account.

                           6.1      On the six month anniversary of the Closing
Date, the Escrow Agent shall distribute to the Seller, by wire transfer of immediately available funds as directed by the Seller from time to time, the Released Amount, if any. The "Released Amount" shall be (i) the remaining Indemnity Deposit on the six month anniversary of the Closing Date minus (ii) the sum of (A) $6,250,000, plus (B) any amount then payable to the Purchaser's Indemnified Persons, plus (C) any additional Third Party Claims or Indemnity Claims claimed in good faith by the Purchaser's Indemnified Persons and disputed in good faith by the Seller as the Indemnifying Party. If the result of the foregoing calculation results in the Released Amount being zero or a negative number, then no amount shall be released from the Indemnity Deposit on the six month anniversary of the Closing Date.

                           6.2      On the one year anniversary of the date
hereof, the Escrow Agent shall distribute to the Seller, by wire transfer of immediately available funds as directed by the Seller from time to time, the entire Escrow Account less the aggregate amount of all Outstanding Claims and
(ii) any amount then payable to the Purchaser's Indemnified Persons.

                  7. Termination of this Escrow Agreement. This Agreement shall terminate as to the Escrow Account, upon the full distribution of the Escrow Account pursuant to Sections 4, 5 and 6.

                  8. Disputes. In the event of any dispute as to the disposition of the Escrow Account, as the case may be or as to any other matters under this Agreement, the Escrow Agent is hereby authorized to deposit, upon five (5) Business Days' notice to the parties, the funds constituting the Escrow Account, with a court of competent jurisdiction. In connection with any such dispute, the Escrow Agent may elect, in its commercially reasonable discretion, to commence an interpleader action relating thereto.

                  9. Sole Duties. The Escrow Agent's sole duties hereunder are as indicated herein, and upon the disposition of the Escrow Account, as herein provided, the Escrow Agent shall be deemed to have performed its duties and shall be automatically discharged from any further obligation in connection therewith.

                  10. Escrow Agent Not Liable. The Escrow Agent, in the performance of its duties hereunder, shall not be liable or responsible for any authorization or omitted to be taken hereunder in good faith as herein provided, except for its own willful misconduct, recklessness, or gross negligence and except as provided in Section 14.6 of this Agreement.

                  11. Resignation; Successor Escrow Agent. The Escrow Agent or any successor escrow agent, as the case may be, may resign its duties and be discharged from all further duties or obligations hereunder at any time upon giving ten (10) Business Days' prior written notice to the parties hereto. The Seller and the Purchaser will thereupon jointly designate a successor escrow agent hereunder within said ten (10) Business Day period to whom the Escrow Account shall be delivered. In default of such joint designation of a successor escrow agent, the Escrow Agent shall retain the Escrow Account as custodian thereof until otherwise directed by the Seller and the Purchaser, jointly, without further liability or responsibility.

                  12. Notices. All notices, requests, consents and demands to or upon the respective parties hereto shall be in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) if delivered by hand (including by overnight courier), when delivered,
(b) on the day after delivery to a nationally recognized overnight carrier service if sent by overnight delivery for next morning delivery, (c) in the case of mail, three (3) Business Days after deposit in United States first class mail, certified with return receipt requested and postage prepaid and (d) in the case of facsimile transmission, upon receipt of a legible copy. In each case:
(x) if delivery is not made during normal business hours at the place of receipt, receipt and due notice under this Agreement shall be deemed to have been made on the immediately following Business Day, and (y) notice shall be sent to the address of the party to be notified, as follows, or to such other address as may be hereafter designated by the respective parties hereto in accordance with these notice provisions:

                              If to the Purchaser, to:

                                    Callaway Golf Company
                                    2180 Rutherford Road
                                    Carlsbad, CA 92008-7328
                                    Attention: Steve McCracken, Esq.
                                    Facsimile: (760) 804-4242

                              with a copy to:

                                    Gibson, Dunn & Crutcher LLP
                                    Jamboree Center
                                    4 Park Plaza, Suite 1400
                                    Irvine, California 92614-8557
                                    Attention: Thomas Magill, Esq.
                                    Facsimile: (949) 475-4648

                              If to the Seller, to:

                                    The Top-Flite Golf Company
                                    425 Meadow Street
                                    Chicapee, MA 01013-2135
                                    Facsimile: (413) 322-2200
                                    Attention: Peter A. Arturi, Esq.

                              with a copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison LLP
                                    1285 Avenue of the Americas
                                    New York, NY 10019-6064
                                    Facsimile: (212) 757-3990
                                    Attention: Kenneth M. Schneider, Esq.

                              If to the Escrow Agent, to:

                                    [U.S. Bank National Association]

                                    ___________________________
                                    ___________________________
                                    Facsimile: ________________
                                    Attention: ________________

The Escrow Agent shall promptly deliver a copy of any notice received by it in its capacity as the Escrow Agent to the Purchaser and the Seller.

                  13.      Indemnification of Escrow Agent.

                           13.1     From and at all times after the date of this
Escrow Agreement, the Seller and the Purchaser, jointly and severally, shall, to the fullest extent permitted by law, indemnify and hold harmless the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of the Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, claims, losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof as a result of or arising from any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation the Seller or the Purchaser, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence, recklessness, or willful misconduct of such Indemnified Party. The obligations of the Seller and the Purchaser under this Section 13 shall survive any termination of this Agreement.

                           13.2     The parties agree that neither the payment
by the Seller or the Purchaser of any claim by the Escrow Agent for indemnification hereunder nor the disbursement of any amounts to the Escrow Agent from the Escrow Account in respect of a claim by Escrow Agent for indemnification shall impair, limit, modify, or affect, as between the Seller and the

Purchaser, the respective rights and obligations of the Seller, on the one hand, and the Purchaser, on the other hand, under the Purchase Agreement.

                  14.      Miscellaneous Matters Concerning Escrow Agent.

                           14.1     The Escrow Agent shall be entitled to
refrain from taking any action contemplated by this Agreement in the event that it becomes aware of any disagreement between the parties hereto as to any facts or as to the happening of any contemplated event precedent to such action.

                           14.2     The Escrow Agent shall have no
responsibility or liability for any diminution in value of any assets held hereunder which may result from any investments or reinvestment made in accordance with any provision which may be contained herein.

                           14.3     The Escrow Agent shall be entitled to
compensation for its services hereunder as per Schedule B attached hereto, which is made a part hereof, and for reimbursement of its reasonable and documented out-of-pocket expenses including, but not by way of limitation, the fees and costs of attorneys or agents which it may find necessary to engage in the performance of its duties hereunder, all to be paid one half (1/2) by the Purchaser and one half (1/2) by the Seller, and the Escrow Agent shall have, and is hereby granted, a prior lien upon any property, cash, or assets of the Escrow Account, as the case may be, with respect to its unpaid fees and nonreimbursed expenses, superior to the interests of any other persons or entities. In the event any such compensation, expenses, fees or costs are drawn by the Escrow Agent from the Escrow Account, as the case may be, the Seller and the Purchaser each agree to make appropriate payment to the other party such that each party ultimately receives the amount of the Indemnity Deposit that it is entitled to receive without reduction or deduction for the other party's one half (1/2) share of such compensation, expenses, fees or costs.

                           14.4     The Escrow Agent shall be entitled and is
hereby granted the right to set off and deduct any unpaid fees and/or nonreimbursed expenses from amounts in the Escrow Account.

                           14.5     The Escrow Agent shall be under no
obligation to invest the deposited funds or the income generated thereby until it has received a Form W-9 or W-8, as applicable, from the Purchaser and the Seller, regardless of whether such party is exempt from reporting or withholding requirements under the Internal Revenue Code of 1986, as amended.

                           14.6     The Escrow Agent shall have only those
duties as are specifically provided herein, which shall be deemed purely ministerial in nature, and shall under no circumstance be deemed a fiduciary for any of the parties to this Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document between the other parties hereto, in connection herewith, including, without limitation, the Purchase Agreement. This Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Agreement or any other agreement.

                           14.7     The Escrow Agent shall have the right, but
not the obligation, to consult with counsel of choice and shall not be liable for action taken or omitted to be taken by the

Escrow Agent in accordance with the advice of such counsel. If the Escrow Agent becomes involved in litigation on account of this Agreement, it shall have the right to retain counsel and shall have a first lien on the property deposited hereunder for any and all reasonable and documented out-of-pocket costs, attorneys' fees, charges, disbursements, and expenses in connection with such litigation; and shall be entitled to reimburse itself therefor out of the property deposited hereunder, and if it shall be unable to reimburse itself from the property deposited hereunder, the Purchaser and the Seller jointly and severally agree to pay to the Escrow Agent on demand its reasonable and documented out-of-pocket charges, counsel and attorneys' fees, disbursements, and expenses in connection with such litigation.

                           14.8     Any entity into which the Escrow Agent may
be merged, converted or with which the Escrow Agent may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any entity to which all or substantially all of the business of the Escrow Agent shall be transferred, shall succeed to all the Escrow Agent's rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                           14.9     In the event that any escrow property shall
be attached, garnished or levied upon by any court order (including, by bankruptcy), or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or entity, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

                           14.10    The Escrow Agent shall report to the
Internal Revenue Service, as of each calendar year-end, all income earned from the investment of the Escrow Account against the Purchaser or the Seller, whether or not said income has been distributed during such year, as and to the extent required by law. The Escrow Agent agrees, to the extent permitted by law, to make any such report as near as possible to the filing deadline therefor in order that it may report any income earned to the party which actually received the same. If the filing deadline for any calendar year shall occur prior to the distribution of such income, the Escrow Agent may report such income as earned by the Purchaser. Any tax returns required to be prepared and filed will be prepared and filed by the party which is reported to have received such income with the Internal Revenue Service in all years income is earned, whether or not income is received or distributed in any particular tax year, and Escrow Agent shall have no responsibility for the preparation and/or filing or any tax return with respect to any income earned by the Escrow Account. Any taxes payable on income earned from the investment of the Escrow Account shall be paid by the party which is reported to have received such income, whether or not the income was distributed by the Escrow Agent during any particular year. The Escrow Agent shall have no obligation to pay any taxes or estimated taxes. After the Escrow Account and the income earned thereon has been distributed by the Escrow Agent, the parties agree to cooperate and to file any amended reports which may be necessary in order to correct any filings with the Internal Revenue Service which reported income as having been earned by a party which did not actually receive such income.

                  15. Entire Agreement. This Agreement and the Purchase Agreement contain the entire agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements, written or oral, with respect thereto.

                  16. Amendment; Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by the Seller, the Purchaser and the Escrow Agent. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

                  17. Governing Law. This Agreement and all Claims with respect thereto shall be governed by and construed in accordance with federal bankruptcy law, to the extent applicable, and, where state law is implicated, the laws of the State of New York without regard to any conflict of laws rules thereof that might indicate the application of the laws of any other jurisdiction.

                  18.      Consent to Jurisdiction; Service of Process.

                           18.1     Consent of Jurisdiction. The Purchaser and
the Seller irrevocably and unconditionally consent to submit to the jurisdiction of the Bankruptcy Court for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating hereto except in the Bankruptcy Court).

                           18.2     Service of Process. Any and all service of
process and any other notice in any such Claim shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

                  19.      WAIVER OF JURY TRIAL.

                           19.1     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY
CONTROVERSY THAT MAY ARISE UNDER OR IN CONNECTION WITH THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY.

                           19.2     EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT
(i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE WAIVER IN SECTION 19.1, (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) SUCH PARTY MAKES SUCH WAIVER VOLUNTARILY AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG

OTHER THINGS, THE MUTUAL WAIVERS, AGREEMENTS AND CERTIFICATIONS IN SECTION 19.1 AND THIS SECTION 19.2.

                  20. Assignment. This Agreement shall not be assigned without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller and the Purchaser). Notwithstanding the foregoing, no assignment of the interest of any of the parties hereto shall be binding upon the Escrow Agent unless and until reasonable written evidence of such assignment shall be delivered to the Escrow Agent.

                  21. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                  22. Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                    PURCHASER:

                                    CALLAWAY GOLF COMPANY

                                    By:_____________________________________
                                       Name:
                                       Title:

                                    SELLER:

                                    THE TOP-FLITE GOLF COMPANY

                                    By:_____________________________________
                                       Name:
                                       Title:

                                    ESCROW AGENT:

                                    [U.S. BANK NATIONAL ASSOCIATION]

                                    By:_____________________________________
                                       Name:
                                       Title:

                                   SCHEDULE A

                           ESCROW ACCOUNT INFORMATION

[U.S. Bank National Association]
ABA# [_____________________]
Account #[_________________]
ATTN: [____________________________]
Re: [Account Name, NCS #]

                                   SCHEDULE B

                                  FEE SCHEDULE

                  Annual Charge(1)                          [________]

----------------------
(1) The annual charge shall be paid only for any year in which the Escrow Agent shall hold funds in escrow in respect of the Escrow Account.

                                   SCHEDULE C

                            CERTIFICATE OF INCUMBENCY

                  The undersigned, (i) the duly elected, qualified and acting ___________________ of Callaway Golf Company, a Delaware corporation (the "Purchaser"), and [(ii) the duly elected, qualified and acting ________ of The Top-Flite Golf Company, a Delaware corporation (the "Seller")], each hereby certifies that he/she is authorized to execute this Certificate and further certifies that, as of the date hereof, each is authorized to sign and deliver all notices, agreements, documents, instruments and certificates to be executed and delivered by the Purchaser and the Seller, as the case may be, required or permitted to be delivered pursuant to that certain Indemnity Agreement, dated as of _____, 2003, by and among the Purchaser, the Seller and [U.S. Bank National Association ] or in connection therewith, and that the signature appearing above his/her name is his/her true and genuine signature.

                  IN WITNESS WHEREOF, the undersigned have signed this Certificate this ___- day of __________, 200_.

                                          CALLAWAY GOLF COMPANY

                                          ____________________________________
                                          Name:
                                          Title:

                                          THE TOP-FLITE GOLF COMPANY

                                          ____________________________________
                                          Name:
                                          Title:

                                                                       Exhibit F

                                    [FORM OF]

                      CURRENT RECEIVABLES ESCROW AGREEMENT

                  THIS CURRENT RECEIVABLES ESCROW AGREEMENT (this "Agreement"), is made as of [______], 2003, by and among [U.S. Bank National Association] having an office at [______], (the "Escrow Agent"), The Top-Flite Golf Company, a Delaware corporation (the "Seller"), and Callaway Golf Company, a Delaware corporation (the "Purchaser").

                  WHEREAS, the Purchaser and the Seller are parties to that certain Asset Purchase Agreement, dated as of June 30, 2003 (as the same may be amended from time to time, the "Purchase Agreement"), pursuant to which the Purchaser is acquiring the Assets of the Business; and

                  WHEREAS, pursuant to Section 1.7 of the Purchase Agreement, the Seller has agreed to reimburse the Purchaser, at the Purchaser's election, for any Assigned Current Receivable which remains uncollected on the 181st day after the Closing Date; and

                  WHEREAS, at the Closing the Purchaser shall have delivered to the Escrow Agent the Current Receivables Deposit. Such Current Receivables Deposit is to be used as security for any Assigned Current Receivables which remain uncollected on the 181st day after the Closing Date.

                  NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, the parties hereby agree as follows:

                  1. Definitions. Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

                  2.       Escrow Agent and Escrow Account.

                           2.1      Escrow Agent. The Purchaser and the Seller
hereby appoint the Escrow Agent as the escrow agent to hold the Current Receivables Deposit in accordance with the terms, conditions and provisions of this Agreement, and the Escrow Agent hereby accepts such appointment subject to the terms, conditions and provisions of this Agreement.

                           2.2      Escrow Account. On the Closing Date the
Purchaser shall deposit with the Escrow Agent, by wire transfer of the Current Receivables Deposit in immediately available funds to the escrow account set forth on Schedule A attached hereto (the "Escrow Account"). The Escrow Agent hereby acknowledges receipt of such sum.

                  3.       Investment of the Current Receivables Deposit.

                           3.1      Investment. The Escrow Agent, as directed in
writing by the Seller, shall invest any or all of the Current Receivables Deposit, and any undistributed income or interest earned or accrued with respect thereto, in any of the following: (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof with a maturity of not more than 30 days; (ii) certificates of deposit (including money market certificates and similar instruments) of or accounts with national banks, holding companies of national banks or corporations endowed with trust powers having, in any case, capital and surplus in excess of $250,000,000 at the time of investment, with a maturity in each case not to exceed 30 days; (iii) commercial paper at the time of investment and any renewal rated A-1 by Standard & Poor's Corporation or Prime-1 by Moody's Investor's Service, Inc.; and (iv) money market funds substantially all of whose funds are invested in any of the foregoing.

                           3.2      Quarterly Statements. As soon as practicable
following each September 30th, December 31st, March 31st and June 30th commencing after the Closing Date during the term of this Agreement, the Escrow Agent shall deliver to the Purchaser and the Seller a statement (a "Quarterly Statement") setting forth: (a) the value of the Escrow Account at such date and
(b) the amount of income or interest earned or accrued with respect thereto during the period covered by such Quarterly Statement.

                           3.3      Distribution of Income. Any income or
interest earned in respect of the Current Receivables Deposit, if any, shall be distributed to the Seller on a monthly basis.

                           3.4      Certificate of Incumbency. The Purchaser and
the Seller shall each execute and deliver to the Escrow Agent a certificate of incumbency substantially in the form of Schedule C hereto for the purpose of establishing the identity of the Representatives of the Purchaser and the Seller entitled to issue instructions or directions to the Escrow Agent on behalf of each such party. In the event of any change in the identity of such Representatives, a new certificate of incumbency shall be executed and delivered to the Escrow Agent by the appropriate party. Until such time as the Escrow Agent shall receive a new incumbency certificate, the Escrow Agent shall be fully protected in relying without inquiry on any then current incumbency certificate on file with the Escrow Agent.

                  4.       Assigned Current Receivables Deficiency.

                           4.1      If the Purchaser (i) elects, in its sole
discretion on an account-by-account basis, within (5) Business Days after the 181st day after the Closing Date to assign any uncollected Assigned Current Receivables to the Seller and deduct an amount from the Current Receivables Deposit equal to the Deemed Closing Date A/R Value of such uncollected Assigned Current Receivables and/or (ii) is entitled to receive an amount calculated in accordance with Section 1.7(d) of the Purchase Agreement on account of Returned Goods (the sum of (i) and (ii) being referred to as the "A/R Claim Amount"), the Purchaser shall deliver to the Seller and to the Escrow Agent (i) a notice (the "A/R Claim Notice") setting forth the A/R Claim Amount and (ii) a certificate signed by the chief financial officer of the Purchaser certifying that such uncollected Assigned Current Receivables have been assigned to the Seller free and clear of all Liens (except for those uncollected Assigned Current Receivables which relate to Returned Goods, which, by their nature, cannot be assigned).

                           4.2      If the Seller agrees with the A/R Claim
Amount set forth on the A/R Claim Notice, then a notice signed by both the Seller and the Purchaser shall be delivered to the Escrow Agent instructing the Escrow Agent to promptly pay to the Purchaser the A/R Claim Amount, if any, from the Escrow Account.

                           4.3      If the Seller in good faith disagrees with
the A/R Claim Amount set forth on the A/R Claim Notice, the Seller shall inform the Purchaser and the Escrow Agent in writing (the "Objection") no later than five (5) Business Days after receipt of the A/R Claim Notice, setting forth a description in reasonable detail of the basis of its objection(s) and the adjustments to the A/R Claim Notice and the A/R Claim Amount reflected thereon which the Seller believes should be made. The parties shall cooperate and seek in good faith to resolve any differences which they may have with respect to the Objection and to agree upon an adjusted amount, if any, to be paid to the Purchaser from the Current Receivables Deposit (the "Adjusted A/R Claim Amount"). Upon such resolution, a notice signed by both the Seller and the Purchaser shall be delivered to the Escrow Agent instructing the Escrow Agent to promptly pay to the Purchaser the Adjusted A/R Claim Amount from the Escrow Account.

                           4.4      If the Seller fails to provide a notice of
Objection to the Purchaser and the Escrow Agent within five (5) Business Days after its receipt of the A/R Claim Notice, then the Escrow Agent shall promptly pay to the Purchaser the A/R Claim Amount.

                           4.5      The "Final A/R Claim Amount" shall be either
(i) the A/R Claim Amount or (ii) the Adjusted A/R Claim Amount.

                  5. Distributions to the Seller from the Escrow Account. On the sixth Business Day after the 181st day after the Closing Date, the Escrow Agent shall distribute to the Seller, by wire transfer of immediately available funds as directed by the Seller from time to time, the entire Escrow Account less the Final A/R Claim Amount; provided, however, that the Escrow Agent shall not distribute any funds from the Escrow Account if it has not received an A/R Claim Notice from the Purchaser. If the Purchaser fails to provide an A/R Claim Notice within (5) Business Days after the 181st day after the Closing Date it will be deemed to have elected to assign any uncollected Assigned Current Receivables to the seller and deduct an amount from the Current Receivables Deposit equal to the A/R Claim Amount. In such event, the Purchaser and Seller shall work closely and cooperatively to agree upon the A/R Claim Amount, and shall, upon reaching such agreement, deliver to the Escrow Agent instructions regarding the amount to be disbursed to the Purchaser and the Seller. The Escrow Agent, upon receipt of such joint writing, shall promptly disburse to the parties the amounts set forth on such notice.

                  6. Termination of this Escrow Agreement. This Agreement shall terminate as to the Escrow Account, upon the full distribution of the Escrow Account pursuant to Sections 4 and 5.

                  7. Disputes. In the event of any dispute as to the disposition of the Escrow Account, as the case may be or as to any other matters under this Agreement, the Escrow Agent is hereby authorized to deposit, upon five (5) Business Days' notice to the parties, the funds constituting the Escrow Account, with a court of competent jurisdiction. In connection with any such dispute, the Escrow Agent may elect, in its commercially reasonable discretion, to commence an interpleader action relating thereto.

                  8. Sole Duties. The Escrow Agent's sole duties hereunder are as indicated herein, and upon the disposition of the Escrow Account, as herein provided, the Escrow Agent shall be deemed to have performed its duties and shall be automatically discharged from any further obligation in connection therewith.

                  9. Escrow Agent Not Liable. The Escrow Agent, in the performance of its duties hereunder, shall not be liable or responsible for any authorization or omitted to be taken hereunder in good faith as herein provided, except for its own willful misconduct, recklessness, or gross negligence and except as provided in Section 13.6 of this Agreement.

                  10. Resignation; Successor Escrow Agent. The Escrow Agent or any successor escrow agent, as the case may be, may resign its duties and be discharged from all further duties or obligations hereunder at any time upon giving ten (10) Business Days' prior written notice to the parties hereto. The Seller and the Purchaser will thereupon jointly designate a successor escrow agent hereunder within said ten (10) Business Day period to whom the Escrow Account shall be delivered. In default of such joint designation of a successor escrow agent, the Escrow Agent shall retain the Escrow Account as custodian thereof until otherwise directed by the Seller and the Purchaser, jointly, without further liability or responsibility.

                  11. Notices. All notices, requests, consents and demands to or upon the respective parties hereto shall be in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) if delivered by hand (including by overnight courier), when delivered,
(b) on the day after delivery to a nationally recognized overnight carrier service if sent by overnight delivery for next morning delivery, (c) in the case of mail, three (3) Business Days after deposit in United States first class mail, certified with return receipt requested and postage prepaid and (d) in the case of facsimile transmission, upon receipt of a legible copy. In each case:
(x) if delivery is not made during normal business hours at the place of receipt, receipt and due notice under this Agreement shall be deemed to have been made on the immediately following Business Day, and (y) notice shall be sent to the address of the party to be notified, as follows, or to such other address as may be hereafter designated by the respective parties hereto in accordance with these notice provisions:

                              If to the Purchaser, to:

                                    Callaway Golf Company
                                    2180 Rutherford Road
                                    Carlsbad, CA 92008-7328
                                    Attention: Steve McCracken, Esq.
                                    Facsimile: (760) 804-4242
                              with a copy to:

                                    Gibson, Dunn & Crutcher LLP
                                    Jamboree Center
                                    4 Park Plaza, Suite 1400
                                    Irvine, California 92614-8557
                                    Attention: Thomas Magill, Esq.
                                    Facsimile: (949) 475-4648

                              If to the Seller, to:

                                    The Top-Flite Golf Company
                                    425 Meadow Street
                                    Chicapee, MA 01013-2135
                                    Facsimile: (413) 322-2200
                                    Attention: Peter A. Arturi, Esq.

                              with a copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison LLP
                                    1285 Avenue of the Americas
                                    New York, NY 10019-6064
                                    Facsimile: (212) 757-3990
                                    Attention: Kenneth M. Schneider, Esq.

                              If to the Escrow Agent, to:

                                    [U.S. Bank National Association]

                                    ___________________________
                                    ___________________________
                                    Facsimile: ________________
                                    Attention: ________________

The Escrow Agent shall promptly deliver a copy of any notice received by it in its capacity as the Escrow Agent to the Purchaser and the Seller.

                  12.      Indemnification of Escrow Agent.

                           12.1     From and at all times after the date of this
Escrow Agreement, the Seller and the Purchaser, jointly and severally, shall, to the fullest extent permitted by law, indemnify and hold harmless the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of the Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, claims, losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof as a result of or arising from any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation the Seller or the Purchaser, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence, recklessness or willful misconduct of such Indemnified Party. The obligations of the Seller and the Purchaser under this
Section 12 shall survive any termination of this Agreement.

                           12.2     The parties agree that neither the payment
by the Seller or the Purchaser of any claim by the Escrow Agent for indemnification hereunder nor the disbursement of any amounts to the Escrow Agent from the Escrow Account in respect of a claim by Escrow Agent for indemnification shall impair, limit, modify, or affect, as between the Seller and the Purchaser, the respective rights and obligations of the Seller, on the one hand, and the Purchaser, on the other hand, under the Purchase Agreement.

                  13.      Miscellaneous Matters Concerning Escrow Agent.

                           13.1     The Escrow Agent shall be entitled to
refrain from taking any action contemplated by this Agreement in the event that it becomes aware of any disagreement between the parties hereto as to any facts or as to the happening of any contemplated event precedent to such action.

                           13.2     The Escrow Agent shall have no
responsibility or liability for any diminution in value of any assets held hereunder which may result from any investments or reinvestment made in accordance with any provision which may be contained herein.

                           13.3     The Escrow Agent shall be entitled to
compensation for its services hereunder as per Schedule B attached hereto, which is made a part hereof, and for reimbursement of its reasonable and documented out-of-pocket expenses including, but not by way of limitation, the fees and costs of attorneys or agents which it may find necessary to engage in the performance of its duties hereunder, all to be paid one half (1/2) by the Purchaser and one half (1/2) by the Seller, and the Escrow Agent shall have, and is hereby granted, a prior lien upon any property, cash, or assets of the Escrow Account, as the case may be, with respect to its unpaid fees and nonreimbursed expenses, superior to the interests of any other persons or entities. In the event any such compensation, expenses, fees or costs are drawn by the Escrow Agent from the Escrow Account, as the case may be, the Seller and the Purchaser each agree to make appropriate payment to the other party such that each party ultimately receives the amount of the Current Receivables Deposit that is entitled to receive without reduction or deduction for the other party's one half (1/2) share of such compensation, expenses, fees or costs.

                           13.4     The Escrow Agent shall be entitled and is
hereby granted the right to set off and deduct any unpaid fees and/or nonreimbursed expenses from amounts in the Escrow Account.

                           13.5     The Escrow Agent shall be under no
obligation to invest the deposited funds or the income generated thereby until it has received a Form W-9 or W-8, as applicable, from the Purchaser and the Seller, regardless of whether such party is exempt from reporting or withholding requirements under the Internal Revenue Code of 1986, as amended.

                           13.6     The Escrow Agent shall have only those
duties as are specifically provided herein, which shall be deemed purely ministerial in nature, and shall under no circumstance be deemed a fiduciary for any of the parties to this Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document between the other parties hereto, in connection herewith, including, without limitation, the Purchase Agreement. This Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Agreement or any other agreement.

                           13.7     The Escrow Agent shall have the right, but
not the obligation, to consult with counsel of choice and shall not be liable for action taken or omitted to be taken by the Escrow Agent in accordance with the advice of such counsel. If the Escrow Agent becomes involved in litigation on account of this Agreement, it shall have the right to retain counsel and shall have a first lien on the property deposited hereunder for any and all reasonable and documented out-of-pocket costs, attorneys' fees, charges, disbursements, and expenses in connection with such litigation; and shall be entitled to reimburse itself therefor out of the property deposited hereunder, and if it shall be unable to reimburse itself from the property deposited hereunder, the Purchaser and the Seller jointly and severally agree to pay to the Escrow Agent on demand its reasonable and documented out-of-pocket charges, counsel and attorneys' fees, disbursements, and expenses in connection with such litigation.

                           13.8     Any entity into which the Escrow Agent may
be merged, converted or with which the Escrow Agent may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any entity to which all or substantially all of the business of the Escrow Agent shall be transferred, shall succeed to all the Escrow Agent's rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                           13.9     In the event that any escrow property shall
be attached, garnished or levied upon by any court order (including, by bankruptcy), or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or entity, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

                           13.10    The Escrow Agent shall report to the
Internal Revenue Service, as of each calendar year-end, all income earned from the investment of the Escrow Account against the Purchaser or the Seller, whether or not said income has been distributed during such year, as and to the extent required by law. The Escrow Agent agrees, to the extent permitted by law, to make any such report as near as possible to the filing deadline therefor in order that it may report any income earned to the party which actually received the same. If the filing deadline for any calendar year shall occur prior to the distribution of such income, the Escrow Agent may report such income as earned by the Purchaser. Any tax returns required to be prepared and filed will be prepared and filed by the party which is reported to have received such income with the Internal Revenue Service in all years income is earned, whether or not income is received or distributed in any particular tax year, and Escrow Agent shall have no responsibility for the preparation and/or filing or any tax return with respect to any income earned by the Escrow Account. Any taxes payable on income earned from the investment of the Escrow Account shall be paid by the party which is reported to have received such income, whether or not the income was distributed by the Escrow Agent during any particular year. The Escrow Agent shall have no obligation to pay any taxes or estimated taxes. After the Escrow Account and the income earned thereon has been distributed by the Escrow Agent, the parties agree to cooperate and to file any amended reports which may be necessary in order to correct any filings with the Internal Revenue Service which reported income as having been earned by a party which did not actually receive such income.

                  14. Entire Agreement. This Agreement and the Purchase Agreement contain the entire agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements, written or oral, with respect thereto.

                  15. Amendment; Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by the Seller, the Purchaser and the Escrow Agent. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

                  16. Governing Law. This Agreement and all Claims with respect thereto shall be governed by and construed in accordance with federal bankruptcy law, to the extent applicable, and, where state law is implicated, the laws of the State of New York without regard to any conflict of laws rules thereof that might indicate the application of the laws of any other jurisdiction.

                  17.      Consent to Jurisdiction; Service of Process.

                           17.1     Consent of Jurisdiction. The Purchaser and
the Seller irrevocably and unconditionally consent to submit to the jurisdiction of the Bankruptcy Court for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating hereto except in the Bankruptcy Court).

                           17.2     Service of Process. Any and all service of
process and any other notice in any such Claim shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

                  18.      WAIVER OF JURY TRIAL.

                           18.1     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY
CONTROVERSY THAT MAY ARISE UNDER OR IN CONNECTION WITH THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY.

                           18.2     EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT
(i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE WAIVER IN SECTION 18.1, (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) SUCH PARTY MAKES SUCH WAIVER VOLUNTARILY AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, AGREEMENTS AND CERTIFICATIONS IN SECTION 18.1 AND THIS SECTION 18.2.

                  19. Assignment. This Agreement shall not be assigned without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller and the Purchaser). Notwithstanding the foregoing, no assignment of the interest of any of the parties hereto shall be binding upon the Escrow Agent unless and until reasonable written evidence of such assignment shall be delivered to the Escrow Agent.

                  20. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                  21. Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                           PURCHASER:

                                           CALLAWAY GOLF COMPANY

                                           By:__________________________________
                                              Name:
                                              Title:

                                           SELLER:

                                           THE TOP-FLITE GOLF COMPANY

                                           By:__________________________________
                                              Name:
                                              Title:

                                           ESCROW AGENT:

                                           [U.S. BANK NATIONAL ASSOCIATION]

                                           By:__________________________________
                                              Name:
                                              Title:

                                   SCHEDULE A

                           ESCROW ACCOUNT INFORMATION

[U.S. Bank National Association]
ABA# [_____________________]
Account #[_________________]
ATTN: [______________________]
Re: [Account Name, NCS #]

                                   SCHEDULE B

                                  FEE SCHEDULE

               Annual Charge(1)                              [_________]

---------------------------
(1) The annual charge shall be paid only for any year in which the Escrow Agent shall hold funds in escrow in respect of the Escrow Account.

                                   SCHEDULE C

                            CERTIFICATE OF INCUMBENCY

                  The undersigned, (i) the duly elected, qualified and acting ___________________ of Callaway Golf Company, a Delaware corporation (the "Purchaser"), and [(ii) the duly elected, qualified and acting ________ of The Top-Flite Golf Company, a Delaware corporation (the "Seller")], each hereby certifies that he/she is authorized to execute this Certificate and further certifies that, as of the date hereof, each is authorized to sign and deliver all notices, agreements, documents, instruments and certificates to be executed and delivered by the Purchaser and the Seller, as the case may be, required or permitted to be delivered pursuant to that certain Indemnity Agreement, dated as of _____, 2003, by and among the Purchaser, the Seller and [U.S. Bank National Association ] or in connection therewith, and that the signature appearing above his/her name is his/her true and genuine signature.

                  IN WITNESS WHEREOF, the undersigned have signed this Certificate this ___- day of __________, 200_.

                                           CALLAWAY GOLF COMPANY

                                           _____________________________________
                                           Name:
                                           Title:

                                           THE TOP-FLITE GOLF COMPANY

                                           _____________________________________
                                           Name:
                                           Title:

                                                                     Exhibit G-1

                                    [FORM OF]
                             DOMAIN NAME ASSIGNMENT

         This Domain Name Assignment (this "Assignment") is made as of ____, 2003 by and among The Top-Flite Golf Company (f/k/a Spalding Sports Worldwide, Inc.), a Delaware corporation a Delaware corporation and LISCO Sports, Inc. a Delaware corporation, (collectively "Assignors"), and Callaway Golf Company, a Delaware corporation ("Assignee").

                                    RECITALS

         A. The Top-Flite Company (f/k/a Spalding Sports Worldwide, Inc.) and Callaway Golf Company have entered into the Asset Purchase Agreement dated as of June 30, 2003 (the "Purchase Agreement").

         B. Pursuant to Section 1.1 of the Purchase Agreement, Assignors desire to assign to Assignee, and Assignee desires to acquire all of Assignors' right, title, and interest in and to all of the domain name registrations listed on Exhibit A attached hereto and incorporated herein, (ii) any intellectual property rights in such domain names, including the goodwill of the business symbolized thereby and (iii) any associated numerical internet protocol address related thereto (collectively, the "Assigned Domain Names").

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing premises, the covenants and agreements contained in the Purchase Agreement and in this Assignment, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to implement the assignment of Intellectual Property required by the Purchase Agreement, Assignors hereby agree as follows:

         1. Capitalized terms used but not defined in this Assignment shall have the meanings ascribed to such terms in the Purchase Agreement.

         2. Assignors do hereby sell, transfer, convey, assign, grant, set over and deliver to Assignee, and Assignee hereby accepts, all of Assignors' right, title, and interest in and to the Assigned Domain Names, free and clear of all liens, mortgages, options, charges, title defects, security interests and similar encumbrances, the same to be held by Assignee for Assignee's own use and enjoyment, and for the use and enjoyment of Assignee's successors, assigns, designees, nominees and other legal representatives, as fully and entirely as the same would have been held and enjoyed by Assignors if this Assignment and sale had not been made, together with all causes of action (in law or equity), claims, demands and any other rights for, or arising from any past, present or future infringement, of the Assigned Domain Names, along with the right to sue for and collect any damages for the use and benefit of Assignee and Assignee's successors, assigns, designees, nominees and other legal representatives.

         3. Assignors represent, warrant, and covenant that the execution and delivery of this Assignment does not breach any agreement to which an Assignor is a party, and Assignors have not entered into, and will not enter into, any oral or written agreement in conflict with this Assignment.

         4. As may be requested by Assignee or its designees or other legal representatives from time to time after the date hereof, Assignors agree to assist Assignee, or Assignee's successors, assigns, designees, nominees or other legal representatives, in a commercially reasonable manner, without further consideration, to (i) evidence, record, and perfect the assignment of the Assigned Domain Names and (ii) secure Assignee's rights in the Assigned Domain Names, including, but not limited to, the execution, delivery and filing of all applications, specifications, oaths, assignments, powers-of-attorney, and similar instruments that Assignee deems reasonably necessary to assign and convey to Assignee, or Assignee's successors, assignees, designees, nominees or other legal representatives, all right, title and interest in and to the Assigned Domain Names.

         IN WITNESS WHEREOF, this Assignment has been executed as of the day and year first written above.

                                           ASSIGNORS:

                                           THE TOP-FLITE GOLF COMPANY

                                           By:__________________________________
                                           Name:________________________________

                                           Title:_______________________________

                                           LISCO SPORTS COMPANY, Inc.

                                           By:__________________________________
                                           Name:________________________________

                                           Title:_______________________________

                                           ASSIGNEE:

                                           CALLAWAY GOLF COMPANY

                                           By:__________________________________
                                           Name:________________________________

                                           Title:_______________________________

                        ACKNOWLEDGEMENT BY NOTARY PUBLIC

State of _______________

County of _____________

         On this ____________ day of _________, 2003, before me, the undersigned Notary Public, personally appeared ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same.

Seal:                              Signature:___________________________________

                                   Name:                       , Notary Public

                                    EXHIBIT A

                                                                     Exhibit G-2

                                    [FORM OF]
                                PATENT ASSIGNMENT

         This Patent Assignment (this "Assignment") is made as of _____, 2003 by and between The Top-Flite Golf Company (f/k/a Spalding Sports Worldwide, Inc.), a Delaware corporation, ("Assignor"), and Callaway Golf Company, a Delaware corporation ("Assignee").

                                    RECITALS

         A. Assignor and Assignee have entered into the Asset Purchase Agreement dated as of June 30, 2003 (the "Purchase Agreement").

         B. Pursuant to Section 1.1 of the Purchase Agreement, Assignor desires to assign to Assignee, and Assignee desires to acquire all of Assignor's right, title, and interest in and to all of the issued patents and pending patent applications listed on Exhibit A hereto (collectively, the "Assigned Patents").

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing premises, the covenants and agreements contained in the Purchase Agreement and in this Assignment, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to implement the assignment of Intellectual Property required by the Purchase Agreement, Assignor hereby agrees as follows:

         1. Capitalized terms used but not defined in this Assignment shall have the meanings ascribed to such terms in the Purchase Agreement.

         2. Assignor does hereby sell, transfer, convey, assign, grant, set over and deliver to Assignee, and Assignee hereby accepts, all of Assignor's right, title, and interest in and to the Assigned Patents, free and clear of all liens, mortgages, options, charges, title defects, security interests and similar encumbrances, the same to be held by Assignee for Assignee's own use and enjoyment, and for the use and enjoyment of Assignee's successors, assigns, designees, nominees and other legal representatives, as fully and entirely as the same would have been held and enjoyed by Assignor if this Assignment and sale had not been made, together with all causes of action (in law or equity), claims, demands and any other rights for, or arising from any past, present or future infringement, of the Assigned Patents, along with the right to sue for and collect any damages for the use and benefit of Assignee and Assignee's successors, assigns, designees, nominees and other legal representatives.

         3. Assignor represents, warrants, and covenants that the execution and delivery of this Assignment does not breach any agreement to which Assignor is a party, and Assignor has not entered into, and will not enter into, any oral or written agreement in conflict with this Assignment.

         4. As may be requested by Assignee or its designees or other legal representatives from time to time after the date hereof, Assignor agrees to assist Assignee, or Assignee's successors, assigns, designees, nominees or other legal representatives, in a commercially reasonable manner, without further consideration, to (i) evidence, record, and perfect the assignment of the Assigned Patents and (ii) secure Assignee's rights in the Assigned Patents, including, but not limited to, the execution, delivery and filing of all applications, specifications, oaths, assignments, powers-of-attorney, and similar instruments that Assignee deems reasonably necessary to assign and convey to Assignee, or Assignee's successors, assignees, designees, nominees or other legal representatives, all right, title and interest in and to the Assigned Patents.

         5. Assignor hereby authorizes and requests the United States Patent and Trademark Office and any corresponding foreign office whose duty it is to issue, certify, or assign registrations or applications for patents to issue, certify or assign as appropriate, the same to Assignee and Assignee's successors, assigns, designees, nominees and other legal representatives in accordance with the terms of this Assignment.

         IN WITNESS WHEREOF, this Assignment has been executed as of the day and year first written above.

                                           ASSIGNOR:

                                           THE TOP-FLITE GOLF COMPANY

                                           By:__________________________________
                                           Name:________________________________

                                           Title:_______________________________

                                           ASSIGNEE:

                                           CALLAWAY GOLF COMPANY

                                           By:__________________________________
                                           Name:________________________________

                                           Title:_______________________________

                        ACKNOWLEDGEMENT BY NOTARY PUBLIC

State of _______________

County of _____________

         On this ____________ day of _________, 2003, before me, the undersigned Notary Public, personally appeared ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same.

Seal:                             Signature:____________________________________

                                  Name:                        , Notary Public

                                    EXHIBIT A

                                                                     Exhibit G-3

                                    [FORM OF]
                              TRADEMARK ASSIGNMENT

         This Trademark Assignment (this "Assignment") is made as of _____, 2003 by and among The Top-Flite Golf Company (f/k/a Spalding Sports Worldwide, Inc.), a Delaware corporation and LISCO Sports, Inc. a Delaware corporation, (collectively "Assignors"), and Callaway Golf Company, a Delaware corporation ("Assignee").

                                    RECITALS

         A. The Top-Flite Company (f/k/a Spalding Sports Worldwide, Inc.) and Callaway Golf Company have entered into the Asset Purchase Agreement dated as of June 30, 2003 (the "Purchase Agreement").

         B. Pursuant to Section 1.1 of the Purchase Agreement, Assignors desire to assign to Assignee, and Assignee desires to acquire all of Assignors' right, title, and interest in and to all of the trademark registrations and applications listed on Exhibit A, including all goodwill associated therewith, (collectively, the "Assigned Trademarks").

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing premises, the covenants and agreements contained in the Purchase Agreement and in this Assignment, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to implement the assignment of Intellectual Property required by the Purchase Agreement, Assignors hereby agree as follows:

         1. Capitalized terms used but not defined in this Assignment shall have the meanings ascribed to such terms in the Purchase Agreement.

         2. Assignors do hereby sell, transfer, convey, assign, grant, set over and deliver to Assignee, and Assignee hereby accepts, all of Assignors' right, title, and interest in and to the Assigned Trademarks, free and clear of all liens, mortgages, options, charges, title defects, security interests and similar encumbrances, the same to be held by Assignee for Assignee's own use and enjoyment, and for the use and enjoyment of Assignee's successors, assigns, designees, nominees and other legal representatives, as fully and entirely as the same would have been held and enjoyed by Assignor if this Assignment and sale had not been made, together with all causes of action (in law or equity), claims, demands and any other rights for, or arising from any past, present or future infringement, of the Assigned Trademarks, along with the right to sue for and collect any damages for the use and benefit of Assignee and Assignee's successors, assigns, designees, nominees and other legal representatives.

         3. Assignors represent, warrant, and covenant that the execution and delivery of this Assignment does not breach any agreement to which Assignors are a party, and Assignors have not entered into, and will not enter into, any oral or written agreement in conflict with this Assignment.

         4. As may be requested by Assignee or its designees or other legal representatives from time to time after the date hereof, Assignors agree to assist Assignee, or Assignee's successors, assigns, designees, nominees or other legal representatives, in a commercially reasonable manner, without further consideration, to (i) evidence, record, and perfect the assignment of the Assigned Trademarks and (ii) secure Assignee's rights in the Assigned Trademarks, including, but not limited to, the execution, delivery and filing of all applications, specifications, oaths, assignments, powers-of-attorney, and similar instruments that Assignee deems reasonably necessary to assign and convey to Assignee, or Assignee's successors, assignees, designees, nominees or other legal representatives, all right, title and interest in and to the Assigned Trademarks.

         5. Assignors hereby authorize and request the United States Patent and Trademark Office and any corresponding foreign office whose duty it is to issue, certify, or assign registrations or applications for trademarks or service marks to issue, certify or assign as appropriate, the same to Assignee and Assignee's successors, assigns, designees, nominees and other legal representatives in accordance with the terms of this Assignment.

               [THE REMAINDER OF THIS PAGE INTENTIONAL LEFT BLANK]

         IN WITNESS WHEREOF, this Assignment has been executed as of the day and year first written above.

                                           ASSIGNORS:

                                           THE TOP-FLITE GOLF COMPANY

                                           By:__________________________________
                                           Name:________________________________

                                           Title:_______________________________

                                           LISCO SPORTS COMPANY, Inc.

                                           By:__________________________________
                                           Name:________________________________

                                           Title:_______________________________

                                           ASSIGNEE:

                                           CALLAWAY GOLF COMPANY

                                           By:__________________________________
                                           Name:________________________________

                                           Title:_______________________________

                        ACKNOWLEDGEMENT BY NOTARY PUBLIC

State of _______________

County of _____________

         On this ____________ day of _________, 2003, before me, the undersigned Notary Public, personally appeared ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same.

Seal:                            Signature:_____________________________________

                                 Name:                         , Notary Public

                                    EXHIBIT A

                                                                     EXHIBIT H-1


                  CONSULT YOUR LAWYER BEFORE SIGNING THIS INSTRUMENT - THIS
                         INSTRUMENT SHOULD BE USED BY LAWYERS ONLY

             THIS INDENTURE, made on

             BETWEEN

             The Top-Flite Golf Company, Inc. (formerly known as Spalding & Evenflow Companies, Inc.), a Delaware corporation having an address at 422 Meadow Street, Chicopee, MA 01013

             PARTY OF THE FIRST PART, AND

             PARTY OF THE SECOND PART,

             WITNESSTH, that the party of the first part, in consideration of Ten Dollars and other valuable consideration paid by the party of the second part, does hereby grant and release unto the party of the second part, the heirs or successors and assigns of the party of the second part forever.

             ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the

             County of Fulton, City of Gloversville, State of New York and being more particularly described in Exhibit A attached hereto.

             TOGETHER with all right, title and interest, if any, of the party of the first part in and to any streets and roads abutting the above described premises to the center lines thereof; TOGETHER with the appurtenances and all the estate and rights of the party of the first part in and to said premises; TO HAVE AND TO HOLD the premises herein granted unto the party of the second part, the heirs or successors and assigns of the party of the second part forever.

             AND the party of the first part convenants that the party of the first part has not done or suffered anything whereby the said premises have been encumbered in any way whatever, except as aforesaid.

             AND the party of the first part, in compliance with Section 13 of the Lien Law, covenants that the party of the first part will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose. The word "party" shall be construed as if it read "parties" whenever the sense of this indenture so requires.

             IN WITNESS WHEREOF, the party of the first part has duly executed this deed the day and year first above written.

             IN PRESENCE OF:

                   ACKNOWLEDGMENT IN NEW YORK STATE (RPL 309-a)

STATE OF NEW YORK, COUNTY OF                                                SS.:

On                            before me, the undersigned, personally appeared

personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                      __________________________________________________________
                     (Signature and office of individual taking acknowledgment)

               ACKNOWLEDGMENT OUTSIDE NEW YORK STATE (RPL 309-D)

STATE OF                         COUNTY OF                                  SS.:

On                      before me, the undersigned, personally appeared

personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in

(insert city or political subdivision and state or county or other place acknowledgment taken)

                       _________________________________________________________
                      (signature and office of individual taking acknowledgment)

                             BARGAIN AND SALE DEED
                      WITH COVENANT AGAINST GRANTOR'S ACTS

TITLE NO.__________________

                                       TO

                   ACKNOWLEDGMENT BY SUBSCRIBING WITNESS(ES)

STATE OF                                                                    SS.:
COUNTY OF

On                              before me, the undersigned, personally appeared

the subscribing witness(es) to the foregoing instrument, with whom I am personally acquainted, who, being by me duly sworn, did depose and say that he/she/they reside(s) in (if the place of residence is in a city, include the street and street number, if any, thereof);

that he/she/they know(s)

to be the individual(s) described in and who executed the foregoing instrument; that said subscribing witness(es) was(were) present and saw said execute the same; and that said witness(es) at the same time subscribed his/her/their name(s) as a witness(es) thereto.

([ ] If taken outside New York State insert city or political subdivision and state or country or other place acknowledgment taken. And that said subscribing witness(es) made such appearance before the undersigned in
________________________________________________________________________________
_______________________________________________________________________________)

                      __________________________________________________________
                      (signature and office of individual taking acknowledgment)

SECTION
BLOCK
LOT
COUNTY OR TOWN

                               RETURN BY MAIL TO:

                                                           Zip No.

Reserve this space for use of Recording Office.

                                    EXHIBIT A

PARCEL ONE: All that piece or parcel of land situate, lying and being in the City of Gloversville, County of Fulton and State of New York.

Beginning at a point said point lies N 8 degrees 05'10" E. 762.17 feet and S 62 degrees 13'55" E 299.26 feet from a reference point being an iron pipe marking the most southeast corner of lands now or formerly of Potter (Book 564 Page 981) said point of beginning also lies N 82 degrees 13'55" W 146.79 feet from the curved margin of Corporate Drive; thence N 7 degrees 46'05" E 542.11 feet to a point; thence S 82 degrees 13'55" E 600.00 feet along the south line of lands now or formerly of Asset Investment Services Co. (Book 601 page 96) to an iron pipe; thence S 7 degrees 46'05" W 430.00 feet to an iron pipe; thence N 82 degrees 13'55" W. 171.50 feet along the northerly margin of Corporate Drive to an iron pipe; thence along the margin of Corporate Drive on a curve to the left having a radius of 410.00 feet, a length of 310.27 feet and a chord of S.76 degrees 04'00" W. to a point; thence N. 82 degrees 13'55" W. 146.79 feet to the point or place of beginning. Containing 6.53 acres, more or less.

PARCEL TWO: Beginning at the southwesterly corner of Parcel One above; running thence N 82 degrees 13'55"W. 299.26' to other lands of the Fulton County Industrial Development Agency (conveyed by Gates Mills, Inc.); thence N 08 degrees 05'10" E. 542.12' to a point; thence S 82 degrees 13'55" E. 296.14' to the northwesterly point of Parcel One; thence S 07 degrees 46'05" W 542.11' along the west line of Parcel One to the point and place of beginning. Containing 3.70 acres, more or less.

                                                                     EXHIBIT H-2

TRANSFER OF LAND                                                Approved Form T1
Section 45 Transfer of Land Act 1958                Victorian Land Titles Office
Lodged by:
Name:             Allens Arthur Robinson           -----------------------------
Phone:            (03) 9614 1011                   MADE AVAILABLE/CHANGE CONTROL
Address:          530 Collins Street, Melbourne
Ref:              BTSM:30-520-2043                 Land Titles Office Use Only
Customer Code:    0951R                            -----------------------------

The transferor at the direction of the directing party (if any) transfers to the transferee the estate and interest specified in the land described for the consideration expressed and subject to the encumbrances affecting the land including any created by dealings lodged for registration before the lodging of this transfer.
--------------------------------------------------------------------------------
Land: (volume and folio reference)
Volume XXXX Folio XXXX

--------------------------------------------------------------------------------
Estate and Interest: (e.g. "all my estate in fee simple")
All its estate in fee simple

--------------------------------------------------------------------------------
Consideration:
The Transferee being entitled to the land under XXXX Bill of Sale between the Transferor and the Transferee dated XXXX.

--------------------------------------------------------------------------------
Transferor: (full name)
Top-Flite Australia Pty Ltd (ACN 004 114 407)

--------------------------------------------------------------------------------
Transferee: (full name and address including postcode)
Callaway XXXX [(ACN XXXX)] of XXXX

--------------------------------------------------------------------------------
Directing Party: (full name)
Nil

--------------------------------------------------------------------------------
Dated:
Execution and attestation:

--------------------------------------------------------------------------------
Approval No. 550026A          ORDER TO REGISTER              STAMP DUTY USE ONLY
                     Please Register and issue title to

T1

[OFFICE OF TITLES          Signed           Cust. Code:
VICTORIA STAMP]

                     THE BACK OF THIS FORM MUST NOT BE USED

ANNEXURE PAGE                                                   Approved Form A1
Transfer of Land Act 1958                           Victorian Land Titles Office

This is page 2          of Approved Form T1       dated                 between
Top-Flite Australia (ACN 004 114 407) as Transferor and and Calloway (ACN XXXX) as Transferee

Signatures of the parties

--------------------------------------------------------------------------------
PANEL HEADING

THE COMMON SEAL of TOP-FLITE
AUSTRALIA PTY LTD was affixed in the
presence of:

_______________________________________           ______________________________

Director Signature                                Director/Secretary Signature

_______________________________________           ______________________________

Print Name                                        Print Name

THE COMMON SEAL of CALLOWAY PTY
LTD was affixed in the presence of:

_______________________________________           ______________________________

Director Signature                                Director/Secretary Signature

_______________________________________           ______________________________

Print Name                                        Print Name

--------------------------------------------------------------------------------
Approval No. 550026A

A1

[OFFICE OF TITLES VICTORIA STAMP]

1. If there is insufficient space to accommodate the required information in a panel of the Approved Form insert the words "See Annexure Page 2" (or as the case may be) and enter all the information on the Annexure Page under the appropriate panel heading. THE BACK OF THE ANNEXURE PAGE IS NOT TO BE USED.

2. If multiple copies of a mortgage are lodged, original Annexure Pages must be attached to each.

3. The Annexure Pages must be properly identified and signed by the parties to the Approved Form to which it is annexed.

4. All pages must be attached together by being stapled in the top left corner.